Soccer99

Exhibit 10.57

CONTRATO DE ARRENDAMIENTO quecelebran por una parte, INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V.,representada en este acto por el Sr. Eduardo Mendoza Larios, en lo sucesivo referido como el “ARRENDADOR”, y SUNBANK DE MEXICO, S. de R.L. de C.V., representada en este acto por el Sr. Robert David George, en lo sucesivo referido como el “ARRENDATARIO” con la comparecencia y consentimiento de ESTERL1NE TECHNOLOGIES CORPORATION, en lo sucesivo referido como el “GARANTE”, y que formalizan al tenor de las siguientes DECLARACIONES y CLAUSULAS:

LEASE AGREEMENT entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V., herein represented by Mr. Eduardo Mendoza Larios, hereinafter referred to as “LESSOR”, and SUNBANK DE MEXICO, S. de R.L. de C.V., herein represented by Mr.Robert David George hereinafter referred to as “LESSEE”, with the presence and consent of ESTERLINE TECHNOLOGIES CORPORATION, hereinafter referred to as the “GUARANTOR”, that is formalized pursuant to the following RECITALS and CLAUSES.

DECLARACIONES	RECITALS

Declara en este acto el ARRENDADOR por conducto de su represente legal, el seńor Eduardo Mendoza Larios:	LESSOR hereby declares by means of its Legal Representative, Mr. Eduardo Mendoza Larios that:

I. Que su representada es una Sociedad Mercantil organizada y existente conforme a la Ley General de Sociedades Mercantiles, según acta constitutiva que consta en Escritura Pública número 13602, volumen 268, pasada ante la fe del Licenciado Macedonio E. Gutirrèz, entonces Notario Público Número Uno para la Ciudad de Mexicali, Baja Califomia, el 8 de agosto de 1955; la cual fue posteriormente modificada para cambiar la denominaciȯn de la empresa a Industrias Asociadas Maquiladoras S.A. de C.V., según Escritura Pública No. 229,855 del volumen 8945, protocolizada ante la fe del Lic. Francisco Lozano Noriega, Notario Público número Diez para la Ciudad de Mexico, Distrito Federal e inscrita bajo partida número 6077 de fecha 30 de septiembre de 1987 en la secciȯn de Comercio del Registro Público de la Propiedad y de Comercio en la Ciudad de Mexicali, Baja California, teniendo como objeto social, entre otros, el desarrollo y operaciȯn de Parques Industriales, en razón de lo cual opera, entre otros, el conocido como Parque Industrial Valle Bonito, ubicado en la Ciudad de Tijuana, Baja Califomia, documento que, marcado como Anexo “A1”, se agrega al presente Contrato como parte del mismo.

I. It is a company organized and existing under Mexican General Corporations Law, as per Charter of Incorporation evidenced in Public Instrument No. 13602, Volume 268, executed before Attorney Macedonio E. Gutierrez, Notary Public No. 1 in Mexicali, Baja Califomia, on August 8, 1955, which was thereafter amended to change the company’s name to Industrias Asociadas Maquiladoras, S.A de C.V. according to Public Instrument No. 229,855, volume 8945, executed before Attorney Francisco Lozano Noriega, Notary Public No. Ten in Mexico City, Federal District, registered under log entry number 6077, on September 30, 1987 in the Commerce Section of the Public Registry of Property and Commerce in the City of Mexicali, Baja Califomia, having as its corporate purpose, among others, the development and operation of Industrial Parks, by virtue of which it operates among others, the one known as Parque Industrial Valle Bonito, located in the City of Tijuana, Baja Califomia, Mexico, document attached herein as Exhibit “A1” and made a part hereof.

II. Que su representante legal, el señor Eduardo Mendoza Larios, tiene capacidad legal suficiente para actuar en su nombre y representación y obligarle en tèrminos del presente Contrato, según consta en Escritura Pública número 113,204, volumen 2799, de fecha 5 de julio del 2007, pasada ante la fe del Licenciado Luis Alfonso Vidales Moreno, Notario Público número 5 en la Ciudad de Mexicali, Baja Califomia, Mèxico, documento que marcado como Anexo “A2”, se agrega al presente como parte del mismo.

II. Its Legal Representative, Mr. Eduardo Mendoza Larios has sufficient legal capacity to act on its name and representation and to bind it in terms of this Agreement, as evidenced in Public Instrument No. 113,204, volume 2799, dated July 5, 2007, executed before Attorney Luis Alfonso Vidales Moreno, Notary Public No. 5 in the city of Mexicali, Baja California, Mexico, document attached herein as Exhibit “A2” and made a part hereof.

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III. Que es dueñio y puede disponer libremente de una porciόn de terreno, identificado como Lote 4, Manzana 121 en el Parque Industrial Valle Bonito en la ciudad de Tijuana, Baja California, México, con una superficie total de 23,655.829 m2 (Veintitrés mil seiscientos cincuenta y cinco 82/100 metros cuadrados), equivalentes a 254,628.98 pies cuadrados, (en lo sucesivo la “Superficie de Terreno”) y de las mejoras construidas en el mismo y que se detallarán más adelante en el presente, incluyendo pero no limitado al edificio modular ahi ubicado al que se identifica como “Edificio Duna” (en lo sucesivo referido como el “Edificio Duna”) con una “Superficie Arrendable” total de 129,165.00 (Ciento veintinueve mil ciento sesenta y cinco) Pies Cuadrados, el cual se compone de las siguientes secciones: Mόdulo 1 (en lo sucesivo el “Modulo 1”) con una superficie de 34,444.00 pies cuadrados, Mόdulo 2 (en lo sucesivo el “Modulo 2”) con una superficie de 34,444.00 pies cuadrados, Mόdulo 3 (en lo sucesivo el “Mόdulo 3”) con una superficie de 34,444.00 pies cuadrados y Mόdulo 4 (en lo sucesivo el “Mόdulo 4”) con una superficie de 25,833.00 pies cuadrados;

III. It is owner and may freely dispose of a portion of land, described as Lot 4, Block 121, at Valle Bonito Industrial Park in the city of Tijuana, Baja California, Mexico, with a total surface of 23,655.829 m2 (twenty three thousand six hundred and fifty five 82/100 square meters), equivalent to 254,628.98 square feet, (hereinafter referred to as the “Land Surface”) and of the improvements therein constructed as detailed hereinafter in the present document, including but not limited to the building therein located, which is identified as “Duna Building” (hereinafter referred to as the “Duna Building”) with a “Leasable Area” of 129,165.00 (One hundred twenty nine thousand one hundred sixty five) square feet, which is composed by the following sections: Module 1 (hereinafter referred to as “Module 1”) with a leasable area of 34,444.00 square feet, Module 2 (hereinafter referred to as “Module 2”) with a leasable area of 34,444.00 square feet, Module 3 (hereinafter referred to as “Module 3”) with a leasable area of 34,444.00 square feet and Module 4 (hereinafter referred to as “Module 4”) with a leasable area of 25,833.00 square feet;

El área sujeta a este Contrato de Arrendamiento corresponde a la “Superficie Arrendable” total es decir al “Edificio Duna” completo con todas y cada una de sus secciones. Para efectos de este contrato, el término “Propiedad Arrendada”, será entendido como: la parte proporcional de la “Superficie Arrendable” bajo posesiόn del ARRENDATARIO que el mismo vaya ocupando hasta el momento de la total ocupaciόn del Edificio Duna, según el programa de ampliaciόn y ocupaciόn que más adelante han acordado las partes y que a la fecha de inicio de este arrendamiento corresponde al Mόdulo 1 del Edificio Duna con una superficie arrendable de 34,444.00 (treinta y cuatro mil cuatrocientos cuarenta y cuatro) Pies Cuadrados,

The area subject to this Lease Agreement corresponds to the total “Leasable Area” that is to say the whole Duna Building with all its sections. For the purposes of this agreement the term “Leased Property”, will be understood as the proportional part of the Leasable Area under LESSEE’s possession as it happens to be occupied and up to the moment of total occupation of the Duna Building, according to the expansion and occupation program agreed ahead by the parties and that at the commencement date of this lease corresponds to the “Module 1” of the Duna Building which has a leasable area of 34,444.00 (thirty four thousand four hundred forty-four) Square Feet.

IV. El domicilio en el que tiene el principal asiento de sus operaciones es el ubicado en Kilόmetro 10.5 de la Carretera a San Luis Rio Colorado, en Mexicali, Baja California, México y que su Registro Federal de Contribuyentes es IAM 870622 MF4.

IV. The address at which it has its principal place of business is located at Kilometer 10.5 of highway to San Luis Rio Colorado, in Mexicali, Baja California, Mexico, and its Federal Taxpayers’ Registry number is IAM 870622 MF4.

V. Que es su intenciόn dar en arrendamiento la Propiedad Arrendada al ARRENDATARIO, de acuerdo a los términos y condiciones de este Contrato.	V. It is its intent to lease the Leased Property to LESSEE, pursuant to the terms and conditions of this Agreement.

Declara en este acto el ARRENDATARIO, por conducto de su representante legal:	LESSEE hereby declares by means of its Legal Representative:

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VI. Que acredita su legal existencia como Sociedad Mercantil, con la Escritura Pública de fecha 8 de febrero de 2002, número 45,821, del volumen 1,375, protocolizada ante la fe del Lic. Ricardo del Monte Núñez, Notario Público Número Ocho para la Ciudad de Tijuana, Baja California, México, cuya copia se agrega al presente marcada como Anexo “B”, para formar parte integrante del mismo.

VI. That it evidences the legal existence as a Mercantile Corporation as per Public Instrument dated February 8, 2002, Number 45,821, volume 1,375, executed before Attorney Ricardo del Monte Núñez, Notary Public Number Eight in the city of Tijuana, Baja California, Mexico, a copy of which is attached herein as Exhibit “B” and made a part hereof.

VII. Que acredita la capacidad legal de su representante legal para comparecer a la firma del presente con facultades suficientes, mismas que no le han sido revocadas o de manera alguna modificadas, con la Escritura Pública de fecha 3 de noviembre de 2014, número 29,746, del volumen 509, protocolizada ante la fe del Lic. Xavier Ibáñez Aldana, Notario Público Número Uno para la Ciudad de Tijuana, Baja California, México, cuya copia se agrega al presente marcada como Anexo “B-1”, para formar parte integrante del mismo.

VII. That it evidences the legal capacity of LESSEE’S Representative to appear on its behalf with sufficient authority, same which has not been revoked or in any manner modified, with Public Instrument dated November 3, 2014, Number 29,746, volume 509, executed before Attorney Xavier Ibáñez Aldana, Notary Public Number One in the city of Tijuana, Baja California, Mexico, a copy of which is attached herein as Exhibit “B-1” and made a part hereof.

VIII. El domicilio en el que tiene el principal asiento de sus operaciones es Blvd. Insurgentes 19208-3, Col. Cerro Colorado, Tijuana, Baja California, C.P. 22223, Mexico, precisamente el de la Propiedad Arrendada, y que el Registro Federal de Contribuyentes del ARRENDATARIO es: SME020208GXA.

VIII. The address at which it has its principal place of business is Blvd. Insurgentes 19208-3, Col. Cerro Colorado, Tijuana, Baja California, C.P. 22223, Mexico, and LESSEE’S Federal Taxpayers Registry number is: SME020208GXA.

IX. Que es su intención arrendar del ARRENDADOR la Propiedad Arrendada que se describe en la Declaración III, de acuerdo a los términos y condiciones de este Contrato.	IX. It is LESSEE’S intent to lease from LESSOR the Leased Property described in Recital III, pursuant to the terms and conditions of this Agreement.

De acuerdo a lo anterior las partes otorgan las siguientes:	Pursuant to the above the parties agree as follows:

CLÁUSULAS	CLAUSES

I. OBJETO DE ESTE CONTRATO	I. SCOPE OF LEASE AGREEMENT.

A. En los términos y condiciones que se establecen más adelante, el objeto del presente Contrato es el siguiente: El ARRENDADOR da en arrendamiento al ARRENDATARIO y el ARRENDATARIO toma en arrendamiento del ARRENDADOR la Propiedad Arrendada descrita en la Declaración III del presents misma que en este acto se tiene por reproducida como si a la letra se insertare y que para mayor referencia se ilustra en el documento que marcado como Anexo “C”, y firmado de aceptación por las partes se agrega al presente formando parte integrants del mismo, con el fin de realizar en el mismo, exclusivamente las actividades industrials consistentes en la manufactura y ensamble de componentes electrónicos, inyección plástica, planchado de acero, maquinado y cualesquier otra actividad de manufactura o ensamble permitida conforme a la Legislación Aplicable.

A. On the terms and conditions set forth hereinafter, the scope of this Lease Agreement is as follows: LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR the Leased Property as described in Recital III above, same which is hereby considered reproduced as if literally inserted and that for further reference is detailed in the document marked as Exhibit “C”, and that accepted and signed by the parties, is attached hereto and made a part hereof, for the purpose of performing the manufacture and assembly of electronic components, plastic injection molding, steel plating, machining and any other manufacturing or assembly activity permitted in accordance with Applicable Law.

De conformidad con el siguiente programa de ampliación y ocupación forzoso para el ARRENDATARIO, al inicio del presente arrendamiento, el ARRENDATARIO toma en arrendamiento el Módulo 1 del Edificio Duna con una superficie de 34,444.00 (treinta y cuatro mil cuatrocientos cuarenta y cuatro) Pies Cuadrados.

According to the following expansion and obligatory occupation program for LESSEE, at the commencement of this Agreement, LESSEE leases the Module 1 of the Duna Building with an Area of 34,444.00 (thirty four thousand four hundred forty-four) Square Feet.

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A partir del inicio antes deschto, la Propiedad Arrendada será ampliada sucesivamente mediante la adición de los módulos restantes del Edificio Duna, según se detalla a continuación:	As from the starting point described above, the Leased Property shall be successively expanded by adding the remaining modules of the Duna Building as follows:

El Módulo 2 con una superficie de 34,444.00 pies cuadrados se integrará a la Propiedad Arrendada a partir del día primero de octubre de 2016.	The Module 2 with an area of 34,444.00 square feet will be integrated into Leased Property as from October 1, 2016.

El Módulo 3 con una superficie de 34,444.00 pies cuadrados se integrará a la Propiedad Arrendada a partir del día primero de octubre de 2017.	The Module 3 with an area of 34,444.00 square feet will be integrated into Leased Property as from October 1, 2017.

El Módulo 4 con una superficie de 25,833.00 pies cuadrados se integrará a la Propiedad Arrendada a partir del día primero de octubre de 2018.	The Module 4 with an area of 25,833.00 square feet will be integrated into Leased Property as from October 1, 2018.

En las fechas previstas, las partes levantarán un acta firmada por sus representantes legales en la que se hará constar la entrega de la posesión de cada uno de los módulos, con independencia de la anterior formalidad, la superficie de cada uno de los módulos referidos, empezará a generar rentas de forma automática en la fecha indicada para cada uno de ellos, sin importar que no se llegue a levantar la referida acta circunstanciada o que el ARRENDATARIO por causas diversas no imputables al ARRENDADOR, no llegaré a tomar posesión de cada uno de estos módulos.

On the scheduled dates, the parties will record a minute signed by their legal representatives which will attest the delivery of the possession of each one of the modules, notwithstanding the foregoing formality, the area of each one of the referred modules, will begin to generate rents automatically on the date indicated for each of them, notwithstanding that the referred minutes are not signed by LESSEE or that LESSEE does not take possession of the Modules for reasons that are not attributable to LESSOR.

El ARRENDATARIO en este acto otorga su consentimiento para el efecto de que el ARRENDADOR disponga libremente de los módulos restantes del Edificio Duna previamente y hasta el momenta en que estos deban ser ocupados por el ARRENDATARIO, separando la operación de ambas empresas con una pared divisoria y siendo responsabilidad del ARRENDADOR liberarlos en tiempo y forma y entregarlos en las condiciones acordadas con el ARRENDATARIO en caso de uso u ocupación diversa.

LESSEE hereby consents for LESSOR to freely dispose of the remaining modules of the Duna Building prior and up to the moment when these will be occupied by LESSEE, separating he operation of both companies with a dividing wall and being LESSOR’s responsibility to vacate them in a timely form and manner and to deliver them in the conditions agreed with LESSEE in case of giving them a diverse use or occupation.

Las partes acuerdan que la incorporación a la Propiedad Arrendada de los módulos aquí referidos, podrá llevarse a cabo de manera anticipada a la de las fechas previstas, previa solicitud por escrito del ARRENDATARIO al ARRENDADOR:

The parties agree that the incorporation to the Leased Property of the modules referenced herein, may take place with anticipation to the dates provided, prior written request by LESSEE to LESSOR:

a) Con al menos 6 meses de anticipación a la fecha en la que pretenda entrar en posesión del módulo que corresponda en caso de que el módulo referido se encuentre ocupado por algún arrendatario temporal del ARRENDADOR.

a) With at least 6 months of anticipation to the date on which it intends to take possession of the corresponding module a module in case such module is occupied by a temporary tenant of LESSOR’s.

b) Con al menos 30 días de anticipación a la fecha en la que pretenda entrar en posesión del módulo que corresponda, en caso de que dicho modulo se encuentre disponible y desocupado.	b) With at least 30 days of anticipation to the date on which it intends to take possession of the corresponding module if such module if vacant and unoccupied.

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Las partes deberán de celebrar un convenio modificatorio a este Contrato de Arrendamiento, en el que se acuerde la adición de cada módulo a la Propiedad Arrendada en fecha diversa a la aquí pactada, acordando las partes que de agregar el ARRENDATARIO anticipadamente a la Propiedad Arrendada el último módulo con el cual se ocupe la totalidad del Edificio Duna, se modifica automáticamente el Término de Arrendamiento a efecto de que concluya al transcurso de los 10 años forzosos y completos de arrendamiento, contados a partir de la toma de posesión del último módulo con el cual se ocupe el Edificio Duna de forma completa.

The parties shall celebrate an addendum to this Lease Agreement, which will agree the addition of each module to the Leased Property in a different date to the ones provided herein, agreeing the parties that in the event of an accelerated addition by LESSEE of the last module to occupy the whole Duna Building, the Lease Term will be automatically modified to the effect that the Lease Agreement will conclude at the end of the mandatory 10 (ten) years of lease counted as from the possession of the last module to occupy the whole Duna Building.

B. Derecho del Tanto. El ARRENDATARIO tendrá el Derecho del Tanto para el arrendamiento de las construcciones ubicadas en los inmuebles señalados en el Anexo “C2” del presente Contrato de Arrendamiento, precisando que dicho derecho del tanto se tendrá en segundo grado respecto de las construcciones que se puedan llevar a cabo en el inmueble identificado con el número “2”, debido a que se otorgó un derecho al tanto en primer grado a una tercera parte con anterioridad a la firma del presente contrato. Respecto al inmueble marcado con el número “1”, el derecho al tanto será en primer grado.

B. Right of First Refusal, LESSEE will have the right of first refusal to lease the constructions found in the lots detailed in Exhibit “C2” of this contract, stating that such right of first refusal will be granted in a second order regarding the constructions that can be made in the lot identified with the number “2”, due to the fact that a right of first refusal was granted to a third party before the signature of this agreement. With respect to the lot identified with the number “1”, the right of first refusal will be in first order.

En virtud de lo anterior las Partes acuerdan expresamente que durante el término inicial o sus prórrogas, en caso de que el ARRENDADOR reciba una oferta de algún tercero para rentar construcciones en los inmuebles referidos, el ARRENDADOR notificará inmediatamente por escrito al ARRENDATARIO, quien gozará de un periodo de 30 (treinta) dias naturales a efecto de ejercer su derecho del tanto para arrendar dicha construcción en las mismas condiciones generales establecidos en este Contrato, excepto del término de arrendamiento y la renta base que será negociada en dicho momento por las partes. Transcurrido dicho término sin que el ARRENDATARIO notifique por escrito su intención de ejercer su derecho del tanto, el ARRENDADOR estará facultado para disponer del inmueble respectivo de forma permanente y sin necesidad de volver a notificar al ARRENDATARIO.

As consequence the parties expressly agree that during the Initial Term or during its extensions, in case LESSOR receives an offer from a third party to rent on of such constructions, LESSOR shall immediately notify LESSEE in writing, who will enjoy of a period of 30 (Thirty) calendar days in order to exercise its right of first refusal to lease such construction under the same general conditions established in this contract except of the lease term and the base rent, that shall be negotiated in such moment by the parties. Passed such period of time without LESSEE’s written notification expressing its intention to exercise its right of first refusal, LESSOR will be authorized to freely dispose of such property permanently and without the need to notify LESSEE again.

II. CONSTRUCCIONES O MODIFICACIONES A LAS MEJORAS DEL ARRENDADOR.	II. CONSTRUCTIONS OR MODIFICATIONS TO IMPROVEMENTS BY LESSOR.

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A. EI ARRENDADOR a su costa ha construido, en la Superficie de Terreno, en cumplimiento de toda la normatividad aplicable, incluyendo pero no limitada a la de Salubridad e Higiene y al Reglamento del Parque Industrial, cuya copia firmada por las partes se agrega al presente como Anexo “D”, las mejoras a que se refiere la Declaracion III; La Propiedad Arrendada contará una serie de “Mejoras”, entendiendose como tales a las Instalaciones estructurales o de maquinaria, enseres, mobiliario e instrumentos disponibles dentro o fuera del Edificio Duna, entre las cuales serán proporcionadas por el ARRENDADOR (“Mejoras del ARRENDADOR”) las que se especifican en el Anexo “E” que firmado de aceptacion por las partes se anexa al presente contrato formando parte del mismo.

A. LESSOR at LESSOR’s own cost and expense has constructed in the Land Surface, in compliance with all applicable regulations, including but not limited to Health and Hygiene and with the Industrial Park Regulations, a copy of which, signed by the parties is attached hereto as Exhibit “D”, the improvements referred to in Recital III;. The Leased Property will feature a series of “Improvements”, to be understood as the structural installations, machinery, appliances, furniture and instruments available inside or outside the Duna Building, among which will be provided by LESSOR (“LESSOR’s Improvements”) the specified in Exhibit “E”, that duly accepted and executed by the parties is attached hereto and made a part hereof.

B. En caso de que el ARRENDATARIO requiera que el ARRENDADOR lleve a cabo cualesquier construcción o mejoras fuera de las definidas como las Mejoras del ARRENDADOR en la Propiedad Arrendada, dichas mejoras serán negociadas caso por caso y sujetas a un Contrato de Construcción adicional, mismo que se agregara al presente bajo el Anexo consecutivo correspondiente y para efectos del presente se denominarán las “Mejoras Contractuales”.

B. In the event that LESSEE requires LESSOR to perform any construction or improvements beyond the scope of LESSOR’s Improvements upon, such Improvements will be negotiated on a case by case basis and subject to a separate Construction Agreement, Which will be added to this Agreement to form part hereof, and which shall be identified with the corresponding Exhibit number and for purposes of this Agreement shall be identified as Contractual Improvements.

C.Las Mejoras Contractuales, o cualquier mejora autorizada por el ARRENDADOR, que incremente la superficie rentable dentro de la Propiedad Arrendada, es decir, que aumente la superficie utilizable dentro de la Propiedad Arrendada, cualquiera que sea su naturaleza, incluyendo pero no limitado a mezzanine, cafeteria, ampliacion de oficinas, almacenes, laboratorios, cuartos de máquinas, planta de producción y espacio de estacionamiento en adicion al espacio de estacionamiento asignado a la Propiedad Arrendada definida inicialmente, será considerada por las partes como superficie rentable, y por consiguiente como parte de la Propiedad Arrendada bajo este Contrato, por lo cual el valor de renta de la misma sera negociado oportunamente por el ARRENDADOR y el ARRENDATARIO, considerando la superficie, su naturaleza, materiales de construccion y acabados de la misma segun su destino. En cualquier caso, las anteriores precisiones y cualesquier otras necesarias acordarán por escrito que, firmado por las partes se agregará al presente bajo el Anexo consecutivo correspondiente.

C. The Contractual Improvements, or any improvement authorized by LESSOR that increases the leasable area within the Leased Property, meaning those ones that increase the usable area within the Leased Property, whatever its nature, Including but not limited to a mezzanine, cafeteria, expansion of offices, warehouses, lab rooms, machinery rooms, production floor; and parking space in addition to that parking space allocated within the initially defined Leased Property, will be considered by the parties as leasable area, and thus part of the Leased Property under this Agreement, for which rent value will be timely negotiated by LESSOR and LESSEE, considering the surface, its nature, construction materials and furnishings of the same, considering its purpose. In any event, all such precisions and others necessary shall be agreed to by means of a written document that, executed by the parties shall be attached hereto as the corresponding consecutive Exhibit to this Agreement to form part hereof.

D. Mejoras del Arrendatario. Cualquier otra mejora autorizada por el ARRENDADOR y que no sea Mejora Contractual según se identifica en el presente, será regulada por los lineamientos aplicables en cada caso, según se requiere y contiene en el Reglamento del Parque Industrial.

D. Tenant Improvements, Any other improvements authorized by LESSOR and that are not Contractual Improvements as identified herein, shall be governed by the guidelines applicable for each case, as required and contained in the Industrial Park Regulations.

E. Cualquier otra mejora adicional realizada tanto por el ARRENDADOR como por el ARRENDATARIO, deberá cumplir con las leyes, reglamentos y decretos Federales, Estatales y Municipales en materia de construcción y cualquier mandato aplicable al ARRENDATARIO.

E. Any additional improvement executed either by LESSOR and/or LESSEE shall comply with all Federal, State and Municipal laws, regulations and ordinances, regarding construction and any applicable ordinances of LESSEE.

F. El ARRENDADOR se reserva el derecho a utilizar los techos de la Propiedad Arrendada para alojar instalaciones y/o estructuras tales como antenas, paneles solares o estructuras de otro tipo; mismas que en ningún caso interferirán con las actividades y la operatividad del ARRENDATARIO, ni pondrán en riesgo los bienes, empleados, agentes, comisionistas, invitados o contratistas del ARRENDATARIO.

F. LESSOR reserves itself the right to use the roofs of the Leased Property to accommodate facilities and/or structures such as antennas, solar panels or other structures; same which in no case will interfere with the activities and the operation of the LESSEE, nor will put at risk the goods, employees, agents, commissioners, guests or contractors of the LESSEE.

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G. Las partes acuerdan que atendiendo a los requerimientos y necesidades especificas del ARRENDATARIO, el ARRENDADOR concede en este acto al ARRENDATARIO la disponibilidad de un presupuesto hasta por la cantidad máxima de $1’000,000.00 Dólares (Un millón 00/100 de Dólares, Moneda de Curso Legal en los Estados Unidos de América), mas el Impuesto al Valor Agregado, para el financiamiento de Mejoras Adicionales a la Propiedad Arrendada (“Mejoras Adicionales del ARRENDADOR”), mismo que podrá ser utilizado o no utilizado por el ARRENDATARIO, total o parcialmente según sus necesidades. Este presupuesto se podrá utilizar en cualquier momento por el ARRENDATARIO a partir de la firma del Arrendamiento hasta el 1 de octubre de 2018 (arrendamiento del Cuarto Módulo).

G. The parties agree that according to the requirements and specific needs of LESSEE LESSOR grants in this act to LESSEE the availability of a financing budget of up to the\ maximum amount of US $1’000,000.00 Dollars (One million 00/100 Dollars, Legal Currency of the United States of America), plus the corresponding Value Added Tax, for the financing of Additional Improvements to the Leased Property (hereinafter “LESSOR’s Additional Improvements”), same budget that can be used or not be used by LESSEE, totally or partially according to its needs. This budget may be used at any time by LESSEE from the execution of the Lease until October 1, 2018 (lease of the Fourth Module).

Dichas Mejoras Adicionales del ARRENDADOR serán exclusivamente mejoras a la Propiedad Arrendada y no mejoras para la producción o procesos del ARRENDATARIO, por ello estarán limitadas a oficinas administrativas, cafeteria, baños de producción, alumbrado en almacén, luces en muelles, o mejoras similares para beneficio de la Propiedad Arrendada y mismas que en ningún momento pasarán a propiedad del ARRENDATARIO.

Said LESSOR’S Additional Improvements will be exclusively improvements to the Leased Property and not improvements for the production or processes of LESSEE, therefore will be limited to Administrative offices, cafeteria, production restrooms, warehouse lighting, lights on docks or any similar improvement for the benefit of the Leased Property, same that shall in no case, become the property of LESSEE.

Ambas partes acordarán por escrito, qué mejoras serán construidas en la Propiedad Arrendada, asi como el precio de los trabajos a ejecutarse, todo dentro del presupuesto de $1’000,000.00 Dólares (Un millón 00/100 de Dólares, Moneda de Curso Legal en los Estados Unidos de América) señalado anteriormente. El ARRENDADOR realizará la contratación de las labores de ejecución de las mejoras, lo cual por lo que respecta a las mejoras diversas al Sistema Contra Incendios del edificio, asi como a la Subestación Eléctrica y al Sistema de Aire Acondicionado del primer módulo a ocupar que fueron requeridos por el ARRENDATARIO, se realizará previa validación del ARRENDATARIO de las propuestas que le presente el ARRENDADOR haciendo uso de su padrón de contratistas y proveedores, siempre que estas sean competitivas en costo, calidad y tiempos de entrega; Si el ARRENDATARIO no estuviese conforme con las propuestas presentadas podrá optar por elegir a contratista de su elección, caso en el que el ARRENDATARIO deberá vigilar la calidad de las mejoras asi como llevar a cabo las reclamaciones de garantias que resulten necesarias, aspectos de dichas mejoras que en ese caso no serian responsabilidad del ARRENDADOR. Al concluirse la obra, el ARRENDADOR deberá solicitar y obtener del ARRENDATARIO una certificación de terminación de obra. Concluida la vida úitil de las Mejoras Adicionales del ARRENDADOR, el ARRENDATARIO podrá optar por solicitar al ARRENDADOR financiamiento para el reemplazo de las mismas o por reempiazarlas con recursos propios.

Both parties will agree in writing, which improvements will be constructed on the Leased Property, as well as the price of the works to be executed, all within the US $1’000,000.00 Dollars (One million 00/100 Dollars, Legal Currency of the United States of America) budget referred to above. LESSOR will conduct the contracting of the works for execution of the improvements, in the understanding that, with respect to improvements other than the Fire Deterrent System for the building, as well as the Electrical Substation and the Air Conditioning System for the first module to be occupied, will be executed with the prior validation from LESSEE of the proposals presented by LESSOR making use of its database of contractors and suppliers, as long as these are competitive in cost, quality and delivery times. If LESSEE does not agree with the proposals presented, LESSEE shall be able to select a contractor of its choosing, in which case LESSEE shall inspect the quality of the improvements and also make any claim of warranties that might be needed. Upon completion of the work, LESSOR must request and obtain an acknowledgement of successful completion from LESSEE. Once the life span of the LESSOR’s Additional Improvements has ended, LESSEE may choose to request LESSOR financing for to replace such improvements or to replace them with its own resources.

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Las Mejoras Adicionales del ARRENDADOR no podrán exceder en valor al presupuesto señalado anteriormente y serán pagadas al ARRENDADOR por el ARRENDATARIO en amortizaciones mensuales pagaderas junto con la Renta Base, mismas que serán calculadas para ser cubiertas en 10 (diez) años, agregando un costo por financiamiento del 8% (ocho por ciento anual) de interés anual (en lo sucesivo referidos conjuntamente como los “Gastos de Mejoras del ARRENDADOR”) conforme se describe en el Anexo “F”. El ARRENDADOR conviene que el ARRENDATARIO llevará a cabo una revisión final de las especificaciones para los sistemas de aire acondicionado y electricidad identificados en el Anexo F para determinar si llenan los requisitos del ARRENDATARIO. Si, con base en esta revisión, el ARRENDATARIO solicita una modificación a dichas especificaciones que afecte el costo y/o tiempo de entrega y, tanto el ARRENDADOR como el ARRENDATARIO, están de acuerdo con tales cambios, entonces firmarán un adenda respecto al Anexo F y la Renta Adicional será modificada de conformidad.

The LESSOR’S Additional Improvements shall not exceed in value the budget defined above and will be paid to LESSOR by LESSEE in monthly installments along with the Base Rent, same to shall be calculated to be paid in 10 (Ten) years, and adding a financing cost of 8% (eight percent) of annual interest, (hereinafter collectively referred to as the “LESSOR’s Improvements Expense”) as described in Exhibit “F”. LESSOR agrees that LESSEE will conduct a final review of the specifications for air-conditioning and electrical work identified in Exhibit “F” in order to determine if they suit LESSEE’s needs. If, based on such review, LESSEE requests changes in the specifications that affect the cost and/or completion timeline, and LESSOR and LESSEE mutually agree to such changes, then an addendum to Exhibit F will be executed by the parties and the Additional Rent shall be modified accordingly.

Los Gastos de Mejoras del ARRENDADOR serán pagados en 120 (Ciento veinte) amortizaciones que deberán ser cubiertas por el ARRENDATARIO al ARRENDADOR en calidad de Renta Adicional por Mejoras (la “Renta Adicional”) mensualmente durante el Término Inicial, junto con la Renta Base, por la cantidad que se determine en el addendum correspondiente. La Renta Adicional no estará sujeta a actualización anual según se detalla en la Cláusula IV, aunque si estará sujetaa las mismas penalidades por pago tardío que la Renta Base.

The LESSOR’s Improvements Expense will be covered in 120 (One hundred and twenty) amortizations, therefore LESSEE shall to pay to LESSOR an Additional Rent for Improvements (the “Additional Rent”) on a monthly basis during the Initial Term, together with the Base Rent for the amount determined in the corresponding addendum. The Additional Rent will be not subject to the annual increase detailed in Clause IV, but it will be subject to the same late payment fees established for the Base Rent.

En el suceso de que el ARRENDATARIO ejercite su derecho de prorrogar el término de arrendamiento por un periodo que exceda al necesario para cubrir los Gastos de Mejoras del ARRENDADOR, el ARRENDATARIO ya no deberá de continuar pagando la Renta Adicional, regresando únicamente al pago de la Renta Base por el resto del Término de Arrendamiento.

In the event that LESSEE exercises its right to extend the Lease Term for a period that exceeds the necessary term to cover the LESSOR’s Improvements Expense, LESSEE will no longer continue paying the Additional Rent, returning to the payment of only the Base Rent for the rest of the Lease Term.

En caso de que este Contrato de Arrendamiento sea concluido antes de que el ARRENDADOR haya cubierto los Gastos de Mejoras del ARRENDADOR, el ARRENDATARIO pagará al ARRENDADOR el importe no-recuperado (Calculado de restar a las 120 amortizaciones de por los Gastos de Mejoras del ARRENDADOR el número de amortizaciones pagadas como Renta Adicional hasta la fecha de terminación) junto con la última renta mensual pagadera, sin necesidad de requerimiento formal alguno.

In the event this Lease Agreement is terminated before LESSOR has fully covered the LESSOR’s Improvement Expense, LESSEE shall pay LESSOR the un-recouped amount (Calculated by deducting from the 120 amortizations of the LESSOR’s Improvement Expense the number of amortizations paid as Additional Rent as of the termination date) along with its last payment of monthly rent, without the need of special request.

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H. Adicionalmente a lo establecido en la letra que antecede, el ARRENDADOR ha concedido al ARRENDATARIO la cantidad de $200,000.00 Dólares (Doscientos mil Dólares, Moneda de Curso Legal en los Estados Unidos de América) para el exclusive fin de mejoramiento del sistema contra incendios del edificio; la cantidad excedente del costo del sistema contra incendios será aportada por el ARRENDADOR y pagada por el ARRENDATARIO mediante una Renta Adicional que será calculada, cubierta y sancionada bajo las mismas reglas previstas en la sección anterior de esta Cláusula respecto a los Gastos de Mejoras del ARRENDADOR.

H. Additionally to what was granted in the previous letter, LESSOR has granted LESSEE the amount of $200,000.00 Dollars (two hundred thousand Dollars, Legal Currency of the United States of America) for the exclusive purpose of improving the Fire Deterrent System of the building; the exceeding amount of the cost of the Fire Deterrent System will be paid by LESSOR and paid by LESSEE as an Additional Rent that will be calculated, covered and sanctioned under the rules provided in the previous section of this Clause regarding the LESSOR’s Improvement Expense.

El ARRENDATARIO será responsable del mantenimiento del Sistema Contra Incendios, debiendo mantener una bitácora de mantenimiento a disposición del ARRENDADOR incluyendo comprobantes de haber realizado el mantenimiento del mismo en la forma y periodicidad necesaria conforme al proveedor y las garantías del sistema.

LESSEE will be responsible of the maintenance of the Fire Deterrent System, having to keep a maintenance log at LESSOR’s disposition, including evidence of having executed its maintenance in the form and regularity necessary according to its supplier and the warranties of the system.

III.- TÉRMINO DEL ARRENDAMIENTO Y FECHA DE INICIO DE VIGENCIA.	III. LEASE TERM AND COMMENCEMENT DATE.

A. Contrato de Arrendamiento. Este Contrato estará en vigor desde la fecha de su suscripción y continuará vigente hasta que sea terminado en la forma prevista en el presente. La expresión “Término de Arrendamiento” según se utiliza de aquí en adelante, significará el período completo de ocupación del inmueble arrendado.

A. Lease Agreement. This Lease Agreement shall be effective from the date of execution hereof until the same is terminated as provided hereinafter. The complete period of tenancy of the Leased Property shall be referred to hereinafter as the “Lease Term”.

B. Término. El término inicial de arrendamiento (“Término Inicial”) será forzoso para las partes y comenzará el día 1 de septiembre de 2015, misma fecha que será considerada y denominada en lo sucesivo como “Fecha de Entrega” y terminará el día 30 de Septiembre de 2028. Los Pagos por concepto de renta empezaran a correr a partir del 1 de enero de 2016, misma fecha que será considerada y denominada en lo sucesivo como “Fecha de Inicio”. De conformidad con lo anterior, EL ARRENDATARIO gozará de la Ocupación Benéfica (en lo sucesivo la “Ocupación Benéfica”) de la Propiedad Arrendada del 1 de septiembre de 2015 al 1 de enero de 2016 sin la obligación del pago de renta. El Término Inicial del Arrendamiento es obligatorio para las partes.

B. Term. The initial term of this lease (“Initial Term”) will be mandatory for the parties and shall commence on September 1, 2015, same date which shall be considered as and hereinafter referred to as “Possession Date” and shall end on September 30, 2028. Payment of rents will commence as of January 1, 2016, same date which shall be considered as and hereinafter referred to as the “Commencement Date” Accordingly, LESSEE will have Beneficia Occupancy of the Leased Property from September 1, 2015 to January 1, 2016, without the obligation of paying rent. The Initial Term of the Lease will be mandatory for the parties.

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Las partes acuerdan que en la Fecha de Entrega levantaran un acta en los términos de la Cláusula I y que, en el suceso de que la Propiedad Arrendada no se encuentre en condiciones de ser entregada al ARRENDATARIO en la “Fecha de Entrega”, las fechas establecidas en el párrafo anterior serán trasladadas el mismo número de días que resulten necesarios para que inicie la Ocupación Benéfica del ARRENDATARIO y la “Fecha de Inicio”, comprometiéndose las partes desde este momento a celebrar un Addendum a este Contrato de Arrendamiento en el cual se hagan constar las nuevas fechas bajo las que se regirá

este contrato.

The parties agree that on the Possession Date prepare minutes evidencing delivery in the terms of Clause I and that, in case the Leased Property is not in conditions to be delivered to LESSEE on the “Possession Date”, the dates established in the previous paragraph will be moved the same number of days that are required for the beginning of LESSEE’s Beneficial Occupancy and the Commencement Date, agreeing the parties from this moment to execute an Addendum to the Lease Agreement to fix the new dates that will govern this agreement.

C. Año de Arrendamiento. El término “Año de Arrendamiento” según se utiliza de aqui en adelante, significará un periodo de doce (12) meses consecutivos completos de calendario. El primer Año de Arrendamiento comenzará en la fecha de Inicio. Cada Año de Arrendamiento posterior, comenzará a partir del primer aniversario del primer Año de Arrendamiento.

C. Lease Year. The term “Lease Year” as used herein, shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date Each Lease Year thereafter, shall commence upon the first anniversary of the First Lease Year.

D. Opción para Prorrogar. El ARRENDATARIO tiene la opción de solicitar la renovación del Contrato de Arrendamiento en los términos, condiciones y rentas establecidos en el presente, por dos (2) periodos adicionales minimo de cinco (5) años cada uno(“Prórroga”), mediante aviso por escrito dado al ARRENDADOR con no menos de ciento ochenta (180) dias naturales de anticipatión al vencimiento del Término Inicial de este Contrato de Arrendamiento o su Prórroga, según sea el caso, siempre y cuando el ARRENDATARIO esté al corriente en el pago de la renta y cualesquier otra obligación a su cargo en los términos del presente Contrato. Las partes convienen que por falta de notificatión en tiempo y forma para ejercer la Prórroga aqui referida, se entiende que el ARRENDATARIO no tiene intención de extender el Término del Arrendamiento y en consecuencia, el ARRENDATARIO, sin que el ARRENDADOR se lo requiera, habrá de proceder, inmediatamente después de la expiración del Término Inicial o de su Prórroga, según sea el caso, a desocupar la Propiedad Arrendada sin mayor trámite que lo establecido en este contrato.

D. Option To Extend. LESSEE shall have the right to request the extension of the term of this Lease Agreement upon the terms, conditions and rents set forth herein, for two (2) additional period of a minimum of five (5) years each, (“Extended Term”), by giving written notice to LESSOR not less than one hundred and eighty (180) calendar days prior to the expiration of the Initial Term of this Lease Agreement or its Extended Term, as the case may be, so long as LESSEE is not then in default in payment of rent or of any other obligation hereunder. The parties hereby agree that by the lack of timely and formal notice to exercise the Extended Term herein referred, is understood that LESSEE does not intend to extend the Lease Term and consequently, LESSEE shall, upon expiration of the Initial Term or the Extended Term, as the case may be, immediately proceed to leave the Leased Property without LESSOR having to request and with no further proceeding than that herein contained.

La cuota de Renta Base en caso de prórroga será establecida en base a una renta justa de mercado prevaleciente en la zona industrial donde se ubica la Propiedad Arrendada (Submercado de “El Florido” en Tijuana, Baja California, México) para edificios equiparables y entorno industrial equiparable. La cuota de renta justa de mercado será definida como la renta a la fecha de renovación para espacios vacantes en edificios de calidad y antigüedad comparable (construidos entre los años 2014 y 2016) para arrendatarios de dimensiones similares, calidad crediticia y prestigio, considerando a su vez, el tipo y plusvalia del Complejo o Parque Industrial donde se ubiquen y que el edificio cuente con un sistema contra incendios valuado en la cantidad de US$ 200,000.00 Dólares. La cuota de renta justa de mercado deberá de considerar en su determinación todas las disposiciones de arrendamiento comparables, incluyendo pero no limitándose, a las disposiciones de mercado para subsidios de mejoras, los costos de adquisición de arrendatarios, comisiones, renta gratuita, otras concesiones de arrendamiento, plazo de arrendamiento, escalas en la tasa de arrendamiento y gastos de operación e impuestos. La renta base determinada para la prórroga se ajustará anualmente, durante el término de la misma, de la forma prevista para el término inicial.

The Base Rent rate in case of an extension will be established according to the prevailing fair market rental rate in the industrial zone where the Leased Property its located (Submarket of “El Florido” Industrial Zone in Tijuana, Baja California, México) for similar buildings. The fair market rental rate shall be defined as the rental rate at the time of lease renewal for vacant space in buildings of comparable quality and age (built between the years 2014 and 2016) for tenants of similar size, credit quality and prestige, considering also, the type and added value of the Industrial Park or Complex where its located and that is equipped with a fire deterrent system valued in US $200,000.00 Dollars. The prevailing market rental rate shall consider in its determination all comparable lease provisions, including but not limited, to the market provisions for improvement allowances, tenant procurement costs, commissions, free rent, other lease concessions, lease term, lease rate escalations and operating expenses and taxes. The base rent determined for the extension will be increased annually, during such extension, as provided for every anniversary during initial term.

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Cualquier desavenencia que deriven respecto de la determinación de la cuota de renta justa de mercado y no pueda ser resuelta por las partes después de esfuerzos razonables y con por lo menos 120 (ciento veinte dias) previos al inicio de la prorroga correspondiente, podrá ser resuelta definitivamente según lo acuerden las partes: (i) mediante la intervención del Broker (agente inmobiliario) que participó en la negociación de este contrato; o, (ii) de acuerdo con las Reglas de Arbitraje del Centro de Arbitraje de México (CAM), por un árbitro nombrado conforme a dichas Reglas el lugar de arbitraje será en la Ciudad de Tijuana, Baja California; el procedimiento será ejecutado en idioma español; los costos del arbitraje correrán en partes iguales entre las partes y el derecho aplicable será el marcado por el Código Civil Federal de México.

Any disputes arising in connection with the determination of the Fair Market Rental Rate and that could not be resolved by the parties after reasonable efforts and with at last 120 (one hundred and twenty days) prior to the initiation of the corresponding renewal, could be settled as the parties agree: (i) with the intervention of the Broker that participated in the negotiation of this agreement, or, (ii) under the Rules of Arbitration of the Arbitration Center of Mexico (CAM) by one arbitrator appointed in accordance with the said Rules; the place of arbitration shall be the City of Tijuana, Baja California; the proceeding shall be executed in the Spanish language; the cost of the Arbitration will be charged in equal parts between the parties and the substantive law applicable will be the given by the Federal Civil Code of México.

IV. RENTA.	IV. RENT.

A. Renta Base. A partir del 1ro de enero de 2016, como “Renta Base” por el arrendamiento de la Propiedad Arrendada, el ARRENDATARIO pagará mensualmente al ARRENDADOR la cantidad de US$ 0.42 Dólares (Cero punto cuarenta y dos Dólares, moneda de curso legal en los Estados Unidos de América) por pie cuadrado de Superficie Arrendable, más el Impuesto al Valor Agregado que resulte aplicable al momento de pago, pagaderos mensualmente por adelantado al ARRENDADOR en el domicilio del ARRENDADOR.

A. Base Rent. As from January 1st, 2016, as “Base Rent” for the Lease of the Leased Property during the Initial Term hereof, LESSEE shall pay to LESSOR the monthly amount of US$ 0.42 Dollars (Zero point forty two Dollars, Legal Currency of the United States of America) per square feet of Leasable Area, plus the corresponding Value Added Tax (IVA by its Spanish acronym) at the moment of payment, payable in advance on a monthly basis to LESSOR in LESSOR’s address.

En consecuencia y según lo acordado por las partes en la Cláusula I que antecede, la Renta Base que pagará el ARRENDATARIO a la “Fecha de Inicio” del presente Contrato de Arrendamiento por la Superficie Arrendable inicial de 34,444.00 pies cuadrados, será la equivalentes a US$ 14,466.48 Dólares (Catorce mil cuatrocientos sesenta y seis Dólares 48/100, Moneda de Curso Legal en los Estados Unidos de América); más el Impuesto al Valor Agregado que resulte aplicable al momento de pago; pagadera mensualmente por adelantado al ARRENDADOR en el domicilio del ARRENDADOR.

As consequence and according to what was agreed by the parties in the preceding Clause I, the base rent that will be paid by LESSEE at the Commencement Date, of this Lease Agreement for the initial Leasable Area of 34,444.00 square feet, will be equivalent to US$ 14,466.48 Dollars (Fourteen thousand four hundred and sixty six Dollars 48/100, Legal Currency of the United States of America), plus the corresponding Value Added Tax (IVA by its Spanish acronym) at the moment of payment, payable in advance on a monthly basis to LESSOR in LESSOR’s address.

Si la referida Renta Base no se pagare dentro de los primeros 10 (diez) dias naturales del mes en que son debidos, el ARRENDATARIO incurre en mora y en este acto se obliga a pagar como interés moratorio, el 10% (diez por ciento) mensual sobre el importe que corresponda.

If Base Rent is not paid within the first 10 (ten) calendar days of the month in which they are due, LESSEE will be in delinquency of payment and hereby is bound to pay a 10% (ten per cent) monthly late payment fee applicable to the corresponding amount.

La Renta Base será ajustada anualmente conforme se define más adelante en esta Clausula, en cada aniversario de la Fecha de Inicio.	The Base Rent shall be adjusted annually in accordance with the Index, as defined in this Clause, on each anniversary of the Commencement Date.

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B. Cuota de mantenimiento. El ARRENDATARIO en este acto acepta y se obliga a pagar una cuota de mantenimiento de la Propiedad Arrendada, a razón de US$ 0.0266 Dólares (Cero punto cero, dos, seis, seis Dólares Moneda de los Estados Unidos de América) por pie cuadrado de Superficie Arrendable, que al inicio de este Contrato de Arrendamiento por el área inicial de 34,444.00 pies cuadrados, ascienden a US $688.88 Dólares (Seiscientos Ochenta y Ocho Dólares 00/100, Moneda de Curso Legal en los Estados Unidos de América), más el correspondiente Impuesto al Valor Agregado. El pago del mantenimiento será aplicable a áreas comunes por: jardinería, alumbrado, mantenimiento de calles, acceso controlado al Parque Industrial y recolección de basura en las calles principales.

B. Maintenance Fee. LESSEE hereby agrees and is bound to pay a monthly maintenance fee for the Leased Property, at the rate of US $0.0266 Dollars (Zero point zero, two, six, six Dollars, Legal Currency of the United States of America) per square foot of Leasable Area, which at the commence of this lease for the initial area of 34,444.00 square feet, amounts to US$688.88 Dollars (Six Hundred Eighty Eight Dollars 88/100, Legal Currency of the United States of America), plus the corresponding Value Added Tax. The Maintenance Fee shall be applicable to common areas for: landscaping, lighting, street up-keep, security guards in the Industrial Park controlling Park access and main street litter removal.

La cuota de mantenimiento se pagará a partir de la Fecha de Inicio, por anticipado, conjuntamente con la Renta Base que corresponda dentro de los primeros diez (10) dias de cada mes en el que dicha cuota de mantenimiento es debida. Dicha cuota de mantenimiento también será ajustada anualmente conforme al Índice definido en esta Cláusula, en cada aniversario de la Fecha de Inicio.

The maintenance fee will be payable starting on the Commencement Date in advance, jointly with the corresponding Base Rent, no later than the 10th (tenth) calendar day of each month in which the maintenance fee is due. Such maintenance fee shall also be adjusted annually in accordance with the Index defined on this Clause on each anniversary of the Commencement Date.

Al igual que la renta, la falta de pago oportuno de la cuota de mantenimiento dentro de los primeros 10 (diez) dias naturales de cada mes en el que es debida, causará de inmediato que el ARRENDATARIO incurra en mora, quien en este acto se obliga a pagar como interés moratorio, el 10% (diez por ciento) mensual sobre el importe que corresponda.

As rent, untimely payment of any maintenance fees within the first 10 (ten) calendar days of each month in which they are due, will immediately cause LESSEE to be in delinquency of payment, and hereby is bound to pay a 10% (ten percent) monthly late payment fee applicable to the corresponding amount.

C. El pago se hará en Dólares, moneda de los Estados Unidos de América, mediante depósito directo, electrónico o transferencia en el domicilio de la siguiente institución de crédito o del cesionario de los derechos del ARRENDADOR, en los términos de este Contrato de Arrendamiento o en el domicilio del ARRENDADOR, conforme a los siguientes datos:

C. Payment will be performed in Dollars, currency of the United States of America, by means of direct or electronic deposit, or wire transfer in the address of the following credit institution or of the assignee of LESSOR’s rights derived under the terms of this Lease Agreement or in the address of LESSOR as per the following information:

HSBC México, S.A., Institución Filial del grupo Financiero HSBC (en lo sucesivo, “HSBC”).	HSBC México, S.A., Branch of Grupo Financiero HSBC (hereinafter, “HSBC”)

Titular: Industrias Asociadas Maquiladoras, S.A. de C.V. Cuenta: 0647501903 Clabe: 021020006475019032	Holder: Industrias Asociadas Maquiladoras, S.A. de C.V. Account: 0647501903 Clabe: 021020006475019032

En caso de que el pago se hiciera con cheque, el mismo se recibirá salvo buen cobro y en los términos del artículo 193 de la Ley General de Titulos y Operaciones de Crédito. En caso de falta de fondos, el ARRENDATARIO deberá indemnizar al ARRENDADOR, de los daños y perjuicios que le ocasione, siendo como minimo el 20% (veinte por ciento) del valor del cheque.

In the event that payment is performed with a check, the same will be received conditioned to its payment in the terms of article 193 of the General Title and Credit Operations Law. In the event that check has no funds, LESSEE shall indemnify LESSOR of damages caused, with a minimum of 20% (twenty percent) the amount of the check.

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Las facturas correspondientes se entregarán en la dirección proporcionada por el ARRENDATARIO en el presente. El ARRENDADOR proporcionará instrucciones por escrito respecto de cambios en el lugar o forma de pago de las rentas.

The corresponding invoice would be delivered at the address of LESSEE provided for herein. LESSOR shall provide written instructions regarding any changes in place or manner payment of rents.

D. Incremento de la Renta Base, la Renta Adicional y la Cuota de Mantenimiento para los años subsiguientes de Arrendam iento. A partir del primer año del Término Inicial del Arrendamiento, en el primer dfa de dicho año, asi como de los años subsecuentes, incluyendo los integrantes de prórrogas, las cantidades debidas por este contrato serán incrementadas por un monto equivalente al producto de:

D. Increase of the Base Rent, the Additional Rent and the Maintenance Fee for the subsequent years of Lease. Starting on the First (1st) year the Initial Lease Term, on the first (1st.) day of such year, and all subsequent years, including term extensions, the amounts dues by this Lease Agreement shall be increased by an amount equal to the product of:

1. La cantidad objeto de actualización, multiplicada por:	1. The amount object of actualization, multiplied by:

2. El porcentaje de incremento en el Indice durante el Año de Arrendamiento inmediato anterior topado al 3.5% (Tres punto cinco por ciento).	2. The percentage increase in the Index (as hereinafter defined) during the immediatelypreceding Lease Year, capped at 3.5% (three point five percent)

a) No Decremento. La renta mensual de los años subsecuentes al Primero y que comprenden el Término Inicial de Arrendamiento, en ningún caso será menor de la renta mensual del Año de Arrendamiento inmediato anterior.

a) No Decrease. In no event shall the monthly rent for the years subsequent to the First, and that comprises the Initial Term, be decreased below the monthly rent for the immediately preceding Lease Year.

b) Indice Definido. El termino “Indice”, según se utiliza a lo largo del presente Contrato de Arrendamiento significa el indice de Prectos al Consumidor para Todos los Consumidores Urbanos (Todos los Conceptos, Los Ángeles – Riverside – Orange County, área de California, 1982-1984=100) según publicacion del Departamento de Estadisticas Laborales de los Estados Unidos. Si el control o la publicación del Indice es trasferida a cualesquier otro departamento, oficina o agencia del gobierno de los Estados Unidos de América, o si es descontinuado, entonces el indice más similar al Indice será utilizado para calcular el incremento en la renta y cuotas de mantenimiento aqui mencionados. Si el ARRENDADOR y el ARRENDATARIO no pueden acordaren un indice alterno semejante, entonces el asunto será sometido a arbitraje, de la forma prevista en el ultimo párrafo de la Clausula III de este Contrato. El costo del arbitraje será prorrateado en partes iguales entre el ARRENDADOR y el ARRENDATARIO.

b) Index Defined. The term “Index” as employed throughout this Lease Agreement, shall mean the Consumer’s Price Index For All Urban Consumers (All Items, Los Angeles – Riverside – Orange County, California area, 1982-1984=100) as published by the United States Bureau Of Labor Statistics. If control or publication of the Index is transferred to any other department, bureau or agency of the United States government or is discontinued, then the index most similar to the Index shall be used to calculate the rent and maintenance fees increases provided for herein. If LESSOR and LESSEE cannot agree on a similar alternate index, then the matter shall be submitted to Arbitrations provided in the last paragraph of Clause III of this Contract. The cost of such arbitration shall be divided equally between LESSOR and LESSEE.

E. Impuesto Predial. El ARRENDATARIO pagará al ARRENDADOR una cantidad igual a la porción prorrateada del Impuesto Predial relative a la Superficie de Terreno. Dicho impuesto deberá ser pagado por el ARRENDADOR y reembolsado por el ARRENDATARIO dentro de un termino de cinco (5) dias a partir de la fecha en la cual el comprobante del pago del mismo sea presentado al ARRENDATARIO por el ARRENDADOR.

E. Real Estate Property Tax. LESSEE will pay to LESSOR an amount equal to the prorated portion of the Real Estate Property Tax related to the Land Surface, such tax shall be paid by LESSOR and reimbursed by LESSEE within five (5) days after the receipt showing the payment thereof is presented to LESSEE by LESSOR.

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Al calcular el monto del reembolso por parte del ARRENDATARIO al ARRENDADOR, todos los impuestos que deberán ser cubiertos durante el primer y el último año del Término de Arrendamiento serán prorrateados entre el ARRENDADOR y el ARRENDATARIO de acuerdo con el número respectivo de meses durante los cuales cada una de las partes estará en posesión de la Propiedad Arrendada.

In calculating the amount of LESSEE’s reimbursement to LESSOR, all taxes which shall become due for the first and last years of the Lease Term shall be apportioned prorated between LESSOR and LESSEE in accordance with the respective number of months during which each party shall be in possession of the Leased Property.

F. Daños y Perjuicios. La terminación anticipada de este contrato de Arrendamiento por incumplimiento del ARRENDATARIO, en cualesquier momentá previo al Término de Arrendamiento, obliga al ARRENDATARIO al pago de daños y perjuicios y por consiguiente, faculta al ARRENDADOR automáticamente y sin trámite alguno para aplicar como pago de los daños y perjuicios que estime, todas las cantidades pagadas o depositadas por el ARRENDATARIO, por cualesquier concepto incluyendo pero no limitado a rentas anticipadas o depósito en garantia, independientemente de cualesquier otro derecho o acción con que cuente el ARRENDADOR en tėrminos de este Contrato y la legislación aplicable.

F. Liquidated Damages. Anticipated termination of this Lease Agreement due to a default of LESSEE at any moment prior to the Lease Term, binds LESSEE to payment of damages and thereby entitles LESSOR to automatically and without and proceeding to apply as estimated damages all sums paid or deposited by LESSEE, for any concept including but not limited to prepaid rent or as a security deposit, in addition to any other rights of LESSOR as provided for herein and in the applicable legislation.

G. Compensación. El pago de cualesquier renta adeudada por el ARRENDATARIO al ARRENDADOR en los términos de este Contrato, no podrá retenerse o reducirse por razón alguna, y el ARRENDATARIO está de acuerdo en entablar cualesquier reclamación, demanda o cualesquier otro derecho contra el ARRENDADOR solamente mediante un procedimiento independiente.

G. Setoff. The payment of any amount due by the LESSEE under this Agreement, shall not be withheld or reduced for any reason whatsoever, and LESSEE agrees to assert any claim, demand, or other right against LESSOR only by way of an independent proceeding.

H. Moneda. Los pagos que por concepto de renta, cuotas de mantenimiento, depósito en garantia o cualesquier otro derivado del presente Contrato serán pagaderos en Dólares, Moneda del Curso Legal de los Estados Unidos de América, sin embargo, previa autorizacion que otorgue el ARRENDADOR por escrito, el ARRENDATARIO podrá pagar las cantidades en Pesos, Moneda Nacional al tipo de cambio para fa venta de dólares que prevalezca en la fecha de pago, de acuerdo a la institución financiera “HSBC- México”, dicha autorización previa no será necesaria si existiera una dificultad para ejecutar el pago correspondiente debido a politicas estatales.

H. Currency. Payments for concepts such as rent, maintenance fees, security deposit or any other derived from this Agreement shall be performed in Dollars, Legal Currency of the United States of America, however, written authorization of LESSOR previously provided, LESSEE may pay the amounts in Pesos, Mexican Currency at the free rate of exchange for the sale of dollars prevailing on the date of payment, according to the financial institution “HSBC Mexico”, such previous authorization won’t be necessary if there is a difficulty to execute the corresponding payment in dollars due to state policies.

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V. USO.	V. USE.

La Propiedad Arrendada será usada y ocupada para el uso industrial al que se compromete destinarla en la Cláusula I del presente, sin embargo, previa autorización por escrito del ARRENDADOR, la podrá destinar a cualesquier uso industrial permitido por la Ley, que que no se establezca en el Reglamento del Parque Industrial que se agregó a este Contrato como Anexo “D”. El ARRENDATARIO se obliga a cumplir en forma puntual y adecuada con todas las Leyes, ordenamientos y disposiciones de todas las autoridades gubernamentales que afecten la Propiedad Arrendada, particularmente con toda la reglamentación relacionada con controles ambientales y sanitarios. El ARRENDATARIO no efectuará u omitirá acto alguno que afecte la Propiedad Arrendada, o que pudiera constituir una amenaza a otros ocupantes del Parque lndustrial.

The Leased Property shall be used and occupied for the industrial purpose herein agreed to as per Clause I above, however, written authorization from LESSOR provided, it may be destined to any lawful industrial purpose not contemplated in the Industrial Park Regulations that was attached hereto as Exhibit “D”, LESSEE shall promptly and adequately comply with all laws, ordinances and orders of all governmental authorities affecting the Leased Property, particularly with all regulations related to sanitary and environmental controls. LESSEE shall not perform or omit any acts that may damage the Leased Property, or be a menace to other occupants of the Industrial Park.

VI SEGUROS.	VI. INSURANCES.

En todos los casos, y para todos los seguros que se detallan a continuación, salvo estipulación en contrario, el ARRENDATARIO acepta que a partir de la Fecha de Entrega de la Propiedad Arrendada y en todo momenta durante el Término de Arrendamiento, según se indica a continuación, obtendrá y mantendrá vigente, a su propia cuenta y gasto, las pólizas de seguro relacionadas con la Propiedad Arrendada que a continuación se detallan y que habrán de asegurar al ARRENDADOR y al ARRENDATARIO, en los siguientes términos:

In all cases, and for all the insurance coverings herein detailed, except where provided to the contrary, LESSEE accepts that as of Possession Date of the Leased Property and at all times throughout the Lease Term, as herein specified, will obtain and maintain in full effect, at its own cost and expense, insurance policies related to the Leased Property herein detailed and that shall cover LESSOR and LESSEE, in the following terms:

A. Seguros de Responsabilidad Civil. Durante el Término del Arrendamiento, el ARRENDADOR a costa del ARRENDATARIO, deberá obtener y mantener en vigor, una póliza de seguro de responsabilidad civil, incluyendo daño en propiedad y daño ambiental, que asegure al ARRENDADOR (y a aquellos agentes o empleados del ARRENDADOR, o las subsidiarias o afiliadas del ARRENDADOR o cesionarias del ARRENDADOR o representantes del ARRENDADOR que tengan cualesquier interés en la Propiedad Arrendada, incluyendo sin Iimitación alguna, los tenedores de cualquier hipoteca que grave la Propiedad Arrendada), contra la responsabilidad por lesión o muerte de cualquier persona y/o daños en propiedad ajena, ya sea que esto ocurra en la Propiedad Arrendada o cerca de ella. La responsabilidad por dicha póliza será la cantidad de US$2’000,000.00 (Dos millones de Dólares, Moneda de curso legal en los Estados Unidos de América), y deberá estar vigente en o antes de la Fecha de Inicio.

A. Comprehensive Liability Insurance. During the Lease Term, LESSOR at the prorated expense of LESSEE shall obtain and maintain in full force a policy of comprehensive liability insurance policy including property and environmental damage, that insures LESSOR (and such other agents or employees of LESSOR, LESSOR’s subsidiaries or affiliates, or LESSOR’s assignees or any nominee of LESSOR’s holding any interest in the Leased Property, including without limitation, the holder of any mortgage encumbering the Leased Property) against liability for injury or death of any person and/or third parties property damage, occurring in or about the Leased Property. The liability to such insurance shall be in the amount of $2,000,000.00 (Two million Dollars U.S. Currency), and shall be in effect prior to or upon the Commencement Date.

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B. Seguro contra Incendio y Otros. Durante el Termino de Arrendamiento el ARRENDADOR a costa del ARRENDATARIO, deberá obtener y mantener en vigor, por el costo total de reposición de las Mejoras, Instalaciones y Edificaciones del) ARRENDADOR, asi como cualesquier Mejora Contractual una póliza o pólizas de seguro contra incendio, rayo, explosión, accidentes de aviación, humo, tormenta, temblor, granizo, daños de vehiculos, erupción volcánica, huelgas, conmocion civil, vandalismo, motin, acto malicioso, remoción de escombros, calderas de vapor u objetos de presión o rotura de maquinaria, si es aplicable, e inundación, que proteja la totalidad de la Propiedad Arrendada, incluyendo en forma enunciativa y no limitativa el Edificio Duna y su acondicionamiento interior. El ARRENDADOR deberá mantener y obtener a costo prorrateado del ARRENDATARIO un seguro de rentas en una cantidad equivalente a doce (12) meses de renta, según se estipula en el presente, a favor del ARRENDADOR. El ARRENDATARIO será responsable de mantener asegurados todos los bienes de su propiedad. Excepto per lo que se refiere a seguros sobre la propiedad del ARRENDATARIO, el ARRENDADOR o a quien este designe deberá nombrarse beneficiario de todos y cada uno de los pagos resultantes de tales pólizas y el ARRENDATARIO podrá ser nombrado como asegurado adicional en las pólizas contratadas por el ARRENDADOR bajo este párrafo. El ARRENDATARIO será responsable de los pagos de dichas pólizas proporcionalmente a la superficie ocupada por la Propiedad Arrendada contra el total de la superficie arrendable del Edificio Duna.

B. Fire and Other Insurance. During the Lease Term, LESSOR at the prorated expense “of LESSEE shall obtain and maintain in full force, for the full replacement value of LESSOR’s Improvements, Installations and Buildings as well as all Contractual Improvements, a policy or policies of insurance for fire, lightning, explosion, falling aircraft, smoke, windstorm, earthquake, hail, vehicle damage, volcanic eruption, strikes, civil commotion, vandalism, riots, malicious mischief, debris removal, steam boiler or pressure objects or machinery breakage if applicable, and flood insurance, on all the Leased Property, including but not limited to the shell Duna Building and interior fit-up. LESSOR shall also obtain and maintain at the prorated expense of LESSEE, rental insurance in the amount equal to twelve (12) months of rent, provided for herein in favor of LESSOR. LESSEE shall be responsible for maintaining insurance on all of LESSEE’s property. Except for insurance upon LESSEE’s property, LESSOR or its appointee shall be named beneficiary of any and all proceeds from any such policy or policies and LESSEE shall be named as additional insured in the policies contracted by LESSOR under this paragraph. LESSEE shall be responsible for the payments of such policies proportionally to the area occupied by the Leased Property versus the total leasable area of the Duna Building.

C. Forma v Entrega de Pólizas. Cada póliza de seguro a que se refieren los párrafos anteriores será expedida en las formas aprobadas por la Secretaria de Hacienda y Crédito Público y/o cualesquier autoridad competente y suscrita con una o más compañies autorizadas para expedir pólizas de seguros en el Territorio Mexicano y deberan en todo caso estipular que las mismas no estarán sujetas a cancelación o modificación, sino previa notificatión por escrito al ARRENDADOR.

C. Form and Delivery of Policies. Each insurance policy referred to in the preceding paragraphs shall be in a form approved by the Ministry of Treasury and Public Credit and/or any corresponding authority and written with one or more companies licensed to do insurance in the Territory of the Mexican United States, and shall provide that it shall not be subject to cancellation or change except prior written notice to LESSOR.

D. Seguros Adicionales. El ARRENDATARIO, a su propia costa y gasto, deberá obtener y mantener en vigor durante el Término del Arrendamiento, en su beneficio, una póliza de seguro suficiente para asegurar sus contenidos, equipos, instalaciones, insumos, productos y demás bienes y activos propiedad del ARRENDATARIO, ante cualquier daño, contingencia, catástrofe o afectación que pudieren sufrir independientemente de que dichas circunstancias se encuentren o no cubiertas en póliza diversa. De igual forma, el ARRENDATARIO deberá obtener y mantener en vigor aquellos seguros adicionales que el ARRENDADOR requiera, de tiempo en tiempo, de acuerdo con las disposiciones de esta Cláusula VI y con el objeto de asegurar en forma adecuada y oportuna al ARRENDADOR en cuanto al valor de reposición prevaleciente de la Propiedad Arrendada.

D. Additional Insurance. LESSEE at its own cost and expense, shall obtain and maintain in fail force and effect during the term of the lease agreement, in its exclusive benefit, an insurance policy enough to cover its contents, equipment, installations, supplies, products and all related goods and assets property of LESSEE, against any damage, contingency, disaster or affectation that could be suffered independently that such circumstances are or not covered in a different policy. Under the same terms, LESSEE shall obtain and maintain in full force and effect any additional insurance as may be required by LESSOR, from time to time, in accordance with the provisions of this Clause VI, and in order to adequately and properly insure LESSOR of and for the then current replacement value of the Leased Property.

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E. Renuncia de Subrogación. Las partes se liberan reciprocamente, y a sus representantes autorizados respectivos, de toda y cualesquier reclamación por daños a cualquier otra persona o a la Propiedad Arrendada y sus accesorios, bienes muebles, mejoras de la arrendataria y cualquier otras mejoras ya sea del ARRENDADOR o del ARRENDATARIO en la propiedad que sean causados por o como resultado de riesgos asegurados en cualesquier póliza de seguro contratada por las partes y en vigor al momento de dicho daño. En caso de que cualquiera de las partes contrate seguro, la póliza deberá establecer que la compañia de seguros renuncia al derecho de recuperar por medio de subrogación contra cualquiera de las partes, en relación con el daño cubierto por cualesquier póliza. Si una de las partes no puede obtener dicha renuncia de subrogación a través de esfuerzos razonables, deberá obtener un seguro nombrando a la otra parte como co-asegurada en los términos de su póliza para cumplir la intención de esta disposición.

E. Waiver of Subrogation. The parties release each other and their respective authorized representatives, from any claims for damages to any person or to the Leased Property and to the fixtures, personal property, tenant’s improvements, and all other improvements of either LESSOR or LESSEE’S in or on the premises that are caused by or result from risks insured against under any of the insurance policies carried by the parties and in force at the time of any such damage. If either party purchases insurance, the policy shall provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If a party hereto cannot obtain such waiver of subrogation through reasonable efforts, it shall obtain insurance naming the other party as a coinsured under its policy in order to accomplish the intent of this provision.

F. Uso del paqo de sequro, liberación de responsabilidad y pago del deducible. Se acuerda que cualquier cantidad recibida por el ARRENDADOR por parte de las correspondientes compañías de seguros en relación a cualesquiera de los seguros contratados de conformidad con esta Cláusula o cualquier otra contenida en este contrato, deberá ser inmediatamente destinada por el ARRENDADOR para llevar a cabo las construcciones y reparaciones necesarias a fin de que la Propiedad Arrendada se encuentre en las mismas condiciones en que fue entregada al ARRENDATARIO. Al momento de recibir las cantidades correspondientes por parte de las compañias de seguros, el ARRENDATARIO quedará liberado de cualquier responsabilidad con las mismas, a excepción de la relacionada con el pago del deducible, mismo que será pagado por la parte que haya causado el siniestro, de ser aplicable.

F. Use of the insurance payment, liberation of liability, and payment of deductible. It is hereby agreed that, any amount received by LESSOR from the corresponding insurance companies regarding any and all of the insurances to be hired according to this clause or any other under this agreement, shall be immediately destined by LESSOR to carry out the constructions and repairs as necessary for the Leased Property to have the same conditions that on the delivery of same to LESSEE. At the reception of the corresponding amounts from the relevant insurance companies, LESSEE shall be free from any liability thereof, with the exception of the one related to the payment of the deductible, same that shall be paid by the party that caused the sinister, if applicable.

VII. INSTALACIONES POR EL ARRENDATARIO.	VII. INSTALLATIONS BY LESSEE.

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A. El ARRENDATARIO a su costa, y siempre en estricta observancia del Reglamento del Parque Industrial y el Manual de Mantenimiento que se agrega al presente marcado como Anexo “G”, para formar parte integrante del mismo, podrá instalar y remover en la Propiedad Arrendada los accesorios, equipo y muebles que considere necesarios para el desempeño de la actividad industrial que el ARRENDADOR autoriza en los términos del presente se ejecute en la Propiedad Arrendada; siempre y cuando sean instalados y retirados sin dañar la integridad estructural de la Propiedad Arrendada, incluidas el Edificio Duna y las Mejoras del Arrendador. Dichos accesorios, equipo y muebles permanecerán propiedad del ARRENDATARIO y deberán ser removidos completamente por el ARRENDATARIO previo al vencimiento del Término de Arrendamiento o a la terminación anticipada de este Contrato, a menos que el ARRENDATARIO no cumpla con este Contrato de Arrendamiento, en cuyo caso las mismas quedarán en beneficio del ARRENDADOR, libre de todo costo y sin más formalidad que la notificación que por escrito se haga del incumplimiento.

A. LESSEE may, at its expense, and always in strict observance of the Industrial Park Regulations and the Maintenance Manual attached hereto marked as Exhibit “G”, and made a part hereof, install and remove on the Leased Property, such trade fixtures, equipment and furniture as it may deem necessary for performance of the industrial activity that LESSOR hereby authorizes under this Agreement to be performed within the Leased Property; provided that such items are installed and are removed without damage to the structural integrity of the Leased Property, including the Duna Building and LESSOR’s Improvements. Said trade fixtures, equipment and furniture shall remain LESSEE’s property and shall be completely removed by LESSEE on or before the expiration date of the Lease Term or upon anticipated termination hereof, unless LESSEE is in default hereunder, in which case the same will remain in benefit of LESSOR, free of any and all costs without any formalities other than the written notice of default.

El ARRENDATARIO asimismo, podrá instalar mejoras temporales en el interior del Edificio Duna (en lo sucesivo, las “Mejoras del ARRENDATARIO”), siempre y cuando dichas mejoras sean instaladas y removidas reparando cualquier daño a las Mejoras del Arrendador. Dichas Mejoras continuarán siendo propiedad del ARRENDATARIO y deberán ser removidas totalmente por el ARRENDATARIO al vencimiento del término de este Contrato o terminación anticipada del mismo, salvo que el ARRENDATARIO se encuentre en incumplimiento. El ARRENDATARIO deberá reparar conforme al Manual de Mantenimiento y a su costa, todos los daños ocasionados por la instalación o remoción de accesorios, equipo, muebles o mejoras temporales.

LESSEE may also install temporary improvements in the interior of the Duna Building (hereinafter referred to as, the “LESSEE’s Improvements”), provided that such improvements are installed and are removed repairing any damage to the LESSOR’s Improvements. Such LESSEE’s Improvements shall remain property of LESSEE and shall be completely removed by LESSEE on or before the expiration date of the Lease Term or upon anticipated termination hereof, unless LESSEE is in default hereunder. LESSEE shall repair in accordance to the Maintenance Manual and at its own cost, all damages caused for the installation or removal of trade fixtures, equipment, furniture or temporary improvements.

Convienen las partes que en caso de que los accesorios, equipo, muebles y las mejoras llevadas a cabo por El ARRENDATARIO, permanezcan en la Propiedad Arrendada, no obstante la obligación aquí asumida por el ARRENDATARIO, por un plazo de quince (15) dias naturales, contados a partir de que haya terminado el presente por la causa que fuere, las mismas quedaran en beneficio del ARRENDADOR, libre de todo costo y sin que medie procedimiento alguno para ello, sin perjuicio de que el ARRENDATARIO esté obligado al pago de su remoción, en su caso y sin perjuicio de cualesquier acción que se pueda

The parties agree that in the event that the trade fixtures, equipment, furniture and temporary improvements performed by LESSEE, remain within the Leased Property, notwithstanding the obligation herein assumed by LESSEE, for a period of fifteen (15) calendar days as of the date of termination hereof, regardless of the cause of such termination, the same will remain in benefit of LESSOR, free of any and all costs, without the need of any proceeding for such purpose, notwithstanding the fact that LESSEE is obligated to pay for their removal when applicable and notwithstanding any other actions that may be filed.

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VIII. REPARACIONES, ALTERACIONES Y MEJORAS.	VIII. REPAIRS, ALTERATIONS AND IMPROVEMENTS.

A. ARRENDADOR.	A. LESSOR

1. Después de recibir notificación por escrito del ARRENDATARIO, el ARRENDADOR, a su costa deberá, interfiriendo lo menos posible con el ARRENDATARIO en el uso normal de la Propiedad Arrendada, proceder en forma diligente a reparar cualesquier defecto estructural en el techo o paredes de soporte exteriores del Edificio Duna construidas por el ARRENDADOR, excepto el uso normal, deterioro y daños. El ARRENDADOR no será responsable de daño alguno y no estará obligado a reparar ninguno delos daños causados por negligencia u omisión del ARRENDATARIO, o los que a continuación se señalan de manera enunciativa y no limitativa, sus empleados, agentes, invitados o contratistas. El ARRENDADOR no tendrá obligación adicional alguna de mantenimiento o reparación de cualquier otra porción de la Propiedad Arrendada. El ARRENDADOR no será responsable ante el ARRENDATARIO por cualesquier daño que resultare del incumplimiento por parte del ARRENDADOR de hacer las reparaciones, salvo que el ARRENDATARIO haya notificado por escrito con acuse de recibo al ARRENDADOR de la necesidad de tales reparaciones, y el ARRENDADOR, por causas que le sean directamente imputables, no haya iniciado tales reparaciones dentro del término de diez (10) días naturales siguientes a la notificación. Cualesquier gotera en el techo ocasionada por defecto de construcción será reparada por el ARRENDADOR excepto cuando sean por causa de acciones u omisiones del ARRENDATARIO. Sin embargo, se entiende que cualesquier daño causado por motive de dichas goteras tanto a los materiales oal equipo o a cualquier posesión del ARRENDATARIO no será responsabilidad del ARRENDADOR. En consecuencia el ARRENDATARIO deberá mantener vigente una póliza de seguro que cubra tales bienes, y libere al ARRENDADOR de cualesquier responsabilidad que se menciona, de conformidad con la Cláusula VI anterior.

1. After receipt of written notice from LESSEE, LESSOR at its expense shall with minimum interference of LESSEE’s normal use of the Leased Property, diligently proceed to repair any structural defects in the roof or exterior bearing walls of the Duna Building, built by LESSOR, excepting normal use, wear and damage. LESSOR shall not be liable for any damages, and shall not be obligated to make any repairs, caused by any negligent act or omissions of LESSEE, and the following which include but are not limited to its employees, agents, invitees, or contractors. LESSOR shall have no other obligation to maintain or repair any other portion of the Leased Property. LESSOR shall not be liable to LESSEE for any damage resulting from LESSOR’s failure to make repairs, unless LESSEE has provided written notice with receipt acknowledgement to LESSOR of the need for such repairs, and LESSOR, for causes directly attributable to LESSOR, has failed to commence such repairs within ten (10) calendar days after said notice has been given. Any leaks in the roof resulting from construction defects will be repaired by LESSOR unless the same are caused by any actions or omissions of LESSEE. However, it is understood that any damages caused by any such leaks either to the materials or equipment or any property of LESSEE shall not be the responsibility of LESSOR. Consequently LESSEE shall maintain an insurance policy to cover any such items, and releases LESSOR of any liability thereof pursuant with Clause VI above.

2. En caso de que el ARRENDADOR no lleve acabo las reparaciones a que se refiere el párrafo anterior, el ARRENDATARIO podrá, sin que le sea obligatorio, efectuar o hacer los arreglos necesarios para que se efectúen tales reparaciones y el ARRENDADOR deberá, al requerirsele, pagar de inmediato el costo de las reparaciones realizadas. La falta de reembolso al ARRENDATARIO, una vez requerido el mismo, hace acreedor al ARRENDATARIO a una tasa de interés del diez (10) por ciento mensual a partir del décimo dia de haber requerido el rembolso de gastos del ARRENDATARIO al ARRENDADOR y hasta que dicho pago sea cubierto en su totalidad.

2. If LESSOR fails to make the repairs described in the preceding paragraph, LESSEE may, but shall not be required to, make or cause such repairs to be made, and LESSOR shall, on demand, immediately pay to LESSEE the actual cost of repairs performed. Failure to reimburse LESSEE upon demand shall entitle LESSEE to interest at the rate of ten (10) percent a month as of the tenth day of request of reimbursement provided by LESSEE to LESSOR, until the reimbursement of cost incurred by LESSEE.

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B. ARRENDATARIO.	B. LESSEE

1. El ARRENDATARIO, a su costa, deberá conservar y mantener en buenas condiciones y reparar, conforme a lo establecido en el Manual de Mantenimiento excepto por cuanto hace el uso y deterioro normal, todas las partes de la Propiedad Arrendada que no sean obligación del ARRENDADOR en términos de la presente Cláusula, incluyendo en forma enunciativa y nolimitativa las demás Mejoras del Arrendador y lasMejoras del Arrendatario, asi como las instalaciones de plomería y drenaje y otros servicios que se encuentren dentro y sirven a la Propiedad Arrendada, enseres, divisiones, cielos ,paredes (interiores y exteriores incluyendo pintura, tantas veces como sea necesaria), pisos, anuncios, puertas, ventanas, cristales, implementos de acondicionamiento térmico y todas las demás reparaciones de cualquier tipo y motivo que sea necesario hacer a la Propiedad Arrendada. El ARRENDATARIO, a su costa, reparará todas las goteras en techos excepto aquellas causadas por defectos estructurales o defectos en la construcción de los mismos. Las instalaciones de plomeria y drenaje no podrán serusadas para fines diversos a aquellos para las que fueron implementadas, en el entendido de que toda descarga a la red Principal del Parque Industrial necesariamente tendrá que ser tratada previamente por el ARRENDATARIO para cumplircon la NOM-002-SEMARNAT-1996, Que establece los limites máximos permisibles de contaminantes en las descargas de aguasresiduales a los sistemas de alcantarillado. El costo de cualquier descompostura, obstaculización o daño resultante de una violación a esta estipulación será pagado por el ARRENDATARIO. El ARRENDATARIO almacenará toda clase de basura solo de manera temporal dentro de la Propiedad Arrendada de conformidad con el Reglamento del Parque Industrial, y deberá proveer para la recolección regular de la basura a costa del ARRENDATARIO.

1. LESSEE, at its expense, shall keep and maintain in good order and repair, except for normal wear and tear, as determined in the Maintenance Manual all of the Leased Property, that is not within LESSOR’s obligations in the terms of this Clause, including but not limited to the rest of LESSOR’s Improvements and LESSEE’s Improvements as well as plumbing, sewage and other services that are within and that serve the Leased Property, as well as fixtures, partitions, walls (interior and exterior, including painting as often as necessary), floors, ceilings, signs, doors, windows, plate glass, thermal conditioning implements and all other repairs of all kinds and for all causes as necessary to perform on the Leased Property. LESSEE at its expense shall repair all leaks in roofs except those of a structural nature or caused by construction defects. The plumbing and sewage facilities shall not be used for any other purpose than that for which they were installed, in the understanding that all discharges into the Industrial Park’s main sewage line shall necessarily be treated previously by LESSEE in compliance with NOM-002-SEMARNAT-1996, which establishes the maximum permitted limits of pollutants in residual water discharges into the sewage systems. Any modification to the existing system shall require written authorization of LESSOR. The expense of any breakage, stoppage or damage resulting from a violation of this provision, shall be borne by LESSEE. LESSEE shall store all trash only temporarily within Leased Property in accordance with the Park Rules and Regulations, and shall arrange for the regular pick-up of trash at LESSEE’s expense. LESSEE shall only store trash or scrap within the Leased Property on a temporary basis and in accordance with the terms of the Industrial Park Regulations, with LESSEE having to make arrangements for its regular and periodic collection at its own cost.

El ARRENDATARIO, sols estará autorizado a descargar volúmenes de agua que sean concordanates con la capacidad autorizada al ARRENDADOR por las Autoridades Competentes en materia de Aguas Nacinales y dentro de los horarios que para tal efecto autorice por escrito el ARRENDADOR al momento de inciar con descargas distintas a las sanitarias. A partir de la autorización por escrito que emita el ARRENDADOR, el ARRENDATARIO podrá descargar aguas residuales inherentes a su actividad productiva, de forma diaria, hasta por la cantidad de 0.85 (cero punto ochenta y cinco) litros por Segundo, que pueden aumentarse sin necesidad de modificaciones de infraestructura hasta 1 (un) litro por Segundo. EI ARRENDATARIO durante los 60 (sesenta) días naturales siguientes a la fecha de la autorización señalada, deberá instalar un medidor para verficar que sus volúmenes de descarga cumplen con lo establecido en este párrafo.

LESSEE will only be authorized to discharge volumes of water according to the authorized capacity to LESSOR by the authorities in matters of national waters and only during the schedules authorized to such effect by LESSOR in writing at the moment of the discharge of water different than standard sanitary discharges. Following the written authorization given by LESSOR, LESSEE shall be allowed to discharge residual water resulting of its productive activity, on a daily basis up to the maximum amount of 0.85 (zero point eighty five) liters per second, that can be upgraded without need of changes of infrastructure up to 1 (one) liter per second LESSEE during the 60 (sixty) natural days following to such authorization shall install a meter to verify that its discharge volumes comply with what is established herein.

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El ARRENDATARIO solo podrá descargar volúmenes superiores a los referidos en el párrafo anterior, previa autorización por escrito del ARRENDADOR, misma que estará sujeta a la capacidad técnica y de infraestructura del ARRENDADOR y al pago de los derechos de conexion correspondientes ante las Autoridades Competentes en materia de Agua; cualquier acción, instalación, procedimiento o autorización legal requeridos a consecuencia de la solicitud del ARRENDATARIO, correra a cuentá y gasto del ARRENDATARIO.

LESSEE may only discharge higher quantities than the foregoing with previous written authorization by LESSOR, subject to the technical capacity of LESSOR and the payment of the legal fees due to the Water Authorities; any action, installation, procedure or legal authorization required as consequence of LESSEE’s request, shall be at cost and expense of LESSEE.

EI ARRENDATARIO no podra en forma alguna almacenar cualesquier clase de basura o desecho de procesos dentro de la Propiedad Arrendada, a excepción de los espacios designados para ello en términos del Reglamento del Parque Industrial, debiendo hacer los arreglos necesarios para su recoleccion regular y periodica a costa del ARRENDATARIO. EI ARRENDATARIO no debera incinerar material alugno, incluyendo basura de especie alguna en la Propiedad Arrendada o en el Parque Industrail o cerca de él. EI ARRENDATARIO debe mantener todas las partes de la Propieded Arrendada y aquellas áreas adjuntas de la Propiedad Arrendada en condiciones de limpieza, aseo y orden, libre de baura, desecho de procesos, escombro y obstrucción en términus del referido Reglamento del Parque Industrial. EI ARRENDATARIO bajo ninguna circunstancia, deberá estacionar o permitir que sus empleados, agentes, comisionisats, proveedores o contratistas estacionen vehiculos, camiones o tráileres o que realicen maniobras inciuyendo pero no limitado a las de carga y descarga de materiales a lo largo de las avenidas, calles o áreas comunes del Parque Industrial.

LESSEE shall not store any type of trash or waste from the manufacturing process within the Leased Property, with the exception of the areas designated for such purposes in the terms of the Industrial Park Regulations. LESSEE may not incinerate any materials or trash in our about the Leased Property or the Industrial Park. LESSEE must maintain all parts of the Leased Property and those areas adjoining the Leased Property in a neat, clean and orderly condition, free of garbage, scrap, debris and obstruction in terms of the Industrial Park Regulations. LESSEE shall not under any circumstances park its vehicles or allow its employees, agents, commissioners, suppliers or contractors to park its vehicles, trucks or trailers along the avenues, streets or common areas, or that they perform operations, including but not limited to, mounting and dismounting of materials through the avenues, streets or common areas of the Industrial Park.

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2. El ARRENDATARIO mantendrá la Propiedad Arrendada libre de todo gravamen o embargo que resulte de actos u omisiones del ARRENDATARIO, inciuyendo aquellos derivados de sus relaciones laborales o relaciones con agentes, comisionistas, etc., y actos o de la construcción hecha u ordenada por el ARRENDATARIO. Sin embargo, si por cualesquier razón, particularmente obligaciones incurridas por el ARRENDATARIO con cualquier tercero, o cualesquier otro acto u omisión del ARRENDATARIO, el ARRENDADOR es hecho responsable o involucrado en litigio, el ARRENDATARIO mantendrá a salvo e indemnizará al ARRENDADOR, inciuyendo cualesquier costo, gasto y honorarios de abogados en que incurra en razón de lo anterior. En caso de que el ARRENDATARIO no libere totalmente cualquiera de dichos gravámenes o embargo dentro de los treinta (30) dias naturales siguientes a la fecha de su constitución, o no proporcione una fianza aceptable al ARRENDADOR, a su elección en caso de litigio, el ARRENDADOR podrá, a su opción, pagar todo o parts del mismo. En caso de que el ARRENDADOR pague tal gravamen o embargo, o una parte del mismo, el ARRENDATARIO debera,a solicitud del ARRENDADOR, pagar deinmediato al ARRENDADOR el monto de lopagado, junto con intereses a razón del diez porciento (10%) mensual a partir de la fecha depago. Ningún gravamen o embargo derivado deactos u omisiones del ARRENDATARIO deberá en forma alguna gravar o afectar los derechos del ARRENDADOR sobre la Propiedad Arrendada.

2. LESSEE shall keep the Leased Property free and clear of all encumbrances and liens arising out of acts or omissions of LESSEE, including those that are consequence of its labor relations or relations with agents, commissioners, etc., and acts or construction done or ordered by LESSEE. However, if for any reason, particularly obligations incurred by LESSEE with any third party, or any other act or omission by LESSEE, LESSOR is made liable or involved in litigation, LESSEE shall hold harmless and indemnify LESSOR including any costs and expenses, and attorney’s fees incurred by reason thereof. Should LESSEE fail to fully discharge any such encumbrances or liens within thirty (30) days after the date the same appears of record or fail to provide a bond acceptable to LESSOR, LESSOR, at its option, may pay all or any part thereof. If LESSOR pays any such lien or encumbrances or any part thereof, LESSEE shall, on demand, immediately pay LESSOR the amount so paid, together with interest at the rate of ten percent (10%) per month from the date of payment. No lien or encumbrance any character whatsoever created by and act or omission by LESSEE shall in any way affect the rights of LESSOR regarding clear title to the Leased Property.

3. El ARRENDATARIO, a su costo, deberá mantener vigente en todo tiempo, una póliza de mantenimiento por el equipo proporcionado por el ARRENDADOR inciuyendo de maneraenunciativa y no limitative, el equipo derefrigeración y aire acondicionado, airecomprimido e instalaciones elėctricas queincluyan subestaciones eléctricas y alumbradoexterior e interior; el ARRENDATARIO entregará al ARRENDADOR una copia de la póliza demantenimiento dentro de los veinte (20) dias naturales siguientes a la Fecha de Inicio deconformidad con el Manual de Mantenimiento. De igual forma el ARRENDATARIO a partir del tercer año de arrendamiento dará mantenimiento periódico a los techos de la Propiedad Arrendada y al sistema de climatización y aire acondicionado.

3. LESSEE, at its expense, shall have active all the time a maintenance policy, for the all The equipment provided by LESSOR such as but not limited to refrigeration and air conditioning equipment, compressed air and electrical equipment and installations that include electrical substations and external and internal lighting; LESSEE shall deliver to LESSOR a copy of the maintenance policy, within 20 days following Commencement Date in compliance with the Maintenance Manual. In the same manner, LESSEE, as from the third lease year, will give periodic maintenance to the roof of the Leased Property and to the Heating, Ventilating and Air Conditioning .

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4. Cualesquier trabajo que el ARRENDATARIO pretenda iniciar en los términos del presents párrafo, requerirá la notificación por escrito del ARRENDATARIO al ARRENDADOR con por lo menos diez (10) dias naturales de anticipación a aquel en que pretenda iniciar. Tratándose de trabajos que impliquen cualesquier construcción estructural, alteración, mejora o adición, incluyendo pero no limitado a, las paredes exteriores y techo de la Propiedad Arrendada, independientemente de su costo, el ARRENDATARIO requerirá además de lo anterior presentar al ARRENDADOR igualmente con por lo menos diez (10) dias naturales de anticipación a aquel en que pretenda iniciar los mismos, los planos, especificaciones y licencia de construcción (de requerirse). El ARRENDADOR los analizará y resolverá respecto de la autorización dentro de los diez (10) dias siguientes, que en su caso entregará por escrito, y sin la cual el ARRENDATARIO no podrá hacer construcción, alteración, mejora o adición alguna incluyendo pero no limitado a las paredes exteriores y techo de la Propiedad Arrendada. En cualquier caso, el ARRENDATARIO reparará cualquier daño a los pisos, paredes, techo, mamparas o cualesquier trabajo de madera, piedra o herreria en o alrededor de la Propiedad Arrendada, en relación con los trabajos aqui referidos, de acuerdo con el Manual de Mantenimiento.

4. Any and all works that LESSEE intends to initiate in the terms of this paragraph, shall require written notice from LESSEE to LESSOR with at least ten (10) calendar days in advance to that in which it intends to initiate. When dealing with works that require any structural construction, alterations, improvements or additions, including but not limited to, the exterior walls and roof of the Leased Property, regardless of its cost, LESSEE shall require in addition to the above, to present LESSOR, also with at least ten (10) days in advance to that in which it intends to initiate, layouts, specifications and construction license (if applicable). LESSOR will analyze and will resolve with respect to authorization within the ten (10) days following the request, in which case, if granted it will be delivered in writing and without which LESSEE cannot perform any construction, alterations, improvements or additions including but not limited to the exterior walls and roof of the Leased Property . In any event LESSEE shall repair any damage to any floors, walls, ceilings, partitions, or any wood, stone or ironwork on or about the Leased Property in connection with the works herein referred and in accordance with the Maintenance Manual.

En términos de lo anterior, queda claramente entendido que mediante la aprobación de los planos y especificaciones de cualesquier construcción, alteraciones, mejoras o adiciones, el ARRENDADOR no asume responsabilidad alguna por el cumplimiento técnico del proyecto o las obras, con los términos y especificaciones que se establecen en los lineamientos contenidos en el Reglamento del Parque Industrial.

In terms of the above, it is clearly understood that by approving the layouts and specifications of any construction, alterations, improvements or additions, LESSOR does not assume any responsibility in regards to compliance of the technical project or of the works, with the terms and specifications established in the guidelines contained in the Industrial Park Regulations.

IX. SERVICfOS PÚBLICOS.	IX. UTILITY SERVICES.

Durante el Término de este Contrato de Arrendamiento, el ARRENDATARIO deberá pagar de inmediato y puntualmente todos y cada uno de los setvicios públicos y cualesquiera otros proporcionados a la Propiedad Arrendada, incluyendo en forma enunciativa y no limitativa, cargos por servicio de agua, gas, electricidad, teléfono y recolección de basura. Todos los contratos necesarios para la instalación de cualesquier servicio a la Propiedad Arrendada, cuotas por concepto de conexión de agua, drenaje y teléfono si las hubiere, asi como cualquier cargo por la instalación de KVAs por la Comisión Federal de Electricidad y sus cuotas de conexión y cargos por uso serán pagadas en su totalidad por el ARRENDATARIO.

During the term of this Lease Agreement, LESSEE shall immediately and timely pay for any and all public and other utilities and related services furnished to the Leased Property, including but not limited to, water, gas, electricity, telephone and trash pick-up charges. All contracts necessary for the installation of any services to the Leased Property, water, drainage and telephone hook-up fees if any, as well as any KVA installation charge by the Mexican Federal Electricity Commission and its electricity hook-up fees usage charge will be covered by in full by LESSEE.

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El ARRENDATARIO deberá pagar al ARRENDADOR la cantidad de US $19,519.00 Dólares (diecinueve mil quinientos diecinueve Dólares, Moneda de Curso Legal en los Estados Unidos de América) por concepto de derechos de conexión de agua potable y drenaje, que fueron previamente cubiertos por el ARRENDADOR ante las autoridades competentes y que sirven para cubrir las necesidades de una planta de 300 empleados; la incorporación de procesos con consumo de agua o el incremento de empleados por parte del ARRENDATARIO obligará a que este tenga que cubrir de forma adicional los derechos de conexión necesários para atender sus necesidades.

LESSEE shall pay to LESSOR the amount of US $19,519.00 Dollars (Nineteen thousand five hundred and nineteen Dollars, Legal Currency of the United States of America) for water hook up and drainage fees, that were previously paid by LESSOR to the competent authorities and that cover the need of a plant of 300 employees; the incorporation of water consuming processes or the Increase of employees by LESSEE will oblige LESSEE to cover additionally the connection fees necessary to tend its needs.

Igualmente, en caso de que la capacidad instalada o disponible de cualesquier servicio como puede ser de manera enunciativa y no limitativa, los derechos de conexión, capacidad de suministro y uso de agua potable, drenaje, KVAs en la Propiedad Arrendada sea insuficiente, el ARRENDATARIO a su cuenta y gasto hará las adecuaciones necesarias quedando estas en beneficio de la Propiedad Arrendada sin costo ni formalidad alguna adicional a lo que requiera el proveedor, excepto los derechos de KVA’s adicionales pagados por el ARRENDATARIO que continuarán en su propiedad. Igualmente cuando las rnismas excedan el requerimiento del ARRENDATARIO, será su responsabilidad y bajo su cuenta y gasto realizar cualquier ajuste al efecto, asi como la restitución a la capacidad original que recibió, una vez que por la causa que fuere se dé por terminado el presente Contrato.

Also, in the event that the installed or available capacity of any service including but not limited to water and sewage connection rights and capacity of supply and usage of potable water, drainage, KVA’s in the Leased Property is insufficient, LESSEE at its own cost and expense will perform necessary adjustments, same which will remain in benefit of the Leased Property free of any cost and without any formalities other than those required by the service provider excepting the additional KVA rights paid by LESSEE that will continue as LESSEE’s property. Also, when the same exceeds the requirements of LESSEE, it will be its responsibility and under its own cost and expense, to perform any adjustment to the effect as well as the restitution to the original capacity received, once that, for any reason this Agreemet is terminated.

X. DERECHO DE PASO.	X. RIGHT OF WAY.

En este acto se le otorga al ARRENDADOR derecho de paso sobre, a través y por debajo de la Propiedad Arrendada, para entrar, salir, hacer instalaciones, reposiciones, reparaciones y mantenimiento de todos los servicios, inciuyendo en forma enunciativa y no limitativa agua, gas, teléfono y cualesquiera otros sistemas de electricidad, asi como servicios de antenas de radiocomunicación y televisión que sirvan a la Propiedad Arrendada. En virtud de este derecho de paso, queda expresamente permitido a cualquier compañia de teléfonos, agua y drenaje y/o electricidad la instalación y mantenimiento de postes y otro equipo necesario en la Propiedad Arrendada; en el entendido que al ejercitar cualquier derecho otorgado al ARRENDATARIO en esta Cláusula, el ARRENDADOR conviene en causar solamente la interferencia minima a la posesión y uso de la Propiedad Arrendada por parte del ARRENDATARIO.

LESSOR is hereby granted a right-of-way upon, across, and under the Leased Property to enter, exit, make installations, replacements, repair and maintain all utilities, including but not limited to water, gas, telephone, all electricity and any television or radio antenna system serving the Leased Property. By virtue of this right-of-way it shall be expressly permissible for the electrical and/or telephone companies to erect and maintain the necessary poles and other necessary equipment on the Leased Property; provided, that in exercising any right LESSEE may have under this Clause, LESSOR agrees to cause only a minimum interference with LESSEE’s use and possession of the Leased Property.

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XI. CESIÓN Y SUBARRENDAMIENTO.	XI. ASSIGNMENT AND SUBLETTING.

A. El ARRENDATARIO tendrá el derecho, mediante autorización previa y por escrito del ARRENDADOR, de sub-arrendar, ceder o transferir este Contrato de Arrendamiento o cualesquier interés en el mismo, o permitir el uso de la Propiedad Arrendada, siempre y cuando el ARRENDATARIO se encuentre al corriente en el cumplimiento de sus pagos de rentas u otras obligaciones. No se requerirá la autorización previa del ARRENDADOR si el sub-arrendamiento, cesión o transferencia y/u otorgamiento de uso, fuere a una empresa matriz, subsidiaria o filial del ARRENDATARIO. En caso de dicha cesión, traspaso o subarrendamiento, el ARRENDATARIO y quien otorgue la Garantia a que se refiere la Cláusula XXVI N del presente, seguirán siendo responsables de todas sus obligaciones establecidas en el presente Contrato de Arrendamiento.

A. LESSEE shall have the right, upon prior written authorization from LESSOR, to sub-lease, assign or transfer this Lease Agreement or any interest therein or to permit the use of the Leased Property, provided, however, that LESSEE is not in default in the payment of rents or other obligations. No authorization will be required from LESSOR if the sub-lease, assignment, transfer and/or granting of use were to a parent, subsidiary or affiliate of LESSEE. In the event of any such assignment, transfer or sublease, LESSEE and Guarantor referred to in Clause XXVI N herein, shall remain liable for all its obligations under this Lease Agreement.

B. El ARRENDADOR tendrá derecho a ceder una o varias veces, de tiempo en tiempo, todos o cualesquiera de los derechos y obligaciones del ARRENDADOR en este Contrato de Arrendamiento, o cualquier interés en el mismo, siempre y cuando dicha cesión no afecte los derechos del ARRENDATARIO derivados del presente y que el ARRENDADOR continúe obligado al cumplimiento de todas y cada una de sus obligaciones derivadas de este Contrato de Arrendamiento. En caso de cualquier cesión o cesiones, el ARRENDATARIO no podrá disminuir o retener el pago de las rentas pagaderas confomne a este Contrato, entablando directamente en contra del cesionario cualquier defensa, compensación o contrademanda que el ARRENDATARIO pueda tener en contra del ARRENDADOR o de cualquier otra persona. Sin embargo, el ARRENDATARIO especificamente renuncia en este acto, con relación a la retención de la renta, a cualesquier providencia cautelar que garantice el pago de reclamaciones, en los términos establecidos por el Código Civil y el Código de Procedimientos Civiies del Estado de Baja California.

B. LESSOR shall have the right to assign and reassign, from time to time, any or all of the rights and obligations of LESSOR in this Lease Agreement or any interest therein, provided that no such assignment or reassignment shall impair any of the rights of LESSEE herein, and provided further, that LESSOR shall remain liable for all of its obligations under this Lease Agreement. In the event of such assignment or reassignment, LESSEE shall not diminish or withhold any of the rents payable hereunder by asserting against such assignee any defense, setoff, or counterclaims which LESSEE may have against LESSOR or any other person. However, LESSEE hereby specifically waives, with respect to withholding of rent, any preventive measures to guarantee payment of a claim, in the terms provided by the Civil Code and the Code of Civil Proceedings both from the State of Baja California.

XII. SUBORDINACIÓN.	XII. SUBORDINATION.

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Durante el término de este Contrato de Arrendarniento, el ARRENDADOR tendrá el derecho de gravar los derechos que tiene sobre la Propiedad Arrendada o en este Contrato para los efectos que considere convenientes y el ARRENDATARIO deberá subordinar y en este acto subordina sus derechos en este Contrato y en la Propiedad Arrendada a dicho gravamen. Sin embargo, en el caso de que dichos gravámenes sean hechos efectivos o ejecutados judicialmente, el titular de los derechos derivados del gravamen deberá convenir en respetar este Contrato y aceptar el cumplimiento por parte del ARRENDATARIO de las obligaciones a que el mismo se refiere. El ARRENDATARIO deberá celebrar aquellos convenios que el ARRENDADOR solicite para confirmar esta subordinación, siempre que el ARRENDATARIO conserve sus derechos bajo este Contrato de Arrendarniento, y presentar cualesquier información financiera que se requiera en forma normal por cualesquier institución fiduciaria, banco o cualquier otra institución de crédito reconocida.

During the term of this Lease Agreement, LESSOR shall have the right to encumber its interest in the Leased Property or in this Lease Agreement for any purpose it deems convenient and LESSEE shall and hereby does subordinate its interest in this Lease Agreement and in the Leased Property to such encumbrances. However, in the event such encumbrances are foreclosed upon or judicially enforced, the one who holds the encumbrance shall agree to respect this Lease Agreement and accept the performance by LESSEE of its obligation hereunder. LESSEE shall execute any agreement which may be required by LESSOR in confirmation with such subordination, provided LESSEE maintains is rights under this Lease Agreement, and submit whatever public finance data may normally be requested by any trust insurance, bank or other recognized lending institution.

Una vez que el ARRENDADOR notifique por escrito al ARRENDATARIO que aquel ha cedido sus derechos sobre este Contrato a una institución financiera como garantia de cualquier deuda u otra obligación del ARRENDADOR, el ARRENDADOR no tendrá derecho a modificar este Contrato con el objeto de reducir la renta, disminuir el término o modificar o rehusar cualquier obligación substancial del ARRENDATARIO sin el consentimiento por escrito por parte de tal institución financiera. Dicha obligación continuará hasta en tanto la institución financiera haya notificado al ARRENDATARIO, por escrito, que dicha cesión ha sido terminada, en el entendido de que si el ARRENDADOR no obtiene la autorización de dicha institución financiera para llevar a cabo lo anterior, la modificación de los términos anteriormente establecidos no tendrá ningún efecto contra la institución financiera. Además, en caso de que la institución financiera notifique por escrito al ARRENDATARIO que las rentas aqui convenidas deberán ser pagadas directamente a dicha institución financiera o a su representante, el ARRENDATARIO estará obligado a pagar a dicha institución financiera o a su representante cada una de las rentas mensuales subsecuentes que venzan de acuerdo con este Contrato (asi como, en su caso, aquellas rentas no pagadas y vencidas con anterioridad, con los consecuentes intereses moratorios), hasta la fecha en que la institución financiera notifique al ARRENDATARIO su autorización para que las rentas se paguen al ARRENDADOR o a cualquier otra persona que tenga derecho de recibirlas. El ARRENDATARIO entiende y está de acuerdo en que con excepción del depósito en garantia a que se refiere el presente Contrato, en la Cláusula XXVI F, el ARRENDADOR no podrá cobrar por adelantado más de un (1) mes de renta y el ARRENDATARIO, a solicitud del ARRENDADOR proporcionará un documento manifestando que no ha efectuado pagos por adelantado; este documento será obligatorio para el ARRENDATARIO en relación con la institución financiera a la que este Contrato se ceda. Asimismo, la institución financiera no quedará obligada a reconocer aquellos pagos hechos por el ARRENDATARIO al ARRENDADOR después de que el ARRENDATARIO haya recibido la notificación que lo obligue a hacer los pagos a dicha institución financiera.

Once LESSOR shall have notified LESSEE in writing that the former has assigned its interest in this Lease Agreement to any lending institution as security for a debt or other obligation of LESSOR, LESSOR shall not have the power to amend this Lease Agreements so as to reduce the rent, decrease the term or modify or negate any substantial obligation without the written consent of such lending institution. Such obligation shall continue until the lending institution has notified LESSEE in writing that such assignment has been terminated, in the understanding that if LESSOR fails to obtain such lending institution’s approval to carry out the foregoing, the amendment of the terms above mentioned shall have no effect whatsoever as against such lending institution. In addition, if the lending institution shall notify LESSEE in writing requiring the payment of rents hereunder directly to such lending institution or its representative, then LESSEE shall be obligated to pay such lending institution or its representative each subsequent rental that may become due under this Lease Agreement (together with any unpaid rent then past due), until the date on which such lending institution notifies LESSEE authorizing payment of rent to LESSOR or other party entitled thereto. LESSEE understands and agrees that except for the security deposit mentioned in Clause XXVI F of this Lease Agreement, LESSOR may not collect any rent more than one (1) month in advance and LESSEE, at the request of LESSOR, shall provide a statement that no such advanced payment has been made; such document shall be binding upon LESSEE as against the lending institution to which this Lease Agreement may be assigned. In addition, the lending institution shall not be bound to recognize those payments made to LESSOR after the LESSEE has received notice requiring payments to be made to such lending institutions.

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XIII. ACCESO A LA PROPIEDAO ARRENDADA.	XIII. ACCESS TO LEASED PROPERTY.

Sin excesiva interferencia para la operación del ARRENDATARIO, el ARRENDADOR o sus representantes autorizados tendrán el derecho de entrar a la Propiedad Arrendada durante las horas de trabajo del ARRENDATARIO, y a cualquier hora en caso de emergencia, para inspeccionarla y para hacer reparaciones, y si fuera autorizado por el ARRENDATARIO, para realizar adiciones o alteraciones a la Propiedad Arrendada. Por un periodo que se iniciará ciento ochenta (180) dias antes de la terminación de este Contrato, el ARRENDADOR, tendrá acceso a la Propiedad Arrendada con el objeto de exhibirla a posibles arrendatarios, y podrá instalar los anuncios acostumbrados “Se Vende” o “Se Renta” en la Propiedad Arrendada. Excepto en casos de emergencia, el ARRENDADOR deberá notificar al ARRENDATARIO antes de entrar a la Propiedad Arrendada. Arrendada. El ARRENDADOR expresamente reconoce que el ARRENDATARIO podrá en todo momento acompañar al ARRENDADOR y sus acompañantes en sus inspecciones o visitas a la Propiedad Arrendada, y se reserva el derecho de rechazar la entrada a cualquier persona como resultado de cualesquier restricción gubernamental o por razones de seguridad interna. Si este fuera el caso, las partes trabajarán de manera diligente para identificar a otra persona que no tuviera estas restricciones.

Without undue interference to LESSEE’S operation, LESSOR or its authorized representatives shall have the right to enter the Leased Property during all LESSEE business hours, and in emergencies at all times, to inspect the Leased Property and to make repairs, and if approved by LESSEE, additions or alterations to the Leased Property. For a period of one hundred and eighty (180) days prior to the termination of this Lease Agreement, LESSOR shall have access to the Leased Property for the purpose of exhibiting it to prospective tenants and may post usual “For Sale” or “For Lease” signs upon the Leased Property. Except in case of Emergency, LESSOR shall give notice to LESSEE before entering the Leased Property. LESSOR expressly acknowledges that LESSEE may at any time escort LESSOR and persons accompanying LESSOR in its inspections or visits to the Leased Property and reserves the right to refuse entry to any person as a result of any governmental restriction or internal security issues. Should this be the case, the parties will diligently work to identify another person that would not have these restrictions.

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XIV. DAÑOS O DESTRUCCIÓN.	XIV. DAMAGE OR DESTRUCTION.

A. Total. En caso de que todo o una parte substancial de la Propiedad Arrendada sea dañada o destruida por incendio, actos de la naturaleza, o cualesquiera otra causa, de tal manera que el ARRENDATARIO se vea imposibilitado a continuar la operación de sus negocios, el ARRENDADOR determinará dentro de los (15) quince dias posteriores a dicha destrucción, si la Propiedad Arrendada puede ser restaurada dentro de los siguientes (6) seis meses, y notificará al ARRENDATARIO de tal determinación. Si el ARRENDADOR determina que la propiedad arrendada no puede ser restaurada en el periodo de (6) seis meses, tanto el ARRENDADOR como el ARRENDATARIO, tendrán el derecho y la opción de terminar en forma inmediata este Contrato de Arrendamiento, por medio de aviso por escrito hecho a la otra parte, sin responsabilidad alguna para las partes, excepto la del ARRENDATARIO de estar al corriente en el cumplimiento de las obligaciones generadas a la fecha, en los términos del Contrato de Arrendamiento. Si el ARRENDADOR determinara que la Propiedad Arrendada puede ser restaurada dentro del término de (6) seis meses, el ARRENDADOR, deberá a su propio costo y de acuerdo a la cantidad entregada al ARRENDADOR, por el pago del seguro requerido en la Cláusula VI anteriormente señalada, procederá diligentemente a reconstruir las Mejoras del ARRENDADOR, en tal caso, el ARRENDADOR, aceptará a su elección y en lugar de la renta durante el periodo que el ARRENDATARIO este privado del uso de la propiedad arrendada, el pago del seguro de daños consecuenciales a que se refiere la Cláusula VI anterior o el pago de la fianza destinada a rentas y cumplimiento de otras obligaciones. Durante el periodo de reconstrucción, el ARRENDATARIO, no tendrá obligación de pagar la renta o cuota de mantenimiento. En el caso que la Propiedad Arrendada no fuere restaurada dentro de seis meses como fue determinado por el ARRENDADOR, el ARRENDADOR tendrá un periodo de gracia de treinta dias para completar la construcción de las mejoras del ARRENDADOR a partir del último dia de los seis (6) meses. Ante la no entrega por parte del ARRENDADOR de las Mejoras para el último dia del periodo de gracia de treinta (30) dias, el ARRENDATARIO, tendrá el derecho de dar por terminado el arrendamiento, mediante aviso efectuado a la otra parte o de aceptar un dia de renta gratuito por cada dia de retraso en la entrega de la Propiedad Arrendada al término del sexto mes.

A. Total. In the event that the whole or a substantial part of the Leased Property is damaged or destroyed by fire, act of nature, or any other cause, so as to make LESSEE unable to continue the operation of its business, LESSOR shall, within fifteen (15) days from such destruction, determine whether the Leased Property can be restored within six (6) months. If LESSOR determines that the Leased Property cannot be restored within six (6) months, either LESSOR or LESSEE shall have the right and option to immediately terminate this Lease Agreement, by advising the other thereof by written notice, without any responsibilities to the parties, except for that of LESSEE to be in compliance with all obligations generated to date in the terms of this Agreement. If LESSOR determine that the Leased Property can be restored within said six (6) months, LESSOR shall at its own cost and according to the amount delivered to LESSOR as payment of insurance required in terms of Clause VI herein, will proceed diligently to reconstruct the LESSOR’s Improvements, in that event LESSOR will accept, at its election, and in lieu of the rent during this period the payment of insurance policy covering consequential damages as per Clause VI above or the bond applicable to payment of rent and compliance of other obligations. During the period of reconstruction the LESSEE will not be obligated to pay the rent or maintenance fees. In the event that the Leased Property could not be reconstructed in six (6) months as determined by LESSOR, LESSOR will have a cure period of thirty days to finish the construction of the LESSOR’S Improvements, beginning the last day of the six (6) months. Upon failure to deliver the Improvements by the LESSOR in the last day of the cure period of thirty (30) days, the LESSEE, will have the right to terminate this Lease Agreement, by written notice given to the other party or to accept one day of free rent for each day of delay of the delivery of the Leased Property at the end of the sixth month.

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B. Parcial. En caso de que los mencionados daños causados a la Propiedad Arrendada no impidan al ARRENDATARIO continuar la operación normal de sus negocios en la Propiedad Arrendada, el ARRENDADOR y el ARRENDATARIO deberán reparar dichos daños, cada uno reconstruyendo la porción de las mejoras por la que cada una de ellas era responsable en la construcción inicial; en el entendido de que durante el periodo que corresponda a la reparación de las Mejoras del ARRENDADOR, la renta pagadera en los términos de este Contrato por el ARRENDATARIO será prorrateada en proporción a la interferencia que sufra el ARRENDATARIO en el uso y posesión de la Propiedad Arrendada causada por dichos daños y reparaciones, única y exclusivamente cuando el ARRENDATARIO esté al corriente en todas sus obligaciones, particularmente en lo que a seguros se refiere la Cláusula VI del presente. En tal caso el ARRENDADOR aceptará a su elección, en lugar del pago prorrateado de la renta aquí señalada, durante el periodo cuando el ARRENDATARIO sea parcialmente privado del uso y posesión de la Propiedad Arrendada, cualquier pago del seguro de renta o fianza aplicable a la renta y otros pagos.

B. Partial. In the event the said damages caused to the Leased Property does not prevent LESSEE from continuing the normal operation of its business on the Leased Property, LESSOR and LESSEE shall repair said damage, each party reconstructing that portion of the improvements for which it was responsible in the original construction; provided that during the period required for such repair work of LESSOR’s Improvements, the rent payable hereunder by LESSEE shall be equitably prorated for the interference with LESSEE’s use and possession of the Leased Property caused by such damage and repairs, exclusively when LESSEE is up to date with compliance of all its obligations, in particular in regards to insurance acquisition and effectiveness as referred in Clause VI herein. In that event the LESSOR will accept, at its election and in lieu of any prorated payment of the rent hereunder, during the period when the LESSEE is partially deprived of the use and possession of the Leased Property, any payment of the rent insurance or a bond applicable for rent and other payments.

XV. LIMITACIÓN DE RESPONSABILIDAD	XV. LIMITATION OF LIABILITY.

Con excepción de cualesquiera actos intencionales o negligentes u omisiones del ARRENDADOR, de sus agentes o empleados, el ARRENDADOR no será responsable frente al ARRENDATARIO ni frente a cualquier otra persona, por cualesquier pérdida o daño de cualquier clase, causados por actos intencionales o negligentes u omisiones del ARRENDATARIO u otros ocupantes del Parque Industrial o de las propiedades adyacentes o del público, u otras causas fuera del control del ARRENDADOR, incluyendo en forma enunciativa y no limitativa, la falta de entrega o cualquier interrupción de los servicios públicos o de cualquier otro servicio, ya sea que éste ocurra en la Propiedad Arrendada o cerca de ella. El ARRENDATARIO reconoce que de tiempo en tiempo se efectuarán adiciones, composturas y reparaciones al Parque Industrial, sin embargo esto no deberá interferir en forma substancial con el uso y goce de la Propiedad Arrendada por parte del ARRENDATARIO.

Except for intentional or negligent acts or omissions of LESSOR, its agents or employees, LESSOR shall not be liable to LESSEE or to any other person whatsoever for any loss or damage of any kind or nature caused by the intentional or negligent acts or omissions of LESSEE or other occupants of the Industrial Park or of adjacent property, or the public, or the causes beyond the control of LESSOR, including but not limited to any, failure to furnish or any interruption of any utility or other services in or about the Leased Property. LESSEE recognizes that additions, replacements and repairs to the Industrial Park will be made from time to time, provided that the same shall not substantially interfere with LESSEE’s use and enjoyment of the Leased Property.

XVI. INDEMNIZACIÓN.	XVI. INDEMNIFICATION.

El ARRENDATARIO conviene en indemnizar y dejar a salvo al ARRENDADOR de cualquier demanda por daños y perjuicios de cualquier clase o naturaleza que resulten de actos negligentes u omisiones del ARRENDATARIO o sus contratistas, licenciatarios, agentes, invitados o empleados, o que se deriven de accidentes, lesiones o daños causados en cualesquiera forma a personas o bienes que ocurran en o cerca de la Propiedad Arrendada, o áreas adyacentes a la Propiedad Arrendada, así como de los costos y gastos, incluyendo honorarios de abogado en que por tal motivo se incurra.

LESSEE agrees to indemnify and save LESSOR harmless from any kind or nature whatsoever, arising from any negligent acts or omissions of LESSEE, or its contractors, licensees, agents, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the Leased Property, or the areas adjoining the Leased Property, and from and against all costs and expenses, including attorney’s fees, incurred thereby.

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El ARRENDADOR indemnizará y dejará a salvo al ARRENDATARIO de cualquier daño o perjuicio al ARRENDATARIO o sus agentes o empleados y de toda responsabilidad por causa de lesiones o daños causados a terceras personas, o por daños a la propiedad por terceras personas que ocurran mientras se encuentren legalmente dentro de la Propiedad Arrendada que resulten de actos negligentes u omisiones del ARRENDADOR, sus agentes o empleados, asi como de los costos y gastos, incluyendo honorarios de abogado en que portal motivo se incurra.

LESSOR will indemnify and will hold LESSEE harmless from any injury or damage to LESSEE or its agents or employees and from any and all liability for injury to third persons or damage to the property by third persons while lawfully upon the Leased Property occurring by reason of any negligent acts or omissions of LESSOR, its agents or employees, and from and against all costs, and expenses, including attorney’s fees, incurred thereby.

XVII. NOTIFICACIONES.	XVII. NOTICES.

Todas las notificaciones a que se refiere el presente Contrato de Arrendamiento deberán ser dirigidas al domicilio que se menciona en las Declaraciones anteriores o a cualquier otro domicilio que de tiempo en tiempo sea proporcionado por las partes. Dichas notificaciones serán hechas por escrito y enviadas por correo certificado, por fax, o entregadas personalmente cuando sea posible, y surtirán efectos siete (7) dias después de la fecha de su envio por correo o en la fecha en que se entreguen personalmente. Las notificaciones por duplicado se enviarán por correo aéreo certificado, porte pagado, a aquellas direcciones que en forma adicional soliciten de tiempo en tiempo cualquiera de las partes por escrito.

All notices under this Lease Agreement shall be forwarded to the address mentioned in the Recitals above or such other addresses as may from time to time be furnished by the parties hereto. Said notices shall be in writing and sent registered mail, by fax, or hand-delivered when possible, and shall be effective seven (7) days after the date of mailing thereof, or on the date they are hand-delivered. Duplicate notices shall be sent by certified airmail, postage prepaid, to such additional addresses as may from time to time be requested in writing by the parties hereto.

XVIII. DISPOSICIONES AMBIENTALES.	XVIII. ENVIRONMENTAL PROVISIONS.

El ARRENDADOR entregará al ARRENDATARIO la Propiedad Arrendada libre de contaminación, lo cuaI será evidenciado mediante la entrega de un certificado expedido por el perito registrado ante la Secretaria de Protección al Ambiente en el Estado como Prestador de Servicios en Materia de Impacto y Riesgo Ambiental tras la conclusión de las labores de construcción de la nave industrial.

LESSOR will deliver LESSEE the Leased Property free of contamination, what will be evidenced with the delivery of a certificate issued by an expert registered before the Ministry of Environmental Protection in the State as a service provider in matters of environmental impact and risk, after the conclusion of the construction works of the building.

El ARRENDATARIO entregará al ARRENDADOR, el certificado expedido por las Autoridades Ambientales por el cual se clasifica el riesgo de las actividades del ARRENDATARIO. El ARRENDATARIO en este acto se obliga a notificar por escrito al ARRENDADOR, dentro de un periodo de quince (15) dias naturales, inmediatamente posteriores a que el ARRENDATARIO cambie sus operaciones afectando su clasificacion de riesgo.

LESSEE will deliver LESSOR, the certificate issued by the Environmental Authorities that whereby the risk of LESSEE’s activities is classified. LESSEE is hereby bound to provide written notice to LESSOR within a fifteen (15) calendar day period immediately after LESSEE changes its operations affecting its classification of risk.

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El ARRENDATARIO es responsable de todo y cualesquier acto, hecho u omisión acontecido durante el Término del Arrendamiento, originado por sus actividades en la Propiedad Arrendada que pueda producir cualquier desequilibrio ecológico, daño ambiental, responsabilidad o reclamación de responsabilidad por el uso de materiales y desechos industriales que contaminen la Propiedad Arrendada durante el término de este Contrato y mantendrá al ARRENDADOR libre y a salvo de cualesquier reclamación, incluyendo los honorarios de abogado y consultores, ingenieros y cualesquier gasto relacionado con la solución de la misma. Esta responsabilidad perdurará sin importar que el presente Contrato sea terminado por cualesquier causa y siempre y cuando la autoridad ambiental competente determine que el impacto fue causado directa y exclusivamente por el ARRENDATARIO. El costo de cualquier estudio o actividad necesaria o relacionada con el impacto ambiental será pagado por el ARRENDATARIO.

LESSEE is responsible for any and all acts, facts or omissions occurred throughout the Lease Term, caused by its activities on the Lease Property that can produce any ecological imbalance, environmental damage, responsibility or claim of responsibility for the use of materials and industrial waste that contaminates the Leased Property during the term of this Agreement and will save LESSOR harmless of any and all claims, including attorneys’, consultants and engineer’s fees and any cost related with the solution of the same. This responsibility will endure regardless of that this Agreement is terminated by any reason and as long as the competent environmental authority determines that the impact was caused directly and exclusively by the LESSEE. The cost of any study or activity necessary or in relation to the environmental impact will be paid by LESSEE..

El ARRENDADOR conducirá una inspección cada seis (6) meses, para verificar cualquier acto que pueda producir un cambio en las condiciones de la Propiedad Arrendada y para asegurarse de que no haya áreas contaminadas por material o desecho industrial. El resultado de dicha inspección o la falta de su realización no liberarán de forma alguna al ARRENDATARIO de sus obligaciones bajo el presente Contrato. En caso de que cualquier área se detecte contaminada, el ARRENDATARIO a su exclusiva cuenta y gasto aplicará las medidas necesarias y satisfactorias para el ARRENDADOR a efecto de solventar, regenerar, recuperar, renovar y restaurar las condiciones ambientales prevalecientes en la Fecha de Inicio.

LESSOR will conduct an inspection every six (6) months, to verify any act that can produce a change in the conditions of the Leased Property and to make sure there are no contaminated areas by material and industrial waste. Neither the result of said inspection, nor the failure to conduct it shall in any form waive LESSEE’s responsibilities under this Agreement. In the event that any areas are detected to be contaminated, LESSEE to its sole cost and expense will apply the measures necessary and satisfactory to LESSOR in order to solve, regenerate, recover, renovate and restore the environmental conditions that prevailed at Commencement Date.

Si en un periodo de treinta (30) dias naturales luego de que se tenga conocimiento de alguna variación de las condiciones ambientales prevalecientes en la Fecha de Entrega, el ARRENDATARIO no ha iniciado la implementación de medidas para restaurar, el ARRENDADOR a cuenta y gasto del ARRENDATARIO aplicará tales medidas y notificará a las Autoridades Ambientales para que realicen los procedimientos para prevenir y evitar que el ARRENDATARIO continúe causando daños ambientales. En caso de que el ARRENDATARIO no cumpla con la implementación de la totalidad de las medidas de reparación en el término que el ARRENDADOR haya autorizado para el efecto, el ARRENDATARIO se hará responsable de dicha demora y establecerá el tiempo necesario para ello, a satisfacción del ARRENDADOR.

If in a thirty (30) calendar day period after knowledge of a variation of environmental conditions prevailing at Possession Date, LESSEE has not initiated implementation of measures to restore, LESSOR at LESSEE’S sole cost and expense will apply such measures and will notify the Environmental Authority to carry out the procedures in order to prevent and avoid that LESSEE continue to cause environmental damage. In the event that LESSEE fails to comply with implementation of all repair measures within the term that LESSOR has authorized to the effect, LESSEE will be held responsible for such delay and shall establish the necessary time for such purpose in terms satisfactory to LESSOR.

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A la terminación del presente Contrato, y para que la entrega fisica de la Propiedad Arrendada sea aceptada, el ARRENDATARIO deberá presentar y entregar al ARRENDADOR un certificado expedido por un perito registrado ante la Secretaria de Protección al Ambiente en el Estado como especialista en Restauración y Preservación Ambiental que haya sido previamente autorizado por el ARRENDADOR, en que se certifique que la Propiedad Arrendada está libre de contaminación.

Upon termination of this Agreement, and for physically delivery of the Leased Property to be accepted, LESSEE shall present and deliver to LESSOR a Certificate issued by an expert registered before the Ministry of Environmental Protection in the State as specialist on Ecological Restoration and Preservation, who is previously authorized by LESSOR, certifying that the Leased Property is free of contamination.

XIX. INCUMPLIMIENTO POR PARTE DEL ARRENDATARIO.	XIX. LESSEE’s DEFAULT.

A. Cada uno de los siguientes casos serán considerados como incumplimiento por parte del ARRENDATARIO:	A. Each of the following shall be a default of LESSEE:

1. Desocupar o abandonar la Propiedad Arrendada; el ARRENDADOR considerará que el Edificio Duna se encuentra abandonado cuando el ARRENDATARIO cierra sus operaciones, finiquita a todos sus empleados y deja de pagar la renta de dos o más meses. Bajo estas circunstancias el ARRENDADOR podrá proceder a ocupar el Edificio Duna, una vez que haya notificado al ARRENDATARIO, conforme a los términos del presente contrato, y que no se reciba respuesta en un periodo de quince (15) dias siguientes a tal aviso. Para dicho propósito, el ARRENDADOR eneste acto queda expresamente autorizado por el ARRENDATARIO para solicitar al Juzgado competente mediante el procedimiento de jurisdicción voluntaria, se le otorgue posesión del Edificio Duna utilizando cualesquier medio legal que otorga la Ley y renunciando expresamente el ARRENDATARIO al derecho a ser notificado, debido al aviso de abandono anterior. Este procedimiento podrá observarse independientemente de cualesquier otro recurso utilizado por el ARRENDADOR, según lo establecido en este contrato;

1. Vacating or abandonment of the Leased Property; LESSOR shall consider the Duna Building abandoned when LESSEE closes its operation, terminates all employees and stops making payment of rent for two or more months. Under such circumstances LESSOR may proceed to take over the Duna Building after notifying LESSEE under the terms hereunder provided, and no answer is received for a period of fifteen (15) days following such notice. For such purpose, LESSOR is hereby expressly authorized by LESSEE to request the competent Court under a voluntary jurisdiction procedure to be given possession of the Duna Building using any legal means provided by Law, and expressly waiving LESSEE the right to be notified due to prior notice of abandonment. This procedure may be observed independently of any other remedies of LESSOR as provided hereunder;

2. La falta de pago de dos (2) o más mensualidades consecutivas de renta devengada y pagadera en la fecha de vencimiento, de acuerdo con la Cláusula “IV” del presente, sin necesidad de ningún tipo de notificación;

2. Failure to pay two (2) or more consecutive installments of rent due and payable hereunder upon the date when said payment is due, as provided for in Clause “IV” hereunder, without need of notice of any kind;

3. Incumplimiento en la ejecución de cualquier pacto, acuerdo, contratos u obligaciones del ARRENDATARIO en los términos del presente, si dicho incumplimiento continúa por treinta (30) dias naturales siguientes a la notificación por escrito del ARRENDADOR al ARRENDATARIO (o durante un periodo razonable que fuere necesario para remediar el incumplimiento) otorgado por el ARRENDADOR, cuando no se haya previsto término expreso;

3. Default in the performance of any of LESSEE’s covenants, agreements or obligations hereunder, said default continuing for thirty (30) calendar days after written notice thereof, is given by LESSOR to LESSEE (or for any reasonable period necessary for LESSEE to cure said default,) given by LESSOR, when no express period is stated;

4. Una cesión general por parte del ARRENDATARIO en beneficio de acreedores;	4. A general assignment by LESSEE for the benefit of creditors;

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5. Petición voluntaria de una declaración de quiebra por el ARRENDATARIO o petición de una declaración involuntaria de quiebra por los acreedores del ARRENDATARIO, si dicha petición permanece sin retirarse por un periodo de ciento veinte (120) dias naturales;

5. The filing of a voluntary petition in bankruptcy by LESSEE or the filing of an involuntary petition by LESSEE’s creditors, said petition remaining undischarged for a period of one hundred and twenty (120) calendar days;

6. El nombramiento de un Depositario Judicial que tome posesión substancial de todos los bienes del ARRENDATARIO o de este arrendamiento, si permanece dicha disposición judicial sin retirarse por un periodo de ciento veinte (120) dias naturales; o

6. The appointment of a Receiver to take possession of substantially all of LESSEE’s assets or of this leasehold, said receivership remaining undissolved or un-stayed for a period of one hundred and twenty (120) calendar days after the levy thereof; or

7. Incumplimiento por parte del ARRENDATARIO de una resolución firme emitida por las Autoridades Ambientales del Gobierno Mexicano, en relación con la ejecución de sus actividades o con el uso y operación de cualesquier equipo por parte del ARRENDATARIO que pudiera ser considerada como contaminante por dicha Autoridad Gubernamental, asi como el  incumplimiento respecto de cualesquier ley, reglamento o recomendación efectuada por dicha Autoridad en relación con dicho asunto.

7. Failure by LESSEE to comply with a final judgment emitted by an Environmental Authorities, in connection with the performance of their activities or the use or operation of any equipment by LESSEE that may be considered as contaminating by such Governmental Office, and failure to comply with any and all recommendations, so given by said Governmental Office.

B. En cualquiera de los casos anteriores, el ARRENDADOR a su opción tendrá el derecho, además de utilizar cualesquier recurso otorgado por la ley, de reclamar daños, de rescindir de inmediato este Contrato de Arrendamiento y exigir al ARRENDATARIO la desocupación de la Propiedad Arrendada, sin afectar los derechos del ARRENDADOR de acuerdo a los términos del párrafo A), 1) de esta Cláusula, y particularmente el derecho de recaudar las rentas restantes del término de arrendamiento de este contrato.

B. Upon the occurrence of any of the foregoing defaults, LESSOR shall have the right, at its option, and in addition to other rights or remedies granted by law, including the right to claim damage, to immediately rescind this Lease Agreement and evict LESSEE from the Leased Property, without affecting the rights of LESSOR under the terms of paragraph A), 1) of this Clause, and particularly the right to collect the remaining rents for the contractual lease term.

XX. DERECHO A SUBSANAR EL INCUMPLIMIENTO DE LAS OBLIGACIONES.	XX. RIGHT TO CURE DEFAULTS.

En caso de que el ARRENDATARIO no cumpla con cualesquier término o estipulación contenida en este Contrato (excepto la falta de pago de rentas y cuota de mantenimiento), el ARRENDADOR podrá, sin estar obligado a ello, y en cualquier momento después de aviso por escrito dado con treinta (30) dias, subsanar dicho incumplimiento, incluyendo la aplicación de mecanismos de restauración en caso de contaminación o hacer reparaciones a la Propiedad Arrendada, por cuenta y a cargo del ARRENDATARIO. Si el ARRENDADOR, en virtud de dicho incumplimiento, paga cualesquier cantidad de dinero o incurre en cualquier gasto, incluyendo honorarios de abogados, las cantidades que haya pagado o erogado junto con todos los intereses, costos y daños, serán pagados por el ARRENDATARIO al ARRENDADOR el primer dia del mes siguiente en que dichos gastos fueron incurridos.

In the event of LESSEE’s breach of any term or provision herein, (except payment of rents and maintenance fee), LESSOR may, without any obligation to do so at any time after thirty (30) days written notice, cure such breach or default including the application of mechanisms of restoration in the event of contamination or make repairs to the Leased Property, for the account and at the expense of LESSEE. If LESSOR, by reason of such breach or default, pays any money or is compelled to incur any expense including attorney’s fees, the sums so paid or incurred by LESSOR with all interest, cost and damages, shall be paid by LESSEE to LESSOR on the first day of the month after incurring such expenses.

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Si cualquier pago de renta o cualesquier otro pago no son efectuados inmediatamente después de ser exigibles, generarán intereses a razón del diez (10%) por ciento mensual a partir de la fecha en que se hicieran exigibles, hasta su liquidación total. Esta estipulación no se entenderá como liberación del ARRENDATARIO de cualquier incumplimiento al efectuar los pagos a tiempo y en la forma que se establece en este Contrato. Los intereses, gastos y daños mencionados anteriormente, serán cobrados del ARRENDATARIO mediante el ejercicio por parte del ARRENDADOR del derecho de obtener pago de daños y perjuicios en los términos de esta Cláusula. Nada de lo contenido en la presente Cláusula afecta el derecho del ARRENDADOR para ser indemnizado por el ARRENDATARIO, por la responsabilidad derivada antes de la terminación de este Contrato por lesiones o daños a la propiedad,

If any installment of rent or any other payment is not paid promptly when due, it shall bear interest of ten (10%) percent monthly from the date on which it becomes delinquent until paid. This provision is not intended to relieve LESSEE from any default in the making of any payment at the time and in the manner herein specified. The foregoing interests, expenses and damages shall be recoverable from LESSEE by exercise of LESSOR’s right to recover damages under this Clause. Nothing in this Clause affects the right of LESSOR to indemnification by LESSEE for liability arising prior to the termination of this Lease for personal injuries or property damage.

XXI. RENUNCIA.	XXI. WAIVER.

En caso de que el ARRENDADOR o el ARRENDATARIO no exijan que la otra parte cumpla con cualquiera de las obligaciones contenidas en este Contrato, esto no será interpretado como renuncia a exigir el cumplimiento de la misma obligación o de otras obligaciones en forma subsecuente. Cualquier consentimiento o aprobación no se considerará como renuncia o como innecesaria la aprobación o consentimiento para actos similares o subsecuentes del ARRENDATARIO o del ARRENDADOR.

In the event LESSOR or LESSEE does not compel the other to comply with any of the obligations hereunder, such action or omission shall not be construed as a waiver of a subsequent breach of the same or any other provision. Any consent or approval shall not be deemed to waive or render unnecessary the consent or approval of any subsequent or similar act by LESSEE or LESSOR.

XXII. CERTIFICACIONES.	XXII. CERTIFICATES.

El ARRENDATARIO, dentro de los diez (10) días siguientes al recibo de la solicitud por escrito del ARRENDADOR, deberá entregar al ARRENDADOR una declaración por escrito certificando que, de ser el caso, este Contrato no ha sido modificado y se encuentra en vigor (o en caso de que haya habido modificaciones, que las mismas están vigentes en los términos realizadas); las fechas en que las rentas y otros cargos hayan sido pagados por adelantado; y que las Mejoras del ARRENDADOR han sido terminadas en forma satisfactoria. Es la intención que dicha declaration pueda ser tomada en cuenta por cualquier persona, posible comprador o institución financiera interesada en la Propiedad Arrendada.

LESSEE shall, within ten (10) days of receipt of a written request made by LESSOR, deliver to LESSOR a statement in writing certifying that, if this is the case, this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified); the dates to which the rent and any other charges have been paid in advance, and that LESSOR’s Improvements have been satisfactorily completed. It is intended that any such statement may be relied upon by any person, prospective purchaser or lending institution interested in the Leased Property.

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XXIII. RETENCIÓN DE LA PROPIEDAD ARRENDADA.	XXIII. HOLDING OVER.

Si el ARRENDATARIO permanece en posesión de la Propiedad Arrendada, como consecuencia de la negligencia u omisión del ARRENDATARIO, después del vencimiento de este Contrato, el ARRENDATARIO pagará al ARRENDADOR una pena convencional mensual igual al ciento veinte (120%) por ciento sobre el importe de la renta mensual, a partir de la fecha de vencimiento del Contrato de Arrendamiento y hasta en tanto el ARRENDATARIO haya entregado al ARRENDADOR la posesión de la Propiedad Arrendada, o celebrado un nuevo Contrato de Arrendamiento. Esta estipulación no será interpretada en el sentido de que se otorga derecho alguno al ARRENDATARIO para permanecer en posesión de la Propiedad Arrendada después de la terminación del Término del Arrendamiento. El ARRENDATARIO deberá indemnizar al ARRENDADOR contra cualesquier pérdida o responsabilidad que resulte de la demora en la entrega de la Propiedad Arrendada por el ARRENDATARIO, si dicha pérdida o responsabilidad se funda en tal demora. Las partes convienen en que el ARRENDATARIO deberá desocupar y entregar la PROPIEDAD ARRENDADA a la terminación de este Contrato de Arrendamiento.

If LESSEE should remain in possession of the Leased Property, due to LESSEE’s omission or negligence, after the expiration of this agreement, LESSEE shall pay LESSOR a monthly penalty equal to fifty (50%) percent of the amount of the monthly rent, as of the expiration date of the Lease Agreement until LESSEE has delivered to LESSOR possession of the Leased property or executed a new Lease Agreement. This provision shall not be construed as granting any right to LESSEE to remain in possession of the Leased Property after the expiration of the Lease term. LESSEE shall indemnify LESSOR against any loss or liability resulting from the delay by LESSEE in surrendering the Leased Property, if such loss or liability is founded on said delay. The parties agree that LESSEE shall quit and surrender the LEASED PROPERTY at the expiration of this Lease Agreement.

XXIV. ENTREGA.	XXIV. SURRENDER.

El último dia del término de este Contrato de Arrendamiento o antes, en caso de que sea terminado anticipadamente de acuerdo con lo establecido en otras disposiciones de este Contrato de Arrendamiento, el ARRENDATARIO deberá desocupar y entregar la Propiedad Arrendada, limpia, en buenas condiciones, junto con todas las alteraciones, adiciones y mejoras que hayan sido hechas en la misma, excepto por mobiliario, maquinaria y equipo propiedad del ARRENDATARIO, salvo diversa autorización por escrito por el ARRENDADOR. A la terminación de este Contrato, el ARRENDATARIO deberá retirar inmediatamente todos sus bienes, excepto por lo mencionado anteriormente, y todo aquello que no haya sido retirado se considerará abandonado por el ARRENDATARIO. El ARRENDATARIO deberá reparar cualesquier daño y perjuicio causado a la Propiedad Arrendada por el retiro de los bienes del ARRENDATARIO.

On the last day of the term of this Lease Agreement, or the sooner termination thereof pursuant to other provisions hereof, LESSEE shall quit and surrender the Leased Property, broom clean, in good condition together with all alterations, additions and improvements that may have been made to the same, except furniture, machinery and equipment owned by LESSEE, unless otherwise authorized in writing by LESSOR. Upon the termination of this Lease Agreement, LESSEE shall immediately remove all of its property, with the exception noted above, and all property not removed shall be deemed abandoned by LESSEE. LESSEE shall immediately repair any and all damage caused to the Leased Property by the removal of LESSEE’s property.

XXV. USO Y GOCE PACIFICO.	XXV. PEACEFUL ENJOYMENT.

El ARRENDADOR conviene que el ARRENDATARIO, mediante el pago de las rentas y demás cantidades que se establecen en este Contrato y mediante el cumplimiento de todos los términos y disposiciones de este Contrato de Arrendamiento, podrá ocupar y disfrutar en forma legal y pacifica la Propiedad Arrendada durante el Término del Arrendamiento.

LESSOR agrees that LESSEE, upon paying the rent and all other charges provided for herein and upon complying with all of the terms and provisions of the Lease Agreement, shall lawfully and quietly occupy and enjoy the Leased Property during the Lease Term without disturbance from anyone.

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XXVI. DISPOSICIONES MISCELÁNEAS	XXVI. MISCELLANEOUS.

A. Este documento contiene todas las condiciones y acuerdos entre las partes y no podrá ser modificado verbalmente ni en alguna otra manera, sino mediante convenio escrito firmado por los representantes autorizados de ambas partes.

A. This document contains all of the agreements and conditions made between the parties, and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.

B. Si cualquier término, pacto, condición o previsión de este Contrato o la aplicación del mismo a cualquier persona o circunstancia, es declarado invalido, nulo o no ejecutable en cualquier grado por un tribunal competente, el resto de los términos, pactos, condiciones o previsiones de este Contrato o la aplicación del mismo a cualquier persona o circunstancia, deberán permanecer en plena vigencia y en ninguna forma resultarán por ello afectados, objetados o invalidados.

B. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be held by a court of competent jurisdiction, to be invalid, void or unenforceable, the remaining terms, covenants, conditions or provisions of this Lease or the application thereof to any person or circumstances, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

C. En caso de que cualquiera de las partes entablara acción judicial en contra de la otra parte por la posesión de la Propiedad Arrendada, o para el pago de cualquier cantidad a que se refiere este Contrato, o en virtud de incumplimiento de cualquier estipulación en los términos de este Contrato, la parte que obtenga sentencia favorable tendrá derecho a cobrar de la otra los gastos y costas correspondientes, incluyendo honorarios de abogados.

C. In the event that either party should bring an action against the other party for the possession of the Leased Property or for the recovery of any sum due hereunder, or because of the breach of default of any covenant in this Lease Agreement, the prevailing party shall have the right to collect from the other party its relevant costs and expenses, including attorney’s fees.

D. Todos los pagos y obligaciones que se requieren conforme a este Contrato de Arrendamiento serán hechos y ejecutados precisamente en la fecha señalada para ello y excepto por los periodos de gracia específicós, no se permitirá ningún retraso o ampliación de los mismos.

D. Every payment and performance required by this Lease Agreement, shall be paid and performed on the date specified for such payment or performance and except for the specific grace periods herein, no delay or extension thereof shall be permitted.

E.Los titulos y subtituios de las Cláusulas de estedocumento no tendrán efecto alguno en la interpretación de los términos y disposiciones de este Contrato de Arrendamiento.	E. The titles and subtitles to the Clauses of this document shall have no effect on the interpretation of the terms and provisions contained in this Lease Agreement.

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F. El ARRENDADOR reconoce haber recibido del ARRENDATARIO la cantidad de US$ 108,498.60 Dólares (Ciento ocho mil cuatrocientos cuarenta y ocho Dólares 60/100, Moneda de Curso Legal en los Estados Unidos de América) equivalente a 2 meses de renta del Edificio Duna con superficie de 129,165.00 pies cuadrados, como depósito en garantia por el cumplimiento de las obligaciones asumidas en este Contrato de ARRENDATARIO, incluyendo pero no limitado al pago de rentas, pasivos laborales, daños ambientales o contaminación a la Propiedad Arrendada, y será devuelto at ARRENDATARIO por el ARRENDADOR al término de este Contrato de Arrendamiento, dentro de los diez (10) dias hábiles siguientes a que el ARRENDATARIO compruebe que no existen pagos pendientes en relación con las obligaciones asumidas en este contrato y en especifico las relativas a entregar la propiedad arrendada en buenas condiciones y al pago de servicios públicos, a satisfacción del ARRENDADOR, de otra forma el ARRENDADOR queda expresamente autorizado a utilizar tal depósito para cubrir las cantidades adeudadas por cualquier concepto al ARRENDADOR a la terminación del Contrato de Arrendamiento.

F. LESSOR hereby acknowledges having received from LESSEE the amount of US$ 108,498.60 Dollars (One hundred and eight thousand four hundred and ninety eight Dollars 60/100 Legal Currency of the United States of America), equivalent to 2 months of rent of the Duna Building with a surface of 129,165.00 square feet, as deposit in guaranty for compliance of the obligations assumed hereunder by LESSEE, including but not limited to payment of rents, labor liens environmental damage or contamination of the Leased Property and shall be reimbursed to LESSEE by LESSOR upon termination of the Lease Agreement, and following ten (10) business days, once LESSEE provides evidence that all obligations have been complied with and that there are no pending payments in relation to the obligations assumed herein at LESSOR’s satisfaction, otherwise LESSOR is expressly authorized to use such deposit to cover amounts owed under any title to LESSOR at the termination of the Lease Agreement.

G. Las partes convienen que este Contrato de Arrendamiento estará regido por las Leyes del Estado de Baja California.	G. The parties agree that this Lease Agreement shall be governed by the Laws of the State of Baja California.

H. Para todo lo relative a la interpretación y cumplimiento de este Contrato de Arrendamiento, las partes expresamente se someten a la jurisdicción de los Tribunales Civiles de la Ciudad de Tijuana, Estado de Baja California, renunciando expresamente a cualquier otro fuero que por razón de su domicilio presente o futuro o por cualquier otra causa pudiera llegar a corresponderles.

H. For everything pertaining to the interpretation and compliance of this Lease Agreement the parties thereby expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, State of Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

I. Siempre que se requiera el previo consentimiento de alguna de las partes, ya sea por escrito o manifestado en cualquier otra forma, como condición para que la otra parte ejecute algún acto, dicha parte conviene no denegar tal consentimiento en forma arbitraria.

I. Whenever the prior consent of either party, written or otherwise, is required as a condition for any act by the other party under this Lease Agreement, such party agrees not arbitrarily to withhold such consent.

J. Cada una de las partes se obliga a firmar aquellos documentos adicionales que requiera la otra parte, pero solamente hasta en la medida en que dicho documento tenga por objeto dar efectos legales a los derechos establecidos en este Contrato de Arrendamiento.

J. Each party shall execute such further documents as shall be requested by the other party, but only to the extent that the effect of said documents is to give legal effect to rights set forth in this Lease Agreement.

K. La entrega de este documento para su revisión y firma por el ARRENDATARIO, no constituye reserva de, ni opción de arrendamiento, y no tendrá valor alguno como Contrato de Arrendamiento mientras no sea firmado y entregado por ambas partes, ARRENDADOR y ARRENDATARIO.

K. Submission of this instrument for examination or signature by LESSEE does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both LESSOR and LESSEE.

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L. Este Arrendamiento, y cada uno de sus términos y disposiciones, serán obligatorios, y redundarán en beneficio de las partes y sus respectivos sucesores o cesionarios, sujetos a las previsiones aqui estipuladas. Cuando se haga referencia al ARRENDADOR en el presente Arrendamiento, dicha referencia se entenderá que se refiere a la persona que represente los intereses del ARRENDADOR. Cualquier sucesor o cesionario del ARRENDATARIO que acepte la cesión a los beneficios del presente Contrato y tome posesión o goce en este contrato, asume y acepta las obligaciones y condiciones aqui estipuladas.

L. This Lease Agreement and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to LESSOR, such reference shall be deemed to refer to the person in whom the interest of the lessor hereunder shall be vested. Any successor or assignee of LESSEE who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by, the covenants and conditions hereof.

M. El ARRENDADOR conviene con el ARRENDATARIO que, si lo requiere el ARRENDATARIO, el ARRENDADOR construirá cualesquier mejora adicional en el Edificio Duna sujeto a los términos y condiciones relativos a las mismas, según se establece en este Contrato de Arrendamiento.

M. LESSOR hereby agrees with LESSEE that, if so requested by LESSEE, LESSOR shall construct any additional Improvements in the Duna Building subject to the stipulations, terms and conditions as established elsewhere in this Lease Agreement.

N. Garantia. Queda claramente entendido que el ARRENDADOR ha convenido celebrar este Arrendamiento con el ARRENDATARIO debido a las garantias que serán presentadas por el ARRENDATARIO. En consecuencia, el ARRENDATARIO acuerda y asegura que se otorga una Garantia, la cual se agrega al presente como Anexo “H,” misma que será entregada por parte de Esterline Technologies Corporation (“GARANTE”), para asegurar la sujeción del ARRENDATARIO a todos los compromisos, condiciones, obligaciones, incluyendo aquellos relatives a la aplicación de mecanismos de restauración en caso de un daño o contaminación ambiental de la Propiedad Arrendada, responsabilidades y convenios según se establecen en este Contrato de Arrendamiento

N. Guaranty. It is clearly understood that LESSOR has been induced to enter into this Lease with LESSEE due to the guaranties to be submitted by LESSEE. Consequently, LESSEE hereby agrees and assures that a Guarantee under the form of Exhibit “H” attached hereto, is given by Esterline Technologies Corporation (“GUARANTOR”), to insure the adherence by LESSEE of all of the conditions, covenants, obligations, including those concerning the application of mechanisms of restoration in the event of an environmental damage and contamination of the Leased Property, liabilities and agreements set forth in this Lease Agreement.

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O. Sistemas contra INCENDIOS y de Seguridad Civil. El ARRENDADOR garantiza que la Propiedad Arrendada cuenta con las salidas de emergencia estándares de acuerdo con el edificio, sin considerar la actividad industrial del ARRENDATARIO, por lo que en este acto, el ARRENDATARIO se obliga a instalar el debido sistema contra incendios y en caso de ser necesario o requerido de acuerdo a su actividad de negocio, a modificarlo a efecto de que cumpla exhaustivamente con las disposiciones normativas municipals y la Norma Oficial Mexicana NOM-002-STPS-2010, relativa a las condiciones de seguridad para la prevención y protección contra incendios en los centros de trabajo, y también se obliga a certificar ante las autoridades municipales y estatales competentes que la Propiedad Arrendada cumple con los requerimientos en materia de protección civil, mediante la elaboración y autorización de un Programa Interno de Protección Civil, considerando el riesgo que presente la actividad industrial, operaciones, número de empleados y distribución de las instalaciones del ARRENDATARIO. El ARRENDATARIO será responsable de instalar a su propio costo el sistema contra incendio, según se describe anteriormente, en caso de que cualquier nueva regulación o norma oficial requiera una modificación al sistema básico requerido para dicho tipo de edificio.

O. Fire Deterrent Systems and Civil Security. LESSOR guarantees that the Leased Property has the standard emergency exits according to the building, without considering the industrial activity of LESSEE, thereby LESSEE hereby is bound to install the fire deterrent system and if needed or required, to improve it according to its business activity, so that it complies exhaustively with applicable municipal regulations and the Official Mexican Regulation NOM-002-STPS-2010, relative to the security conditions to prevent and protect against fire in the workplace, and is also bound to certify before the competent municipal and state authorities that the Leased Property complies with the requirements in the field of civil protection, by the elaboration and authorization of a Civil Protection Internal Program considering the risk presented by the industrial activity, the operations, the number of employees and the distribution of the facilities of the LESSEE. LESSEE will be responsible to improve and modify at its own cost the system as described above, in case that any new regulation or official specification requires any improvement for the basic system required for such type of building.

De igual forma, el ARRENDATARIO deberá, bajo su propia responsabilidad, certificar ante las autoridades competentes en materia de protección civil y bomberos, que su operación no sobrepasa los cupos máximos de personal permitidos en base a las dimensiones de la Propiedad Arrendada.

In the same manner, LESSEE, under its own responsibility, shall certify before the competent authorities in the field of civil protection and before the Fire Prevention Authorities, that its operation does not exceed the maximum number of employees allowed based on the dimensions of the Leased Property.

P. Bróker inmobiliario. Ambas partes reconocen que dentro de la negociación de este Contrato se involucró un Broker Inmobiliario, por lo que el ARRENDADOR pagará al mismo una comisión según el por cierto acuerdo celebrado por escrito con dicho promotor inmobiliario, ante cualquier acuerdo o contrato adicional a ser celebrado por el ARRENDATARIO, este deberá de informar si continue trabajando con el mismo Broker Inmobiliario.

P. Real Estate Broker. Both parties acknowledge that there was a Broker involved in the negotiation of this Agreement, therefore LESSOR will pay a Commission to such real estate broker as agreed with such, before any additional agreement or contract to be executed by LESSEE, it will have to inform if it continues to work with such Real Estate Broker.

Q. El presente Contrato se firma en español e inglés, y en caso de que resultare alguna inconsistencia con respecto a su interpretación, prevalecerá la versión en español.	Q. This Agreement is executed in the Spanish and English and in the event any inconsistency arises regarding its interpretation, the Spanish version shall prevail.

PARA CONSTANCIA, las partes han celebrado este Contrato de Arrendamiento en la Ciudad de Tijuana, Estado de Baja California, Mexico, a los 01 dia de September de 2015.	IN WITNESS WHEREOF, the parties have executed this Lease Agreement in the city of Tijuana, Baja California, Mexico, on the 1st day of September, 2015.

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EL ARRENDADOR: INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V.	LESSOR: INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V.

/s/ Eduardo Mendoza Larios	/s/ Eduardo Mendoza Larios
Eduardo Mendoza Larios	Eduardo Mendoza Larios

EL ARRENDATARIO: SUNBANK DE MEXICO, S. de R.L. de C.V.	LESSEE: SUNBANK DE MEXICO, S. de R.L. de C.V.

/s/ Robert David George	/s/ Robert David George
Robert David George	Robert David George

EL GARANTE: Esterline Technologies Corporation	GUARANTOR: Esterline Technologies Corporation

/s/ Robert David George	/s/ Robert David George
Robert David George	Robert David George

TESTIGOS:	WITNESSES:

/s/ Gary J. Posner	/s/ Gary J. Posner
Gary J. Posner	Gary J. Posner

/s/ Sharon Garcia	/s/ Sharon Garcia
Sharon Garcia	Sharon Garcia

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PRIMERCONVENIO MODIFICATORIO al Contrato de Arrendamiento que celebran por una parte INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., de aqui en adelante descrito como el “ARRENDADOR”, representado por el Sr. Eduardo Mendoza Larios, y SUNBANK DE MEXICO, S. DE R.L. DE C.V., de aqui en adelante referido como el “ARRENDATARIO”, representado por su representante legal, Sr. Frederic Bertrand Joseph Bodin, y con la comparecencia de ESTERLINE TECHNOLOGIES CORPORATION, en lo sucesivo referido como “EL GARANTE” en términos de las siguientes declaraciones y cláusulas:

FIRST ADDENDUM to the Lease Agreement entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., hereinafter referred to as “LESSOR”, represented by Mr. Eduardo Mendoza Larios, and SUNBANK DE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as “LESSEE”, represented by its legal representative, Mr. Frederic Bertrand Joseph Bodin, with the presence and consent of ESTERLINE TECHNOLOGIES CORPORATION, herein after referred to as the “GUARANTOR” of pursuant to the following recitals and clauses:

DECLARACIONES:	RECITALS:

Las partes declaran:	The parties declare:

I. - Que el ARRENDADOR y el ARRENDATARIO celebraron un Contrato de Arrendamiento fechado el 01 de Septiembre del 2015 (en lo sucesivo el “Contrato de Arrendamiento”), en el cual el ARRENDADOR arrendó al ARRENDATARIO, una porcion de terreno, identificado como Lote 4, Manzana 121 en el Parque Industrial Valle Bonito en la ciudad de Tijuana, Baja California, México. con una superficie total de 23,655.829 m2 (Veintitrés mil seiscientos cincuenta y cinco 82/100 metros cuadrados), equivalentes a 254,628.98 pies cuadrados , (en lo sucesivo la “Superficie de Terreno”) y de las mejoras construidas en el mismo, incluyendo pero no limitado al edificio modular ahl ubicado al que se identifica como “Edificio Duna” (en lo sucesivo referido como el “Edificio Duna”) con una “Superficie Arrendable” total de 129,165.00 (Ciento veintinueve mil ciento sesenta y cinco) Pies Cuadrados, el cual se compone de las siguientes secciones: Módulo 1 (en lo sucesivo el “Módulo 1”) con una superficie de 34,444.00 pies cuadrados, Modulo 2 (en lo sucesivo el “Módulo 2”) con una superficie de 34,444.00 pies cuadrados, Módulo 3 (en lo sucesivo el “Módulo 3”) con una superficie de 34,444.00 pies cuadrados y Modulo 4 (en lo sucesivo el “Módulo 4”) con una superficie de 25,833.00 pies cuadrados; que para efectos del contrato, el término “Propiedad Arrendada”, será entendido como: la parte proporcional de la “Superficie Arrendable” bajo posesión del ARRENDATARIO que el mismo vaya ocupando hasta el momento de la total ocupación del Edificio Duna, y que a la fecha de firma del presente corresponde al Módulo 1 del Edificio Duna con una superficie arrendable de 34,444.00 (treinta y cuatro mil cuatrocientos cuarenta y cuatro) Pies Cuadrados.

I. - That LESSOR and the LESSEE have entered into a Lease Agreement dated on September 1st, 2015, (hereinafter referred to as the “Lease Agreement”), whereby LESSOR a portion of land, described as Lot 4, Block 121, at Valle Bonito Industrial Park in the city of Tijuana, Baja California, Mexico, with a total surface of 23,655.829 m2 (twenty three thousand six hundred and fifty five 82/100 square meters), equivalent to 254,628.98 square feet, (hereinafter referred to as the “Land Surface”) and of the improvements therein constructed as detailed hereinafter in the present document, including but not limited to the building therein located, which is identified as “Duna Building” (hereinafter referred to as the “Duna Building”) with a “Leasable Area” of 129,165.00 (One hundred twenty nine thousand one hundred sixty five) square feet, which is composed by the following sections: Module 1 (hereinafter referred to as “Module 1”) with a leasable area of 34,444.00 square feet, Module 2 (hereinafter referred to as “Module 2”) with a leasable area of 34,444.00 square feet, Module 3 (hereinafter referred to as “Module 3”) with a leasable area of 34,444.00 square feet and Module 4 (hereinafter referred to as “Module 4”) with a leasable area of 25,833.00 square feet; that for the purpose of the Lease Agreement the term “Leased Property”, will be understood as: the proportional part of the Leasable Area under LESSEE’s possession as it happens to be occupied and up to the moment of total occupation of the Duna Building and that at the date of execution hereof, corresponds to the “Module 1” of the Duna Building which has a leasable area of 34,444.00 (thirty four thousand four hundred forty-four) Square Feet.

II. Que es su voluntad celebrar este Primer Convenio Modificatorio al Contrato de Arrendamiento y agregarlo para que forme parte	II. That is their intention to execute this First Addendum to the Lease Agreement and add it so it can be part of the Lease Agreement integral del Contrato de Arrendamiento a que se refiere la Declaración I anterior, considerando los términos y condiciones que se mencionan a continuación: (i) Añadir el domicilio y clave catastral de la Propiedad Arrendada; (ii) modificación del Anexo F, respecto al costo de la Subestación eléctrica con un transformador de 1000 KVAS, por el monto total de $109,215.00 dólares, el cual debidamente modificado se anexa al presente Convenio; y (iii) corregir el monto de la Clausula IV inciso B referente a la cuota de mantenimiento, toda vez que se asentó la cantidad de $688.80 dólares, siendo la correcta por la multiplicación de la cantidad de $.0266 por 34,440 pies cuadrados, la cantidad de $916.21 dólares.

described in Recital I, pursuant to the terms and conditions set forth below: (i) Add the address and cadastral number of the Lease Property; (ii) modify Exhibit F, referred to the cost of the improvements in the Electrical Substation with a 1000 KVAS transformer, for the total amount of $109,215.00 dollars, whereby duly modify is attached to this Addendum; and (iii) amend the amount on Clause IV section B, referred to the Maintenance Fee, in which the amount of $ 688.80 dollars, was stated, being the correct by multiplying the amount of $ .0266 and 34,440 square feet, the amount of $ 916.21 dollars.

IV. Que mutuamente tienen reconocida la personalidad en los términos del contrato señalado en el proemio del presente instrumento y que es materia de modificación.	IV. That each other has recognized personality in the terms of the lease agreement stated in recital I that is amend only under the terms set in.

V. Que conocen el alcance de las modificaciones al contrato de arrendamiento y ambas tienen la capacidad jurldica para cumplir con ellas, por lo que no tienen inconveniente en suscribir el presente convenio.

V. They know the scope of the amendments to the lease agreement and both parties have the legal capacity to meet them, so they have no impediment in signing this Agreement.

En consideración de lo anterior las partes acuerdan las siguientes:	Pursuant to the above the parties agree as follows:

CLAUSULA S:	CLAUSES:

PRIMERA: Por este Primer Convenio Modificatorio se agrega el domicilio de la Propiedad Arrendada y clave catastral siendo el siguiente:	FIRST: By this First Addendum, the address and cadastral number of the Lease Property is included, being the following:

CALZADA VALLE DE LOS CIRIOS NUMERO 12821, INTERIOR 4, MODULO 1A, CARRETERA TIJUANA A TECATE TIJUANA, BAJA CALIFORNIA	CALZADA VALLE DE LOS CIRIOS NUMERO 12821, INTERIOR 4, MODULE 1A, CARRETERA TIJUANA A TECATE TIJUANA, BAJA CALIFORNIA

CLAVE CATASTARAL: OF014004	CADASTRAL NUMBER: OF014004

SEGUNDA: Las Partes acuerdan modificar el concepto incluido en el Anexo F del Contrato de Arrendamiento descrito en la Declaración Primera que precede, respecto al costo de la Subestación eléctrica con un transformador de 1000 KVAS, por lo que el monto total correcto es de $109,215.00 dólares, (Ciento nueve mil doscientos quince dólares 00/100 moneda del curso legal de los Estados Unidos de América), el cual debidamente modificado se anexa al presente Convenio como ANEXO “A”, firmado y aceptado por las partes.

SECOND: The Parties hereof agree to modify the concept included in Exhibit F of the Lease Agreement described in the First Recital hereof, in relation to the cost of the electrical substation with a transformer of 1000 KVAS, accordingly the total correct amount its $109,215.00 dollars, (one hundred nine thousand two hundred fifteen dollars 00/100 legal currency of the United States of America), which duly modified is added to this Addendum as Exhibit “A”, signed and executed by the parties.

TERCERA: Las partes acuerdan en modificar la	THIRD: The parties agreed to modify Clause IV,

Clausula IV inciso B, primer párrafo del Contrato de Arrendamiento descrito en la Declaración Primera que precede, relativo a la Cuota de Mantenimiento, particularmente respecto a la suma del total a pagar por el ARRENDATARIO al ARRENDADOR, para quedar establecida en los siguientes términos:

Section B, first paragraph of the Lease Agreement described in the First Recital that precedes, related to the Maintenance Fee, particularly in relation to the total amount that shall be paid by the LESSEE to LESSOR, to be established in the following terms:

B. Cuota de mantenimiento. El ARRENDATARIO en este acto acepta y se obliga a pagar una cuota de mantenimiento de la Propiedad Arrendada, a razón de US$ 0.0266 Dólares (Cero punto cero, dos, seis, seis Dólares Moneda de los Estados Unidos de América) por pie cuadrado de Superficie Arrendable, que al inicio de este Contrato de Arrendamiento por el área inicial de 34,444.00 pies cuadrados, ascienden a US $916.21 Dólares (Novecientos dieciséis Dólares 21/100, Moneda de Curso Legal en los Estados Unidos de América), más el correspondiente Impuesto al Valor Agregado. El pago del mantenimiento será aplicable a áreas comunes por: jardineria, alumbrado, mantenimiento de calles, acceso controlado al Parque Industrial y recolección de basura en las calles principales.

B. Maintenance Fee. LESSEE hereby agrees and is bound to pay a monthly maintenance fee for the Leased Property, at the rate of US $0.0266 Dollars (Zero point zero, two, six, six Dollars, Legal Currency of the United States of America) per square foot of Leasable Area, which at the commence of this lease for the initial area of 34,444.00 square feet, amounts to US$916.21 Dollars (Nine hundred sixteen dollars 21/100, Legal Currency of the United States of America), plus the corresponding Value Added Tax. The Maintenance Fee shall be applicable to common areas for: landscaping, lighting, street up-keep, security guards in the Industrial Park controlling Park access and main street litter removal.

CUARTA: Todos los otros términos y condiciones del Contrato de Arrendamiento se mantendrán y continuarán vigentes y válidos. De conformidad con lo anterior, las partes aqul acuerdan que este Primer Convenio Modificatorio deberá modificar únicamente las provisiones aqul descritas; todas las demás provisiones deberán mantenerse vigentes y sin cambios, por lo que en este instrumento no existe novación. El Contrato de Arrendamiento previamente ejecutado por las partes el 01 de Septiembre de 2015, deberá regular cualquier cuestión relativa al Arrendamiento, que no se encuentren especificamente señaladas en el presente.

FOURTH: All other terms and conditions of the Lease Agreement will remain and continue in full force and effect. According to this, the parties hereby agree that this First Addendum shall modify only the provisions herein described; all other provisions shall remain valid and unchanged, therefore this document does not cause novation. The Lease Agreement previously executed by the parties on September 1st, 2015, shall govern any matter related to the Lease, which is not specifically addressed herein.

QUINTA: Este documento y el Contrato de Arrendamiento forman parte del mismo como un solo documento; conteniendo estos las condiciones y promesas realizados entre las partes, y no deberán ser modificados verbalmente o de ninguna otra manera más que en un contrato por escrito firmado por los representantes autorizados de las partes.

FIFTH: This document forms a part of the Lease Agreement as one whole document; they all contain the conditions and promises made between the parties, and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.

SEXTA: Las partes aquί acuerdan que todo lo relativo a la interpretación y cumplimiento de este Primer Convenio y del Contrato de Arrendamiento, se someten expresamente a la ley y a la jurisdicción de los Juzgados Civiles de la Ciudad de Tijuana, Baja California, renunciando expresamente cualquier otra jurisdicción que pudiera ser aplicable por razón del domicilio presente o futuro o cualquier otro.

SIXTH: The parties hereunder agree that everything to the interpretation and compliance of this First Addendum and the Lease Agreement, they expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, State of Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

EN VIRTUD DE LO ANTERIOR, este documento es firmado por duplicado en la Ciudad de Tijuana, Baja California, el dia 19 de Septiembre de 2015.	IN WITNESS WHEREOF this document is signed in duplicate in this City of Tijuana, Baja California, on this September 19th 2015.

EL ARRENDADOR:	LESSOR:

INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V.	INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V.

C.P. Eduardo Mendoza Larios Representante Legal	C.P. Eduardo Mendoza Larios Legal Representative

EL ARRENDATARIO:	LESSEE:

SUNBANK DE MEXICO, S. DE R.L. DE C.V	SUNBANK DE MEXICO, S. DE R.L. DE C.V

/s/ Sr. Frederic Bertland Joseph Bodin	/s/ Mr. Frederic Bertrand Joseph Bodin
Sr. Frederic Bertland Joseph Bodin Representante Legal	Mr. Frederic Bertrand Joseph Bodin Legal Representative

TESTIGO:	WITNESS:

[Illegible]

/s/ Tracy Williams

LAS FIRMAS QUE CONSTAN EN LA PRESENTE HOJA. CORRESPONDEN AL PRIMER CONVENIO MODIFICATORIO, QUE CELEBRAN EN FECHA 19 DE SEPTIEMBRE DE 2015: “INDUSTRIAS ASOCIADAS MAQUILADORAS,. SA DE CV: Y SUNBANK DE MEXICO, S DE RL DE CV Y COMO GARANTE ESTERUNE TECHNOLOGIES CORPORATION.”

THE SIGNATURES HEREUNDER BELONG TO THE FIRST ADDENDUM EXECUTED ON SEPTEMBER 19th 2015 BETWEEN: “INDUSTRIAS ASOCIADAS MAQUILADORAS, SA DE CV; AND SUNBANK DE MEXICO, S DE RL DE CV AND AS GUARANTOR ESTERLINE TECHNOLOGIES CORPORATION.”

ITEM	DESCRIPTION	UNIT	QUANTITY	AMOUNT
1.	Supply of materials and labor to perform the installation of a Pad-mounted transformer, rated 1000 KVA, 13200 – 480/277 volts. Includes:	EA	1	$ 43,180.00

*

Medium voltage air-underground transition in a concrete electric pole 12 meters high, with overhead distribution side break switch, 100 amps fuse cutout with 60 amps fuse element, surge protectors, insulators, hardware and fittings; power cable 15 KV 100% insulation level, with pre-molded terminations, 200 amps loadbreak elbow and loadbreak insert; 1000 KVA pad-mounted transformer; ground electrodes, bonding and grounding cables and accessories; and all the necessary civil work for the job.

2.	Supply of materials and labor to perform the installation of the utility meter box, according to standard M10 of the electric utility supply company, three phases 480/277 volts. Includes:	EA	1	$11,700

*

Auto supported metal enclosed box, with hinged doors, with space for CT’s and meter base per M10 standard; the necessary cable, conduit tube and accessories for a 1,200 amps feeder; ground electrode, bonding and grounding cables and accessories; and all the necessary civil work for the job.

3	Supply of materials and labor to perform the installation of Main Distribution Panel with main circuit breaker of 1200 amps, rated 480/277 volts, located in warehouse area. includes:	EA	1	$15,370

*

Cable, conduit tube and accessories for a 1200 amps feeder from metering cabinet to main distribution panel; Square D autosupported main panel, with a 1200 amps circuit breaker (with ground-fault protection) and branch circuit spaces I-line type.

4	Supply of materials and labor to perform the electrical installation of 6 air conditioned equipment (25 ton each). Each equipment includes:			$23,850

*

Branch circuit composed by 3-2 awg line, 1-8 awg equipment grounding conductor, electrical metal tubing, accessories and fittings, protected by a 3x70 amps circuit breaker; safety switches 3x100 amps 480 volts; includes dropdown for thermostat.

5	Supply of materials and labor to perform the electrical installation of branch circuit for receptacles installed on rooftops for maintenance of AC equipment. Includes:	EA	1	$2,030

*	Installation of two 20 amps branch circuit, for 6 receptacles 15 amps 127 volts GFCI and W.P. protected; accessories and fittings.

6	Supply of materials and labor to perform the installation of main lighting panelboard, rated 480/277 volts, located and for warehouse area. Includes:	EA	1	$1,440

*

Square D NF panelboard, 18 spaces, 480/277 volts; feeder composed by 3-1/0 awg line, 1-1/0 awg neutral, 1-8 awg equipment grounding conductor, electrical metal tubing, accessories and fittings, protected by a 3x100 amps circuit breaker.

7	Supply of materials and labor to perform the electrical installation of lighting fixtures in warehouse/production area. Includes:	EA	1	$20,690

*	Installation of eight 20 amps 277 volts branch circuits, for 62 fluorescent high bay luminaires; accessories and fittings.

8	Supply of materials and labor to perform the installation of a 75 KVA 480-220/127 volts dry type transformer. Includes:	EA	1	$4,000

*

Dry type transformer 75 KVA 480-220/127 volts installed on floor; feeder composed by 3-2 awg line, 1-8 awg equipment grounding conductor, electrical metal tubing, accessories and fittings, protected by a 3x100 amps circuit breaker.

9	Supply of materials and labor to perform the installation of a 3 phases, 220/127 volts load center, with main circuit breaker, in warehouse area. Includes:	EA	1	$2,390

*	3 phase, 220/127 volts, 30 spaces load center with main of 3x200 amps, installed aside of dry type transformer; feeder composed by 3-4/0 awg line, 1-3/0 awg neutral, 1-2 awg equipment grounding conductor, electrical metal tubing, accessories and fittings.	EA	1

10	Supply of materials and labor to perform the electrical installation of lightings, receptacles and air conditioned loads in MIS ROOM. Include:	EA	1	$1,015

*

1 fluorescent recessed lensed fixture with 3x32 watts lamps and is rocket switch; 4 duplex receptacles 15 amps 127 volts; 1 emergency lighting unit; 1 electrical outlet at safety switch 2x30 amps for air handler unit; necessary 20 amps branch circuits electrical metal tubing, accessories and fittings.

11	Supply of materials and labor to perform the electrical installation of lightings, receptacles and outlets in Fire Pump Room. Include:	EA	1	$ 2,550

*

2 fluorescent fixture with 2x32 watts lamps and is rocket switch; 6 duplex receptacles 15 amps 127 volts; 4 emergency lighting unit; 4 fluorescent wallpack 42 watts (exterior); 1 branch circuit or a 5 HP jockey pump; 1 load center 12 spaces, 220/127 volts, for the conection of the respective branch circuits of the room (six 1x20, one 3x30 branch circuits); feeder to load center composed by 3-6 awg line, 1-8 awg neutral, 1-10 awg equipment grounding conductor, electrical metal tubing, accessories and fittings, protected by a 3x60 amps circuit breaker.

12	Development of electrical project (medium and low voltage); monitoring procedures for the proper connection of the user substation to the power lines of the electric utility company (CFE in Mexico).	EA	1	$2,680

13	Supply and monitoring procedures to obtain the approval of the authority having jurisdiction (UVIE in Mexico).	EA	1	$4,170

SUBTOTAL (NO VAT INCLUDED)				$135,065

Note: The cost of the Electrical substation of 150 kva’s is $25,850 dlls. Same amount that will have to be deducted from the total of $135,065 Therefore, the Total amount of electrics installations with one 1,000 KVAS transformer is: US$ 109,215 dlls plus VAT

Note:

*	This quote is for the 1st phase of the project (Module 1)
*	This quote is valid for 15 days from the date of delivery.
*	Prices in USD.
*	Prices subject to change without notice.
*	Is required an advance payment of 30%, and the rest conform progress.
*	Delivery time of panelboard, load centers, circuit breakers and similar equipment: are immediate, unless previously sale.
*	Delivery time of pad-mounted transformer: are 13 weeks.
*	Additional work is charged separately.
*	This proposal does not include: payment guarantee required by the electric utility company or other type of charge generated by the same.
*	This proposal does not include supply and monitoring procedures to obtain the approval of the authority having jurisdiction (UVIE in Mexico) for the loads of production machinery.
*	This proposal does not include the installation of a UPS or similar equipment.
*	The fire pump room is considered connected to an electrical panel in Module 4 of the building.
*	All circuits and installed materials will be tested at the end of work to ensure proper operation.

EXHIBIT “F”

Lessor’s Improvements Expenses

1	AC in Production area of MODULE 1	85,763
2	Fire System (129 K SQ. FT.) with lamsa Allowance	461,984.40
3	Concrete Pad (Behind Module 1)	21,087.92
4	Electrical for Module 1	109,215.00
	Subtotal	$678,050.32

*	Extraction System in production area not included
*	Additional demising wall within the same Module 1 not included
*	VAT not included

Value:	$678,050.32	i:	0.0222%
Rate	8.0000%	n:	120
Term	10	(i * t):	0.667%
t:	30	(1+ (i * t))^n:	2.219640235
Rent Commencement	January 2016	Factor:	0.549476539
		Payment	$8,226.62

Monthly Payment #	Date	Balance	Payment to Capital	Interest	Total Payment
1	01-ene-16	$678,050.32	$3,706.29	$4,520.34	$8,226.62
2	01-feb-16	$674.344.03	$3,730.99	$4,495.63	$8,226.62
3	01-mar-16	$670.613.04	$3,755.87	$4,470.75	$8,226.62
4	01-abr-16	$666,857.17	$3,780.91	$4,445.71	$8,226.62
5	01-may-16	$663.076.26	$3,806.11	$4,420.51	$8,226.62
6	01-jun-16	$659,270.15	$3,831.49	$4,395.13	$8,226.62
7	01-jul-16	$655,438.66	$3,857.03	$4,369.59	$8,226.62
8	01-ago-16	$651,581.63	$3,882.74	$4,343.88	$8,226.62
9	01-sep-16	$647,698.89	$3,908.63	$4,317.99	$8,226.62
10	01-oct-16	$643,790.26	$3,934.69	$4,291.94	$8,226.62
11	01-nov-16	$639,855.58	$3,960.92	$4,265.70	$8,226.62
12	01-dic-16	$635,894.66	$3,987.32	$4,239.30	$8,226.62
13	01-ene-17	$631,907.33	$4,013.91	$4,212.72	$8,226.62
14	01-feb-17	$627,893.43	$4,040.67	$4,185.96	$8,226.62
15	01-mar-17	$623,852.76	$4,067.60	$4,159.02	$8,226.62
16	01-abr-17	$619,785.16	$4,094.72	$4,131.90	$8,226.62
17	01-may-17	$615,690.44	$4,122.02	$4,104.60	$8,226.62
18	01-jun-17	$611,568.42	$4,149.50	$4,077.12	$8,226.62
19	01-jul-17	$607,418.92	$4,177.16	$4,049.46	$8,226.62
20	01-ago-17	$603,241.76	$4,205.01	$4,021.61	$8,226.62
21	01-sep-17	$599,036.75	$4,233.04	$3,993.58	$8,226.62
22	01-oct-17	$594,803.71	$4,261.26	$3,965.36	$8,226.62
23	01-nov-17	$590,542.44	$4,289.67	$3,936.95	$8,226.62
24	01-dic-17	$586,252.77	$4,318.27	$3,908.35	$8,226.62
25	01-ene-18	$581,934.50	$4,347.06	$3,879.56	$8,226.62
26	01-feb-18	$577,587.45	$4,376.04	$3,850.58	$8,226.62
27	01-mar-18	$573,211.41	$4,405.21	$3,821.41	$8,226.62
28	01-abr-18	$568,806.19	$4,434.58	$3,792.04	$8,226.62
29	01-may-18	$564,371.61	$4,464.14	$3,762.48	$8,226.62
30	01-jun-18	$559,907.47	$4,493.90	$3,732.72	$8,226.62
31	01-jul-18	$555,413.57	$4,523.86	$3,702.76	$8,226.62
32	01-ago-18	$550,889.70	$4,554.02	$3,672.60	$8,226.62
33	01-sep-18	$546,335.66	$4,584.38	$3,642.24	$8,226.62
34	01-oct-18	$541,751.29	$4,614.95	$3,611.68	$8,226.62
35	01-nov-18	$537,136.35	$4,645.71	$3,580.91	$8,226.62
36	01-dic-18	$532,490.64	$4,676.68	$3,549.94	$8,226.62
37	01-ene-19	$527,813.95	$4,707.86	$3,518.76	$8,226.62
38	01-feb-19	$523,106.09	$4,739.25	$3,487.37	$8,226.62
39	01-mar-19	$518,366.84	$4,770.84	$3,455.78	$8,226.62
40	01-abr-19	$513,596.00	$4,802.65	$3,423.97	$8,226.62
41	01-may-19	$508,793.35	$4,834.67	$3,391.96	$8,226.62
42	01-jun-19	$503,958.69	$4,866.90	$3,359.72	$8,226.62
43	01-jul-19	$499,091.79	$4,899.34	$3,327.26	$8,226.62
44	01-ago-19	$494,192.45	$4,932.01	$3,294.62	$8,226.62
45	01-sep-19	$489,260.44	$4,964.89	$3,261.74	$8,226.62
46	01-oct-19	$484,295.56	$4,997.98	$3,228.64	$8,226.62
47	01-nov-19	$479,297.57	$5,031.30	$3,195.32	$8,226.62
48	01-dic-19	$474,266.27	$5,064.85	$3,161.78	$8,226.62
49	01-ene-20	$469,201.42	$5,098.61	$3,128.01	$8,226.62
50	01-feb-20	$464,102.81	$5,132.60	$3,094.02	$8,226.62
51	01-mar-20	$458,970.21	$5,166.82	$3,059.80	$8,226.62
52	01-abr-20	$453,803.39	$5,201.27	$3,025.36	$8,226.62
53	01-may-20	$448,602.12	$5,235.94	$2,990.68	$8,226.62
54	01-jun-20	$443,366.18	$5,270.85	$2,955.77	$8,226.62
55	01-jul-20	$438,095.33	$5,305.99	$2,920.64	$8,226.62
56	01-ago-20	$432,789.35	$5,341.36	$2.885.26	$8,226.62
57	01-sep-20	$427,447.99	$5,376.97	$2,849.65	$8,226.62
58	01-oct-20	$422,071.02	$5,412.81	$2,813.81	$8,226.62
59	01-nov-20	$416,658.21	$5,448.90	$2,777.72	$8,226.62
60	01-dic-20	$411,209.31	$5,485.23	$2,741.40	$8,226.62
61	01-ene-21	$405,724.08	$5,521.79	$2,704.83	$8,226.62
62	01-feb-21	$400,202.29	$5,558.61	$2,668.02	$8,226.62
63	01-mar-21	$394,643.68	$5,595.66	$2,630.96	$8,226.62
64	01-abr-21	$389,048.02	$5,632.97	$2,593.65	$8,226.62

65	01-may-21	$383,415.05	$5,670.52	$2,556.10	$8,226.62
66	01-jun-21	$377,744.53	$5,708.32	$2,518.30	$8,226.62
67	01-jul-21	$372,036.20	$5,746.38	$2,480.24	$8,226.62
68	01-ago-21	$366,289.82	$5,784.69	$2,441.93	$8,226.62
69	01-sep-21	$360,505.13	$5,823.25	$2,403.37	$8,226.62
70	01-oct-21	$354,681.88	$5,862.08	$2,364.55	$8,226.62
71	01-nov-21	$348,819.80	$5,901.16	$2,325.47	$8,226.62
72	01-dic-21	$342,918.65	$5,940.50	$2,286.12	$8,226.62
73	01-ene-22	$336,978.15	$5,980.10	$2,246.52	$8,226.62
74	01-feb-22	$330,998.05	$6,019.97	$2,206.65	$8,226.62
75	01-mar-22	$324,978.08	$6,060.10	$2,166.52	$8,226.62
76	01-abr-22	$318,917.98	$6,100.50	$2,126.12	$8,226.62
77	01-may-22	$312,817.48	$6,141.17	$2,085.45	$8,226.62
78	01-jun-22	$306,676.31	$6,182.11	$2,044.51	$8,226.62
79	01-jul-22	$300,494.20	$6,223.33	$2,003.29	$8,228.62
80	01-ago-22	$294,270.87	$6,264.82	$1,961.81	$8,226.62
81	01-sep-22	$288,006.05	$6,306.58	$1,920.04	$8,226.62
82	01-oct-22	$281,699.47	$6,348.62	$1,876.00	$8,226.62
83	01-nov-22	$275,350.85	$6,390.95	$1,835.67	$8,226.62
84	01-dic-22	$268,959.90	$6,433.56	$1,793.07	$8,226.62
85	01-ene-23	$262,526.34	$6,476.45	$1,750.18	$8,226.62
86	01-feb-23	$256,049.90	$6,519.62	$1,707.00	$8,226.62
87	01-mar-23	$249,530.27	$6,563.09	$1,663.54	$8,226.62
88	01-abr-23	$242,967.19	$6,606.84	$1,619.78	$8,226.62
89	01-may-23	$236,360.35	$6,650.89	$1,575.74	$8,226.62
90	01-jun-23	$229,709.46	$6,695.23	$1,531.40	$8,226.62
91	01-jul-23	$223,014.24	$6,739.86	$1,486.76	$8,226.62
92	01-ago-23	$216,274.38	$6,784.79	$1,441.83	$8,226.62
93	01-sep-23	$209,489.59	$6,830.02	$1,396.60	$8,226.62
94	01-oct-23	$202,659.56	$6,875.56	$1,351.06	$8,226.62
95	01-nov-23	$195,784.00	$6,921.39	$1,305.23	$8,226.62
96	01-dic-23	$188,862.61	$6,967.54	$1,259.08	$8,226.62
97	01-ene-24	$181,695.07	$7,013.99	$1,212.63	$8,226.62
98	01-feb-24	$174,881.08	$7,060.75	$1,165.87	$8,226.62
99	01-mar-24	$167,820.34	$7,107.82	$1,118.80	$8,226.62
100	01-abr-24	$160,712.52	$7,155.20	$1,071.42	$8,226.62
101	01-may-24	$153,557.31	$7,202.91	$1,023.72	$8,226.62
102	01-jun-24	$146,354.41	$7,250.93	$975.70	$8,226.62
103	01-jul-24	$139,103.48	$7,299.26	$927.36	$8,226.62
104	01-ago-24	$131,804.22	$7,347.93	$878.69	$8,226.62
105	01-sep-24	$124,456.29	$7,396.91	$829.71	$8,226.62
106	01-oct-24	$117,059.38	$7,446.23	$780.40	$8,226.62
107	01-nov-24	$109,613.15	$7,495.87	$730.75	$8,226.62
108	01-dic-24	$102,117.28	$7,545.84	$680.78	$8,226.62
109	01-ene-25	$94,571.44	$7,596.15	$630.48	$8,226.62
110	01-feb-25	$86,975.30	$7,646.79	$579.84	$8,226.62
111	01-mar-25	$79,328.51	$7,697.76	$528.86	$8,226.62
112	01-abr-25	$71,630.75	$7,749.08	$477.54	$8,226.62
113	01-may-25	$63,881.67	$7,800.74	$425.88	$8,226.62
114	01-jun-25	$56,080.92	$7,852.75	$373.87	$8,226.62
115	01-jul-25	$48,228.17	$7,905.10	$321.52	$8,226.62
116	01-ago-25	$40,323.07	$7,957.80	$268.82	$8,226.62
117	01-sep-25	$32,365.27	$8,010.85	$215.77	$8,226.62
118	01-oct-25	$24,354.42	$8,064.26	$162.36	$8,226.62
119	01-nov-25	$16,290.16	$8,118.02	$108.60	$8,226.62
120	01-dic-25	$8,172.14	$8,172.14	$54.48	$8,226.62

EXHIBIT “F1”

BASE RENT AND TENANT IMPROVEMENTS ANNUAL PAYMENTS

EXAMPLE FOR ILUSTRATION PURPOSES, REFER TO LEASE AGREEMENT FOR DETAILS.
SCENARIO WITH A FIXED OR CONSTANT ANNUAL INCREASE (CPI) OF A:	0.00%

									16%
BASE RENT					Tl’s		TOTALS BEFORE VAT		VAT		TOTALS AFTER VAT
Year	Sq.Ft.	Price	Monthly Payment	Annual Rent Payment	Monthly Payment	Annual Tl’s Payment	Monthly Rent+TI’s Pmt	Annual Rent+Tl’s Pmt	Monthly	Annual	Monthly Rent+Tl’s Pmt	Annual Rent+TI’s Pmt
1	34,444.51	$0.4200	$14,466,69	$173,600.33	$8,226.62	$98,719.46	$22,693.32	$272,319.79	$3,630.93	$43,571.17	$26,324.25	$315,890.95
2	68,889.02	$0.4200	$28,933.39	$347,200.66	$8,226.62	$98,719.46	$37,160.01	$445,920.12	$5,945.60	$71,347.22	$43,105.61	$517,267.34
3	103,332.00	$0.4200	$43,399.44	$520,793.28	$8,226.62	$98,719.46	$51,626.06	$619,512,74	$8,260.17	$99,122.04	$59,885.23	$718,634.77
4	129,165.00	$0.4200	$54,249.30	$650,991.60	$8,226.62	$98,719.46	$62,475.92	$749,711.06	$9,996.15	$119,953.77	$72,472.07	$869,664.83
5	129,165.00	$0.4200	$54,249.30	$650,991.60	$8,226.62	$98,719.46	$62,475.92	$749,711.06	$9,996.15	$119,953.77	$72,472.07	$869,664.83
6	129,165.00	$0.4200	$54,249.30	$650,991.60	$8,226.62	$98,719.46	$62,475.92	$749,711.06	$9,996.15	$119,953.77	$72,472.07	$869,664.83
7	129,165.00	$0.4200	$54,249.30	$650,991.60	$8,226.62	$98,719.46	$62,475.92	$749,711.06	$9,996,15	$119,953.77	$72,472.07	$869,664.83
8	129,165.00	$0.4200	$54,249.30	$650,991.60	$8,226.62	$98,719.46	$62,475.92	$749,711.06	$9,996.15	$119,953.77	$72,472.07	$869,664.83
9	129,165.00	$0.4200	$54,249.30	$650,991.60	$8,226.62	$98,719.46	$62,475.92	$749,711.06	$9,996.15	$119,953.77	$72,472.07	$869,664.83
10	129,165.00	$0.4200	$54,249.30	$650,991.60	$8,226,62	$98,719.46	$62,475.92	$749,711.06	$9,996.15	$119,953.77	$72,472.07	$869,664.83
11	129,165.00	$0.4200	$54,249.30	$650,991.60			$54,249.30	$650,991.60	$8,679.89	$104,158.66	$62,929.19	$755,150.26
12	129,165.00	$0.4200	$54,249.30	$650,991.60			$54,249.30	$650,991.60	$8,679.89	$104,158.66	$62,929.19	$755,150.26
13	129,165.00	$0.4200	$54,249.30	$650,991.60			$54,249.30	$650,991.60	$8,679.89	$104,158.66	$62,929.19	$755,150.26

*Note: The Annual Increase as Lease Agreement is the Orange County CPI with a Max Cap of 3.5%; for ilustration purposes this example considers a 0.00% fixed or constant annual increase. Example does not includes Triple Net Costs.

Note: VAT subjet to change due to federal government policies

EXAMPLE FOR ILUSTRATION PURPOSES, REFER TO LEASE AGREEMENT FOR DETAILS.
SCENARIO WITH A FIXED OR CONSTANT ANNUAL INCREASE (CPI) OF A:	1.75%

									16%
BASE RENT					TI’s		TOTALS BEFORE VAT		VAT		TOTALS AFTER VAT
Year	Sq.ft.	Price	Monthly Payment	Annual Rent Payment	Monthly Payment	Annual TI’s Payment	Monthly Rent + TI’s Pmt	Annual Rent + TI’s Pmt	Monthly	Annual	Monthly Rent + TI’s Pmt	Annual Rent + TI’s Pmt
1	34,444.51	$0.4200	$14,466.69	$173,600.33	$8,226.62	$98,719.46	$22,693.32	$272,319.79	$3,630.93	$43,571.17	$26,324.25	$315,890.95
2	68,889.02	$0.4274	$29,439.72	$353,276.67	$8,226.62	$98,719.46	$37,666.34	$451,996.13	$6,026.62	$72,319.38	$43,692.96	$524,315.51
3	103,332.00	$0.4348	$44,931.71	$539,180.54	$8,226.62	$98,719.46	$53,158.33	$637,899.99	$8,505.33	$102,064.00	$61,663.67	$739,963.99
4	129,165.00	$0.4424	$57,147.52	$685,770.25	$8,226.62	$98,719.46	$65,374.14	$784,489.70	$10,459.86	$125,518.35	$75,834.00	$910,008.06
5	129,165.00	$0.4502	$58,147.60	$697,771.23	$8,226.62	$98,719.46	$66,374.22	$796,490.68	$10,619.88	$127,438.51	$76,994.10	$923,929.19
6	129,165.00	$0.4581	$59,165.19	$709,982.22	$8,226.62	$98,719.46	$67,391.81	$808,701.68	$10,782.69	$129,392.27	$78,174.50	$938,093.35
7	129,165.00	$0.4661	$60,200.58	$722,406.91	$8,226.62	$98,719.46	$68,427.20	$821,126.37	$10,948.35	$131,380.22	$79,375.55	$952,506.59
8	129,165.00	$0.4742	$61,254.09	$735,049.03	$8,226.62	$98,719.46	$69,480.71	$833,768.49	$11,116.91	$133,402.96	$80,597.62	$967,171.45
9	129,165.00	$0.4825	$62,326.03	$747,912.39	$8,226.62	$98,719.46	$70,552.65	$846,631.85	$11,288.42	$135,461.10	$81,841.08	$982,092.94
10	129,165.00	$0.4910	$63,416.74	$761,000.86	$8,226.62	$98,719.46	$71,643.36	$859,720.31	$11,462.94	$137,555.25	$83,106.30	$997,275.56
11	129,165.00	$0.4996	$64,526.53	$774,318.37			$64,526.53	$774,318.37	$10,324.24	$123,890.94	$74,850.78	$898,209.31
12	129,165.00	$0.5083	$65,655.75	$787,868.94			$65,655.75	$787,868.94	$10,504.92	$126,059.03	$76,160.66	$913,927.97
13	129,165.00	$0.5172	$66,804.72	$801,656.65			$66,804.72	$801,656.65	$10,688.76	$128,265.06	$77,493.48	$929,921.71

*Note: The Annual Increase as Lease Agreement is the Orange County CPI with a Max Cap of 3.5%; for ilustration purposes this example considers a 1.75% fixed or constant annual increase. Example does not includes Triple Net Costs.

Note: VAT subject to Charge due to federal government policies

EXAMPLE FOR ILUSTRATION PURPOSES, REFER TO LEASE AGREEMENT FOR DETAILS.
SCENARIO WITH A FIXED OR CONSTANT ANNUAL INCREASE (CPI) OF A:	3.50%

									16%
BASE RENT					TI’s		TOTALS BEFORE VAT		VAT		TOTALS AFTER VAT
Year	Sq. FT.	Price	Monthly Payment	Annual Rent Payment	Monthly Payment	Annual TI’s Payment	Monthly Rent+TI’s Pmt	Annual Rent+Tl’s Pmt	Monthly	Annual	Monthly Rent+TI’s Pmt	Annual Rent+Tl’s Pmt
1	34,444.51	$0.4200	$14,466.69	$173,600.33	$8,226.62	$98,719.46	$22,693.32	$272,319.79	$3,630.93	$43,571.17	$26,324.25	$315,890.95
2	68,889.02	$0.4347	$29,946.06	$359,352.68	$8,226.62	$98,719.46	$38,172.68	$458,072.14	$6,107.63	$73,291.54	$44,280.31	$531,363.68
3	103,332.00	$0.4499	$46,490.57	$557,886.78	$8,226.62	$98,719.46	$54,717.19	$656,606.24	$8,754.75	$105,057.00	$63,471.94	$761,663.24
4	129,165.00	$0.4657	$60,147.17	$721,766.02	$8,226.62	$98,719.46	$68,373.79	$820,485.48	$10,939.81	$131,277.68	$79,313.60	$951,763.16
5	129,165.00	$0.4820	$62,252.32	$747,027.83	$8,226.62	$98,719.46	$70,478.94	$845,747.29	$11,276.63	$135,319.57	$81,755.57	$981,066.86
6	129,165.00	$0.4988	$64,431.15	$773,173.81	$2,226.62	$98,719.46	$72,657.77	$871,893.27	$11,625.24	$139,502.92	$84,283.02	$1,011,396.19
7	129,165.00	$0.5163	$66,686.24	$800,234.89	$8,226.62	$98,719.46	$74,912.86	$898,954.35	$11,986.06	$143,832.70	$86,898.92	$1,042,787.04
8	129,165.00	$0.5344	$69,020.26	$828,243.11	$8,226.62	$98,719.46	$77,246.88	$926,962.57	$12,359.50	$148,314.01	$89,606.38	$1,075,276.58
9	129,165.00	$0.5531	$71,435.97	$857,231.62	$8,226.62	$98,719.46	$79,662.59	$955,951.08	$12,746.01	$152,952.17	$92,408.60	$1,108,903.25
10	129,165.00	$0.5724	$73,936.23	$887,234.73	$8,226.62	$98,719.46	$82,162.85	$985,954.19	$13,146.06	$157,752.67	$95,308.90	$1,143,706.86
11	129,165.00	$0.5925	$76,524.00	$918,287.94			$76,524.00	$918,287.94	$12,243.84	$146,926.07	$88,767.83	$1,065,214.02
12	129,165.00	$0.6132	$79,202.34	$950,428.02			$79,202.34	$950,428.02	$12,672.37	$152,068.48	$91,874.71	$1,102,496.51
13	129,165.00	$0.6346	$81,974.42	$983,693.00			$81,974.42	$983,693.00	$13,115.91	$157,390.88	$95,090.32	$1,141,083.88

*Note: The Annual Increase as Lease Agreement is the Orange County CPI with a Max Cap of 3.5%; for illustration purposes this example considers a 3.5% fixed or constant annual Increase. Example does not includes Triple Net Costs.

Note: VAT subject to change due to federal government policies

SEGUNDO CONVENIO MODIFICATORIO al Contrato de Arrendamiento que celebran por una parte INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., de aquí en adelante descrito como el “ARRENDADOR”, representado por el Sr. Eduardo Mendoza Larios, y SUNBANK DE MEXICO, S. DE R.L. DE C.V., de aquí en adelante referido como el “ARRENDATARIO”, representado por su representante legal, Sr. Frederic Bertrand Joseph Bodin, en los términos de las siguientes declaraciones y cláusulas:

DECLARACIONES:

Las partes declaran:

I.Que el ARRENDADOR y el ARRENDATARIO celebraron un Contrato de Arrendamiento fechado el 1 de Septiembre del 2015 (en lo sucesivo el “Contrato de Arrendamiento”), en el cual el ARRENDADOR arrendó al ARRENDATARIO la Propiedad Arrendada, según se define en el Contrato de Arrendamiento. Los términos definidos en el Contrato de Arrendamiento tendrán el mismo significado en el presente convenio.

II.Que con fecha 19 de septiembre de 2015, celebraron el Primer Convenio Modificatorio al Contrato de Arrendamiento a través del cual se añadió el domicilio y clave catastral de la Propiedad Arrendada, y el Anexo “F” y la cuota de mantenimiento fueron modificados.

III.Que conforme al Anexo “F” del Contrato de Arrendamiento, la Renta Adicional actual asciende a US$8,226.62 (ocho mil doscientos veintiséis dólares 62/100 moneda de curso legal en los Estados Unidos de América) mas el Impuesto al Valor Agregado por mes.

IV.Que es su voluntad celebrar este Segundo Convenio Modificatorio al Contrato de Arrendamiento con el objeto de agregar ciertas Mejoras Adicionales del ARRENDADOR que incluyen lo siguiente: (i) equipamiento de unidades complementarias de aire acondicionado requeridas en el Modulo 1, (ii) equipamiento de unidades de aire acondicionado en el Modulo 2, que se detallan más adelante.

V.Que mutuamente tienen reconocida la personalidad en los términos del Contrato de Arrendamiento que es materia de modificación.

VI.Que conocen el alcance de las modificaciones al Contrato de Arrendamiento y ambas tienen la capacidad jurídica para cumplir con ellas, por lo

SECOND ADDENDUM to the Lease Agreement entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., hereinafter referred to as “LESSOR”, represented by Mr. Eduardo Mendoza Larios, and SUNBANK DE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as “LESSEE”, represented by its legal representative, Mr. Frederic Bertrand Joseph Bodin, pursuant to the following recitals and clauses:

RECITALS:

The parties declare:

I.That LESSOR and the LESSEE have entered into a Lease Agreement dated September 1, 2015, (hereinafter referred to as the “Lease Agreement”), whereby LESSOR leased to LESSEE the Leased Property, as such term is defined in the Lease Agreement. The defined terms of the Lease Agreement shall have the same meaning in this addendum.

II.That on September 19th, 2015, the parties executed a First Addendum where the address and cadastral number of the Leased Property were added, and Exhibit “F” and the maintenance fee were modified.

III.That according to Exhibit “F” of the Lease Agreement, the Additional Rent currently amounts to US$8,226.62 (eight thousand two hundred and twenty six Dollars 62/100 legal currency of the United States of America) plus the Value Added Tax per month.

IV.That is their intention to enter into this Second Addendum to the Lease Agreement with the objective of adding certain LESSOR Additional Improvements which include the following: (i) the supply of complimentary air conditioning units in Module 1; (ii) the supply air conditioning units in Module 2, which will be itemized below.

V.That each other have recognized their legal representation in the terms of the Lease Agreement that is amended under the terms set forth herein.

VI.They understand the scope of the amendments to the Lease Agreement and both parties have the legal capacity to perform them, so they have no impediment in executing this que no tienen inconveniente en suscribir el presente convenio.

En consideración de lo anterior, las partes acuerdan las siguientes:

CLAUSULAS:

PRIMERA. MEJORAS A LA PROPIEDAD ARRENDADA. El ARRENDADOR, a solicitud del ARRENDATARIO ejecutará e instalará una serie de mejoras en la Propiedad Arrendada que formarán parte de las Mejoras Adicionales del ARRENDADOR, mismas que consisten en: (i) equipamiento de unidades complementarias requeridas de aire acondicionado en el Modulo 1, según se describen en el "Anexo A" del presente; (ii) equipamiento de unidades de aire acondicionado en el Modulo 2, según se describen en el "Anexo B" del presente Segundo Convenio Modificatorio.

SEGUNDA. AMORTIZACIÓN DEL COSTO DE LAS MEJORAS ADICIONALES DEL ARRENDADOR.

El costo de las Mejoras Adicionales del ARRENDADOR solicitadas por el ARRENDATARIO es el siguiente: (i) por el Modulo 1, la cantidad de US$71,919.00 (setenta y un mil novecientos diecinueve dólares 00/100 moneda de curso legal en los Estados Unidos de América) mas el impuesto al valor agregado; (ii) por el Modulo 2, la cantidad de US$141,045.00 (ciento cuarenta y un mil cuarenta y cinco dólares 00/100 moneda de curso legal en los Estados Unidos de América) mas el impuesto al valor agregado, cuyo pago será a través de 114 (ciento once) amortizaciones mensuales de Renta Adicional, según describe en el "Anexo C" del presente Segundo Convenio Modificatorio.

Consecuentemente, a partir del 1 de Julio de 2016, el ARRENDATARIO deberá pagar al ARRENDADOR mensualmente como Renta Adicional la cantidad de US$2,672.98 dólares (Dos mil seiscientos setenta y dos dólares 98/100 moneda de curso legal en los Estados Unidos de América), más el Impuesto al Valor Agregado que resulte aplicable al momento de pago, la cual se agregará a la Renta Adicional (mejoras) actual que asciende a US$8,226.62 (ocho mil doscientos veintiséis dólares 62/100 moneda de curso legal en los Estados Unidos de América) mas el Impuesto al Valor Agregado.

La Renta Adicional deberá ser pagada junto con la Renta Base y la Cuota de Mantenimiento, según se definen en el Contrato de Arrendamiento, dentro de los primeros diez (10) días de cada mes de

Agreement.

Pursuant to the above the parties agree to the following:

CLAUSES:

FIRST. IMPROVEMENTS TO THE LEASED PROPERTY. LESSOR, at LESSEE'S request, will execute and install a series of improvements in the Leased Property that will form part of LESSOR'S Additional Improvements, consisting of: (i) the supply of complementary air conditioning units in Module 1, as detailed in "Exhibit A" of this Second Addendum; (ii) the supply of air conditioning units in Module 2, as detailed in "Exhibit B" of this Second Addendum.

SECOND. AMORTIZATION OF THE COST OF LESSOR'S ADDITIONAL IMPROVEMENTS.

The cost of LESSOR’s Additional Improvements requested by LESSEE is the following: (i) for Module 1, the amount of US$ US$71,919.00 Dollars (Seventy one thousand nine hundred and nineteen Dollars 00/100 legal currency of the United States of America) plus the value added tax; (ii) for Module 2, the amount of US$141,045.00 (one hundred forty one thousand forty five Dollars 00/100 legal currency of the United States of America) plus the value added tax, which shall be paid in 114 (one hundred and eleven) monthly installments of Additional Rent, as itemized in "Exhibit C" of this Second Addendum.

Consequently, as of July 1st, 2016, LESSEE shall pay to LESSOR Additional Rent in the amount of US$2,672.98 dollars (Two thousand six hundred and seventy two dollars 98/100, Legal Currency of the United States of America) plus the corresponding Value Added Tax at the moment of payment, which shall be added to the current Additional Rent (improvements) of US$8,226.62 (eight thousand two hundred and twenty six Dollars 62/100 legal currency of the United States of America) plus value added tax.

Additional Rent shall be paid along with the Base Rent and the Maintenance Fee, as such terms are defined in the Lease Agreement, within the calendario, y serán sujetas a las penalidades por pago tardío establecidas en el Contrato de Arrendamiento.

TERCERA: En caso de terminación anticipada del Contrato de Arrendamiento, el Arrendatario deberá pagar junto con el resto de las cantidades adeudadas conforme al Contrato de Arrendamiento, el saldo de la Renta Adicional pendiente de pago a la fecha de terminación, en los términos establecidos en el Contrato de Arrendamiento.

CUARTA. La Garantía descrita en la Cláusula XXVI párrafo N del Contrato de Arrendamiento se mantiene vigente y efectiva, y es aplicable y extensive al Contrato de Arrendamiento, mismo que ha sido modificado por este Segundo Convenio Modificatorio.

QUINTA: Todos los otros términos y condiciones del Contrato de Arrendamiento se mantendrán y continuarán vigentes y válidos. De conformidad con lo anterior, las paries aquí acuerdan que este Segundo Convenio Modificatorio modifica únicamente los derechos y obligaciones aquí descritos y que todos las demás derechos y obligaciones se mantienen vigentes y sin cambios, por lo que en este instrumento no existe novación. El Contrato de Arrendamiento regula cualquier cuestión relativa al arrendamiento que no se encuentren específicamente modificadas en el presente.

SEXTA: Este documento y el Contrato de Arrendamiento forman parte del mismo como un solo documento, conteniendo estos las condiciones y promesas realizados entre las partes, y no deberán ser modificados verbalmente o de ninguna otra manera más que en un convenio por escrito firmado por los representantes autorizados de las partes.

SÉPTIMA: Este Segundo Convenio Modificatorio se firma en español e ingles. En caso de que resultare alguna inconsistencia con respecto a su interpretación, la versión en español prevalecerá.

OCTAVA: Las partes aquí acuerdan que todo lo relativo a la interpretación y cumplimiento de este Segundo Convenio Modificatorio y del Contrato de Arrendamiento se somete expresamente a la ley y a la jurisdictión de los Juzgados Civiles de la Ciudad de Tijuana, Baja California, renunciando expresamente a cualquier otra jurisdicción que pudiera ser aplicable por razón del domicilio presente o futuro, o cualquier otra razón.

first ten (10) days of each calendar month, and will be subject to the late payment penalties established in the Lease Agreement.

THIRD: In the event of early termination of the Lease Agreement, LESSEE shall pay together with any other amounts due under the Lease Agreement, the balance of any Additional Rent that may be pending on the date of termination under the terms set forth in the Lease Agreement.

FOURTH. The Guaranty described in Clause XXVI paragraph N of the Lease Agreement remains in full force and effect, and applies and extends to the Lease Agreement as amended by this Second Addendum.

FIFTH: All other terms and conditions of the Lease Agreement will remain and continue in full force and effect. Pursuant to foregoing, the parties hereby agree that this Second Addendum modifies only the rights and obligations herein described, and all other rights and obligations remain valid and unchanged; therefore, this document does not cause a novation. The Lease Agreement shall govern any matter related to the lease which is expressly modified herein.

SIXTH: This document forms a part of the Lease Agreement as one sole document; they all contain the conditions and promises made between the parties and may not be modified orally or in any manner, other than by a written agreement signed by the authorized representatives of the parties.

SEVENTH: This Second Addendum is executed in Spanish and English. In the event there is any inconsistency with respect to its interpretation, the Spanish version shall prevail.

EIGHTH. The parties hereunder agree that everything related to the interpretation and performance of this Second Addendum and the Lease Agreement is expressly submitted to the law and the jurisdiction of the Civil Courts of the City of Tijuana, State of Baja California, expressly waiving any other jurisdiction which may be applicable by reason of their present or future domiciles, or any other reason.

EN VIRTUD DE LO ANTERIOR, este documento es firmado por triplicado en la Ciudad de Tijuana, Baja California, el día 05 de Mayo de 2016.

EL ARRENDADOR:

INDUSTRIAS ASOCIADAS

MAQUILADORAS, S.A. DE C.V.

C.P. Eduardo Mendoza Larios

Representante Legal

EL ARRENDATARIO:

SUNBANK DE MEXICO, S. DE R.L. DE C.V.

Sr. Frederic Bertrand Joseph Bodin

Representante Legal

TESTIGO:

IN WITNESS WHEREOF this document is signed in triplicate in this City of Tijuana, Baja California, on this May 5th 2016.

LESSOR:

INDUSTRIAS ASOCIADAS

MAQUILADORAS, S.A. DE C.V.

C.P. Eduardo Mendoza Larios

Legal Representative

LESSEE:

SUNBANK DE MEXICO, S. DE R.L. DE C.V.

Mr. Frederic Bertrand Joseph Bodin

Legal Representative

WITNESS:

EXHIBIT "C"

ADDITIONAL IMPROVEMENTS

1	Additional AC equipment in Module 1	71,919
4	AC in Production area of Module 2	141,045
	Subtotal	$ 212,964.00
	*VAT not included

Value:	$212,964.00	i:	0.0222%
Rate	8.0000%	n:	114
Term	9.5	(i * t):	0.667%
t:	30	(l + (I * t))^n:	2.132890005
Rent Commencement	July 2016	Factor:	0.531152569
		Payment	$2,672.98

*VAT not included

Monthly Payment #	Date	Balance	Payment to Capital	Interest	Total Payment
1	01-jul-16	$212,964.00	$1,253.22	$1,419.76	$2,672.98
2	01-ago-16	$211,710.78	$1,261.57	$1,411.41	$2,672.98
3	01-sep-16	$210,449.21	$1,269.98	$1,402.99	$2,672.98
4	01-oct-16	$209,179.22	$1,278.45	$1,394.53	$2,672.98
5	01-nov-16	$207,900.77	$1,286.97	$1,386.01	$2,672.98
6	01-dic-16	$206,613.79	$1,295.55	$1,377.43	$2,672.98
7	01-ene-17	$205,318.24	$1,304.19	$1,368.79	$2,672.98
8	01-feb-17	$204,014.05	$1,312.89	$1,360.09	$2,672.98
9	01-mar-17	$202,701.16	$1,321.64	$1,351.34	$2,672.98
10	01-abr-17	$201,379.52	$1,330.45	$1,342.53	$2,672.98
11	01-may-17	$200,049.08	$1,339.32	$1,333.66	$2,672.98
12	01-jun-17	$198,709.76	$1,348.25	$1,324.73	$2,672.98
13	01-jul-17	$197,361.51	$1,357.24	$1,315.74	$2,672.98
14	01-ago-17	$196,004.27	$1,366.28	$1,306.70	$2,672.98
15	01-sep-17	$194,637.99	$1,375.39	$1,297.59	$2,672.98
16	01-oct-17	$193,262.59	$1,384.56	$1,288.42	$2,672.98
17	01-nov-17	$191,878.03	$1,393.79	$1,279.19	$2,672.98
18	01-dic-17	$190,484.24	$1,403.08	$1,269.89	$2,672.98
19	01-ene-18	$189,081.15	$1,412.44	$1,260.54	$2,672.98
20	01-feb-18	$187,666.72	$1,421.85	$1,251.12	$2,672.98
21	01-mar-18	$186,246.86	$1,431.33	$1,241.65	$2,672.98
22	01-abr-18	$184,815.53	$1,440.88	$1,232.10	$2,672.98
23	01-may-18	$163,374.65	$1,450.48	$1,222.50	$2,672.98
24	01-jun-18	$181,924.17	$1,460.15	$1,212.83	$2,672.98
25	01-jul-18	$180,464.02	$1,469.89	$1,203.09	$2,672.98
26	01-ago-18	$178,994.13	$1,479.69	$1,193.29	$2,672.98
27	01-sep-18	$177,514.45	$1,489.55	$1,183.43	$2,672.98
28	01-oct-18	$176,024.90	$1,499.48	$1,173.50	$2,672.98
29	01-nov-18	$174,525.42	$1,509.48	$1,163.50	$2,672.98
30	01-dic-18	$173,015.94	$1,519.54	$1,153.44	$2,672.98
31	01-ene-19	$171,496.40	$1,529.67	$1,143.31	$2,672.98
32	01-feb-19	$169,966.73	$1,539.87	$1,133.11	$2,672.98
33	01-mar-19	$168,426.86	$1,550.13	$1,122.85	$2,672.98
34	01-abr-19	$166.876.73	$1,560.47	$1,112.51	$2,672.98

35	01-may-19	$165,316.26	$1,570.87	$1,102.11	$2,672.98
36	01-jun-19	$163,745.39	$1,581.34	$1,091.64	$2,672.98
37	01-jul-19	$162,164.04	$1,591.89	$1,081.09	$2,672.98
38	01-aqo-19	$160,572.16	$1,602.50	$1,070.48	$2,672.98
39	01-sep-19	$158,969.66	$1,613.18	$1,059.80	$2,672.98
40	01-oct-19	$157,356.48	$1,623.94	$1,049.04	$2,672.98
41	01-nov-19	$155,732.54	$1,634.76	$1,038.22	$2,672.98
42	01-dic-19	$154,097.78	$1,645.66	$1,027.32	$2,672.98
43	01-ene-20	$152,452.12	$1,656.63	$1,016.35	$2,672.98
44	01-feb-20	$150,795.48	$1,667.68	$1,005.30	$2,672.98
45	01-mar-20	$149,127.81	$1,678.79	$994.19	$2,672.98
46	01-abr-20	$147,449.01	$1,689.99	$982.99	$2,672.98
47	01-may-20	$145,759.03	$1,701.25	$971.73	$2,672.98
48	01-jun-20	$144,057.77	$1,712.59	$960.39	$2,672.98
49	01-jul-20	$142,345.18	$1,724.01	$948.97	$2,672.98
50	01-ago-20	$140,621.17	$1,735.51	$937.47	$2,672.98
51	01-sep-20	$138,885.66	$1,747.08	$925.90	$2,672.98
52	01-oct-20	$137,138.59	$1,758.72	$914.26	$2,672.98
53	01-nov-20	$135,379.87	$1,770.45	$902.53	$2,672.98
54	01-dic-20	$133,609.42	$1,782.25	$890.73	$2,672.98
55	01-ene-21	$131,827.17	$1,794.13	$878.85	$2,672.98
56	01-feb-21	$130,033.04	$1,806.09	$866.89	$2,672.98
57	01-mar-21	$128,226.94	$1,818.13	$854.85	$2,672.98
58	01-abr-21	$126,408.81	$1,830.25	$842.73	$2,672.98
59	01-may-21	$124,578.56	$1,842.46	$830.52	$2,672.98
60	01-jun-2l	$122,736.10	$1,854.74	$818.24	$2,672.98
61	01-jul-21	$120,881.36	$1,867.10	$805.88	$2,672.98
62	01-ago-21	$119,014.26	$1,879.55	$793.43	$2,672.98
63	01-sep-21	$117,134.71	$1,892.08	$780.90	$2,672.98
64	01-oct-21	$115,242.62	$1,904.70	$768.28	$2,672.98
65	01-nov-21	$113,337.93	$1,917.39	$755.59	$2,672.98
66	01-dic-21	$111,420.54	$1,930.18	$742.80	$2,672.98
67	01-ene-22	$109,490.36	$1,943.04	$729.94	$2,672.98
68	01-feb-22	$107,547.32	$1,956.00	$716.98	$2,672.98
69	01-mar-22	$105,591.32	$1,969.04	$703.94	$2,672.98
70	01-abr-22	$103,622.28	$1,982.16	$690.82	$2,672.98
71	01-may-22	$101,640.12	$1,995.38	$677.60	$2,672.98
72	01-jun-22	$99,644.74	$2,008.68	$664.30	$2,672.98
73	01-jul-22	$97,636.06	$2,022.07	$650.91	$2,672.98
74	01-ago-22	$95,613.98	$2,035.55	$637.43	$2,672.98
75	01-sep-22	$93,578.43	$2,049.12	$623.86	$2,672.98
76	01-oct-22	$91,529.31	$2,062.78	$610.20	$2,672.98
77	01-nov-22	$89,466.52	$2,076.54	$596.44	$2,672.98
78	01-dic-22	$87,389.99	$2,090.38	$582.60	$2,672.98
79	01-ene-23	$85,299.61	$2,104.32	$568.66	$2,672.98
80	01-feb-23	$83,195.29	$2,118.34	$554.64	$2,672.98
81	01-mar-23	$81,076.95	$2,132.47	$540.51	$2,672.98
82	01-abr-23	$78,944.48	$2,146.68	$526.30	$2,672.98
83	01-may-23	$76,797.80	$2,160.99	$511.99	$2,672.98
84	01-jun-23	$74,636.80	$2,175.40	$497.58	$2,672.98
85	01-jul-23	$72,461.40	$2,189.90	$483.08	$2,672.98
86	01-ago-23	$70,271.50	$2,204.50	$468.48	$2,672.98
87	01-sep-23	$68,066.99	$2,219.20	$453.78	$2,672.98
88	01-oct-23	$65,847.79	$2,233.99	$438.99	$2,672.98
89	01-nov-23	$63,613.80	$2,248.89	$424.09	$2,672.98
90	01-dic-23	$61,364.91	$2,263.88	$409.10	$2,672.98
91	01-ene-24	$59,101.03	$2,278.97	$394.01	$2,672.98
92	01-feb-24	$56,822.06	$2,294.17	$378.81	$2,672.98
93	01-mar-24	$54,527.89	$2,309.46	$363.52	$2,672.98
94	01-abr-24	$52,218.43	$2,324.86	$348.12	$2,672.98
95	01-may-24	$49,893.58	$2,340.36	$332.62	$2,672.98
96	01-jun-24	$47,553.22	$2,355.96	$317.02	$2,672.98
97	01-jul-24	$45,197.26	$2,371.66	$301.32	$2,672.98
98	01-ago-24	$42,825.60	$2,387.48	$285.50	$2,672.98
99	01-sep-24	$40,438.12	$2,403.39	$269.59	$2,672.98
100	01-oct-24	$38,034.73	$2,419.41	$253.56	$2,672.98
101	01-nov-24	$35,615.32	$2,435.54	$237.44	$2,672.98
102	01-dic-24	$33,179.77	$2,451.78	$221.20	$2,672.98

103	01-ene-25	$30,727.99	$2,468.13	$204.85	$2,672.98
104	01-feb-25	$28,259.86	$2,484.58	$188.40	$2,672.98
105	01-mar-25	$25,775.28	$2,501.14	$171.84	$2,672.98
106	01-abr-25	$23,274.14	$2,517.82	$155.16	$2,672.98
107	01-may-25	$20,756.32	$2,534.60	$138.38	$2,672.98
108	01-jun-25	$18,221.72	$2,551.50	$121.48	$2,672.98
109	01-iul-25	$15,670.21	$2,568.51	$104.47	$2,672.98
110	01-ago-25	$13,101.70	$2,585.63	$87.34	$2,672.98
111	01-sep-25	$10,516.07	$2,602.87	$70.11	$2,672.98
112	01-oct-25	$7,913.20	$2,620.22	$52.75	$2,672.98
113	01-nov-25	$5,292.97	$2,637.69	$35.29	$2,672.98
114	01-dic-25	$2,655.28	$2,655.28	$17.70	$2,672.98
			$212,964.00	$91,755.68

*VAT not included

Note: Monthly payments to be performed in advanced along with the base rent during the first days of each month. VAT subject to change due to federal government policies

A/C IN MODULE B OF DUNA BUILDING

PART	DESCRIPTION	unit	QUANTITY	AMOUNT
1.	EQUIPMENT
1.1	Air conditioning package unit, TRANE Brand, 25.00 Tons. Capacity, 460/3/60, R-410a. Mod. TSD300F4ROAOOOO.	PCS	6	$80,796
2.	ELECTROMECHANICAL INSTALLATIONS
2.1	Material & Labor for package units installation, including:
	* Metalic structural secondary reinforcement.
	* Roof Curb Base on Cover
	* Sicafíex based sealings
	* Main ducts installation.
	* Thermostats. Model: PRO 5000, 2 stations
	* Electrical connections (1.00 Mt. distance).
	* Water drains for condensation, to nearest downspout
	* Internal & external flashings.
	* Perforation on sheet cover and glass fiber pad	LOT	6	$14,700
3.	INTERNAL AIR DISTRIBUTION
3.1	Rigid ducts for supply & return air, ducts connection to units "fiber glass insulation with kraft paper & aluminum foil", hanging based endless rod and galvanized unistrut	LOT	6	$8,700
3.2	Bernner inflatable duct, class 12,000, fire retardant & explosion resistance, including hanging & supports accessories, 30" Dia. X 141' Feet Long	LOT	6	$11,799
3.3	Metal air Return air 40" x 20", Brand: Tru Aire, Model: 290.	PCS	18	$4,050
3.4	Electrical Items Electric Feeder per Equipment is 3,500 dlls			21,000
SUBTOTAL				US $ 141,045

Note:

Price does not include VAT.

Completion Time: 8 weeks

Warranty: One Year on Materials & Labor.

A/C COMPLEMENTARlO DEL MODULO 1 DE SUNBANK

PART	DESCRIPTION	UNIT	QUANTITY	AMOUNT
1.	EQUIPMENT
1.1	Air conditioning package unit, TRANE Brand, 25.00 Tons. Capacity, 460/3/60, R-410a. Mod. TSD300F4R0A0000.	PCS	3	$40,398
2.	ELECTROMECHANICAL INSTALLATIONS
2.1	Material & Labor for package units installation, including:
	* Metalic structural secondary reinforcement.
	* Roof Curb Base on Cover
	* Sicafíex based sea lings
	* Main ducts installation.
	* Thermostats. Model: PRO 5000, 2 stations
	* Electrical connections (1.00 Mt. distance).
	* Water drains for condensation, to nearest downspout
	* Internal & external flashings.
	* Perforation on sheet cover and glass fiber pad	LOT	3	$7,350
3.	INTERNAL AIR DISTRIBUTION
3.1	Rigid ducts for supply & return air, ducts connection to units "fiber glass insulation with kraft paper & aluminum foil", hanging based endless rod and galvanized unistrut	LOT	3	$4,350
3.2	Bernner inflatable duct, class 12,000, fire retardant & explosion resistance, including hanging & supports accessories, 30" Dia. X 141’ Feet Long	LOT	3	$7,296
3.3	Metal air Return air 40" x 20", Brand: Tru Aire, Model: 290.	PCS	9	$2,025
3.4	Electrical Items Electric Feeder per Equipment is 3,500 dlls			10,500
TOTAL				US $ 71,919

Note:

Price does not include VAT.

Completion Time: 6 weeks

Warranty: One Year on Materials & Labor.

TERCER CONVENIO MODIFICATORIO al Contrato de Arrendamiento que celebran por una parte INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., de aqui en adelante descrito como el "ARRENDADOR", representado por el Sr. Eduardo Mendoza Larios, y SUNBANK DE MEXICO, S. DE R.L. DE C.V., de aqui en adelante referido como el "ARRENDATARIO", representado por su representante legal, Sr. Frederic Bertrand Joseph Bodin, en los términos de las siguientes declaraciones y cláusulas:

DECLARACIONES:

Las partes declaran:

I.Que el ARRENDADOR y el ARRENDATARIO celebraron un Contrato de Arrendamiento fechado el 1 de  Septiembre  del 2015 (en lo sucesivo el "Contrato de Arrendamiento"), en el cual el ARRENDADOR arrendó al ARRENDATARIO la Propiedad  Arrendada,  según  se  define  en  el Contrato de Arrendamiento. Los términos definidos en el Contrato de Arrendamiento tendrán el mismo significado en el presente convenio.

II.Que con fecha 19 de septiembre de 2015, celebraron  el  Primer Convenio Modificatorio al Contrato de Arrendamiento a través del cual se añadió  el  domicilio  y  clave  catastral  de  la Propiedad Arrendada, y el Anexo "F" y la cuota de mantenimiento fueron modificados.

III.Que en fecha 14 de abril de 2016, celebraron un Segundo Convenio Modificatorio al Contrato de Arrendamiento a través del cual se agregaron mejoras  adicionales  solicitadas  por  el ARRENDATARIO, con un costo por el Modulo 1, por la cantidad de US$71,919.00 dólares, más IVA  y por  el Modulo 2, la cantidad de US$141,045.00 dólares, más IVA.

IV.Que es  su  voluntad  celebrar este  Tercer Convenio  Modificatorio  al  Contrato  de Arrendamiento  con  el  objeto  de  agregar  la siguiente Mejora: (i) Instalaciones Eléctricas para transformador del Modulo 2, de conformidad a lo establecido en el "ANEXO A" que se agrega al presente instrumento legal.

V.Que mutuamente tienen reconocida la personalidad  en  los términos del  Contrato de Arrendamiento que es materia de modificación.

VII. Que conocen el alcance de las modificaciones al Contrato de Arrendamiento y ambas tienen la capacidad juridica para cumplir con ellas, por lo que no tienen inconveniente en suscribir el

THIRD ADDENDUM to the Lease Agreement entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., hereinafter referred to as "LESSOR", represented by Mr. Eduardo Mendoza Larios, and SUNBANK DE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as "LESSEE", represented by its legal representative, Mr. Frederic Bertrand Joseph Bodin, pursuant to the following recitals and clauses:

RECITALS:

The parties declare:

I.That LESSOR and the LESSEE have entered into a Lease Agreement dated September 1, 2015, (hereinafter referred to as the "Lease Agreement"),  whereby  LESSOR  leased  to LESSEE the Leased Property, as such term is defined in the Lease Agreement. The defined terms of the Lease Agreement shall have the same meaning in this addendum.

II.That on September 19th, 2015, the parties executed a First Addendum where the address and cadastral number of the Leased Property were added, and Exhibit "F" and the maintenance fee were modified.

III.That on April 14th, 2016, the parties executed a  Second  Addendum  where  certain improvements were added  as requested  by LESSEE, with a cost for Module 1, the amount of US$71,919.00 dollars, plus value added tax; and  for  Module  2, the  amount  of US$141,045.00 dollars plus value added tax.

IV.That is their intention to enter into this Third Addendum to the Lease Agreement with the objective of adding an Additional Improvement consisting of: (i) Electrical  Installations  for Transformer in Module 2, according to "EXHIBIT A", attached to this legal instrument.

V.That each other have recognized their legal representation in the  terms  of  the  Lease Agreement that is amended under the terms set forth herein.

VII. They understand the scope of the amendments to the Lease Agreement and both parties have the legal capacity to perform them, so they have no impediment in executing this presente convenio.

En consideración de lo anterior, las partes acuerdan las siguientes:

C L A U S U L A S:

PRIMERA. MEJORAS A LA PROPIEDAD ARRENDADA. El ARRENDADOR, a solicitud del ARRENDATARIO ejecutará e instalará una serie de mejoras en la Propiedad Arrendada que formarán parte de las Mejoras Adicionales del ARRENDADOR, mismas que consisten en: (i) Instalaciones Eléctricas para Transformador en el Modulo 2, de conformidad a lo establecido en el "ANEXO A", que se agrega al presente instrumento legal.

SEGUNDA. AMORTIZACIÓN DEL COSTO DE LAS MEJORAS ADICIONALES DEL ARRENDADOR.

El costo de las Mejoras Adicionales del ARRENDADOR solicitadas por el ARRENDATARIO es el siguiente: (i) la cantidad de US$65,395.00 dólares (Sesenta y cinco mil trescientos noventa y cinco dólares 00/100 moneda de curso legal en los Estados Unidos de América) mas el impuesto al valor agregado, cuyo pago será a través de 114 (ciento catorce) amortizaciones mensuales de Renta Adicional, según describe en el "Anexo B" del presente Tercer Convenio Modificatorio.

Consecuentemente, a partir del 1 de Julio de 2016, el ARRENDATARIO deberá pagar al ARRENDADOR (mejoras) mensualmente como Renta Adicional la cantidad de US$ 820.79 dólares (ochocientos veinte dólares 79/100 moneda de curso legal en los Estados Unidos de América), más el Impuesto al Valor Agregado que resulte aplicable al momento de pago. Esta cantidad se agregará a la cantidad de US$2,672.98 dólares (Dos mil seiscientos setenta y dos dolares 98/100 moneda de curso legal en los Estados Unidos de América), más el Impuesto al Valor Agregado que resulte aplicable al momento de pago que por concepto de Renta Adicional (mejoras) de acuerdo a lo estipulado en el Segundo Convenio Modificatorio, "Anexo C"; asl como la cantidad de US$8,226.62 (ocho mil doscientos veintiséis dólares 62/100 moneda de curso legal en los Estados Unidos de América) mas el Impuesto al Valor Agregado por las Renta Adicional de las mejoras estipuladas en el Contrato de Arrendamiento e identificado como "Anexo F".

La Renta Adicional deberá ser pagada junto con la Renta Base y la Cuota de Mantenimiento, segun se

Agreement.

Pursuant to the above the parties agree to the following:

C L A U S E S:

FIRST. IMPROVEMENTS TO THE LEASED PROPERTY. LESSOR, at LESSEE's request, will execute and install a series of improvements in the Leased Property that will form part of LESSOR's Additional Improvements, consisting of: (i) Electrical Installations for transformer in Module 2, as detailed in "Exhibit A", of this Legal Instrument.

SECOND. AMORTIZATION OF THE COST OF LESSOR'S ADDITIONAL IMPROVEMENTS.

The cost of LESSOR's Additional Improvements requested by LESSEE is the following: (i) the amount of. US$65,395.00 Dollars (Sixty five thousand three hundred ninety five dollars 00/100 legal currency of the United States of America) plus the value added tax, which shall be paid in 114 (one hundred and fourteen) monthly installments of Additional Rent, as itemized in "Exhibit B" of this Tercer Addendum.

Consequently, as of July 1st, 2016, LESSEE shall pay to LESSOR Additional Rent (improvements) in the amount of US$ 820.79 dollars (eight hundred and twenty 79//100, Legal Currency of the United States of America) plus the corresponding Value Added Tax at the moment of payment. This amount will be added to the amount of US$2,672.98 dollars (Two thousand six hundred and seventy two dollars 98/100, Legal Currency of the United States of America) plus the corresponding Value Added Tax at the moment of payment for the Additional Rent (improvernents) according to what is stated in the Second Addendum "Exhibit C"; as well as the amount of US$8,226.62 (eight thousand two hundred and twenty six Dollars 62/100 legal currency of the United States of America) plus value added tax for the Additional Rent (improvements) stated in the Lease Agreement and detailed in "Exhibit F".

Additional Rent shall be paid along with the Base Rent and the Maintenance Fee, as such terms definen en el Contrato de Arrendamiento, dentro de los primeros diez (10) dias de cada mes de calendario, y serán sujetas a las penalidades por pago tardío establecidas en el Contrato de Arrendamiento.

TERCERA: En caso de terminación anticipada del Contrato de Arrendamiento, el Arrendatario deberá pagar junto con el resto de las cantidades adeudadas conforme al Contrato de Arrendamiento, el saldo de la Renta Adicional pendiente de pago a la fecha de terminación, en los términos establecidos en el Contrato de Arrendamiento.

CUARTA. La Garantia descrita en la Cláusula XXVI párrafo N del Contrato de Arrendamiento se mantiene vigente y efectiva, y es aplicable y extensiva al Contrato de Arrendamiento, mismo que ha sido modificado por este Tercer Convenio Modificatorio.

QUINTA: Todos los otros términos y condiciones del Contrato de Arrendamiento se mantendrán y continuarán vigentes y válidos. De conformidad con lo anterior, las partes aquí acuerdan que este Tercer Convenio Modificatorio modifica únicamente los derechos y obligaciones aquí descritos y que todos las demás derechos y obligaciones se mantienen vigentes y sin cambios, por lo que en este instrumento no existe novación. El Contrato de Arrendamiento regula cualquier cuestión relativa al arrendamiento que no se encuentren especificamente modificadas en el presente.

SEXTA: Este documento y el Contrato de Arrendamiento forman parte del mismo como un solo documento, conteniendo estos las condiciones y promesas realizados entre las partes, y no deberán ser modificados verbalmente o de ninguna otra manera más que en un convenio por escrito firmado por los representantes autorizados de las partes.

SÉPTIMA: Este Tercer Convenio Modificatorio se firma en español e ingles. En caso de que resultare alguna inconsistencia con respecto a su interpretación, la versión en español prevalecerá.

OCTAVA: Las partes aquí acuerdan que todo lo relativo a la interpretación y cumplimiento de este Tercer Convenio Modificatorio y del Contrato de Arrendamiento se somete expresamente a la ley y a la jurisdicción de los Juzgados Civiles de la Ciudad de Tijuana, Baja California, renunciando expresamente a cualquier otra jurisdicción que pudiera ser aplicable por razón del domicilio presente o futuro, o cualquier otra razón.

EN VIRTUD DE LO ANTERIOR, este documento

are defined in the Lease Agreement, within the first ten (10) days of each calendar month, and will be subject to the late payment penalties established in the Lease Agreement.

THIRD: In the event of early termination of the Lease Agreement, LESSEE shall pay together with any other amounts due under the Lease Agreement, the balance of any Additional Rent that may be pending on the date of termination, under the terms set forth in the Lease Agreement.

FOURTH. The Guaranty described in Clause XXVI paragraph N of the Lease Agreement remains in full force and effect, and applies and extends to the Lease Agreement as amended by this Third Addendum.

FIFTH: All other terms and conditions of the Lease Agreement will remain and continue in full force and effect. Pursuant to foregoing, the parties hereby agree that this Third Addendum modifies only the rights and obligations herein described, and all other rights and obligations remain valid and unchanged; therefore, this document does not cause a novation. The Lease Agreement shall govern any matter related to the lease which is expressly modified herein.

SIXTH: This document forms a part of the Lease Agreement as one sole document; they all contain the conditions and promises made between the parties and may not be modified orally or in any manner, other than by a written agreement signed by the authorized representatives of the parties.

SEVENTH: This Third Addendum is executed in Spanish and English. In the event there is any inconsistency with respect to its interpretation, the Spanish version shall prevail.

EIGHTH. The parties hereunder agree that everything related to  the  interpretation and performance of this Third Addendum and the n Lease Agreement is expressly submitted to the law and the jurisdiction of the Civil Courts of the City of Tijuana, State of Baja California, expressly waiving  any other jurisdiction which  may be applicable by reason of their present or future domiciles, or any other reason.

IN WITNESS WHEREOF this document is signed

es firmado por triplicado en la Ciudad de Tijuana, Baja California, el día 23 de Mayo de 2016.

EL ARRENDADOR:

INDUSTRIAS ASOCIADAS

MAQUILADORAS, S.A. DE C.V.

C.P. Eduardo Mendoza Larios

Representante Legal

EL ARRENDATARIO:

SUNBANK DE MEXICO, S. DE R.L. DE C.V.

Sr. Frederic Bertrand Joseph Bodin

Representante Legal

TESTIGO:

in triplicate in this City of Tijuana, Baja California, on this May 23rd, 2016.

LESSOR:

INDUSTRIAS ASOCIADAS

MAQUILADORAS, S.A. DE C.V.

C.P. Eduardo Mendoza Larios

Legal Representative

LESSEE:

SUNBANK DE MEXICO, S. DE R.L. DE C.V.

Mr. Frederic Bertrand Joseph Bodin

Legal Representative

WITNESS:

INSTALACIONES ELECTRICAS PARA TRANSFORMADOR DEL MODULO 2

ITEM	DESCRIPTION	UNIT	QUANTITY	AMOUNT
1.	Suministro de materiales y mano de obra para realizar instalación de subestación eléctrica de 1000 KVA 13,200-480/277 volts tipo pedestal. Incluye:	LOTE	1	$ 19,800
*

-Instalacón de poste de concrete de 12 metros para transición aéreo subterránea.

-Instalación de interruptor tripolar en aire Inertia para 15 KV.

-Instalación de cuchillas portafusibles de 100 amperes, fusibles de listón de 60 amperes y apartarrayos.

-Instalación de aisladores de suspensión, crucetas metálicas, herrajes y accesorios de fijacón y conexión.

-Instalación de circuito alimentador en media tensión con cables de potencia XLP, 15 KV.

-Instalación de 3 mufas contráctiles en frío para cable de potencia.

-Instalación de 3 terminales tipo codo para cable de potencia.

-Instalación de 3 adaptadores de tierra para cable de potencia.

-Instalación de 3 boquillas tipo inserto para 15 KV en transformador.

-Instalación de transformador trifásico tipo pedestal de 1000 KVA, 13200-480/277 volts (Suministrado por Esterline).

-Suministro de brocal y tapa para registro.

-Instalación de red de tierras.

2.	Suministro de materiales y mano de obra para realizar instalación de base de medición M-10, trifásica, 220/127 volts, Incluye:	LOTE	1	$13,970
*

-Elaboración de zanja en tierra para introducir canalización subterránea desde transformador.

-Instalación de canalización a base de tubería PVC.

-Instalación de gabinete metálico M-10, autosoportado.

-Instalación y conexion de base de medición de 13 navajas con espacio para block de pruebas.

-Instalación y conexión de block de pruebas.

-Instalación de cableado de alimentador desde transformador hasta interrupter principal para una capacidad de 1200 amperes.

-Conexion a red de tierras.

3	Suministro de materiales y mano de obra para la instalación de tablero de distribución autosoportado con interruptor principal de 1200 amperes, 480/277 volts, en área de almacén. Incluye:	LOTE	1	$16,148
*

-Instalación de canalización metálica para interconectar tablero autosoportado con gabinete de base de medición.

-Instalación de tablero autosoportado de distribución tipo combo con interruptor principal de 1200 amperes con protección de falla a tierra y sección de distribución tipo I-Line, marca Square D.

4	Elaboración de proyecto eléctrico de subestación, suministro de certificado de verificación (UVIE) en media tensión y elaboración de tramites ante CFE para contratación de energía.	LOTE	1	$6,490
5	Suministro de materiales y mano de obra para elaboración obra civil, Incluye :	LOTE	1	$8,987

-Construcción de registro con muros de block.

-Afine y compactación de plataforma.

-Colado de plataforma de 15 cms de espesor.

-Base de concreto para transformador y canaleta contra derrames de aceite y tapaderas metalicas.

-Excavaciones en tierra, demolición de banqueta de concreto y perforación en muro de concreto.

	SUBTOTAL			$65,395

Nota:

*	No incluye IVA
*	Precios en Dólares
*	Tiempo de entrega de tablero e interruptores: Inmediato, salvo previa venta.
*	Precios sujeto a cambios sin previo aviso.
*	No se incluye suministro de transformador de 1,000 KVAS
*	Se requiere que el transformador suministrado por el cliente contenga reporte de pruebas solicitado por CFE
*	No se incluye pagos a CFE o ningún tipo de derechos a esta dependencia.
*	No se incluye certificado de verificación (UVIE) para instalaciones eléctricas de maquinaria de producción.
*	Trabajos adicionales se cobran por separado.

EXHIBIT "B"

ADDITIONAL IMPROVEMENTS

1	Electric Installations for Transformer in Module 2	$ 65,395
	Subtotal	$ 65,395
*VAT not included

Value:	$65,395.00	i:	0.0222%
Rate	8.0000%	n:	114
Term	9.5	(i * t):	0.667%
t:	30	(l+(i * t))^n:	2.132890005
Rent Commencement	July 2016	Factor:	0.531152569
		Payment	$820.79
*VAT not included

Monthly Payment*	Date	Balance	Payment to Capital	Interest	Total Payment
1	01-jul-16	$65,395.00	$384.83	$435.97	$820.79
2	01-ago-16	$65,010.17	$387.39	$433.40	$820.79
3	01-sep-16	$64,622.78	$389.98	$430.82	S820.79
4	01-oct-16	$64,232 81	$392.57	$428.22	$820.79
5	01-nov-16	$63,840.23	$395.19	$425.60	$820.79
6	01-dic-16	$63,445.04	$397 83	$422 97	$820.79
7	01-ene-17	$63,047.21	$400.48	$420.31	$820.79
8	01-feb-17	$62,646.73	$403.15	$417.64	$820.79
9	01-mar-17	$62,243.58	$405.84	$414.96	$820.79
10	01-abr-17	$61,837.75	$408.54	$412.25	$820.79
11	01-may-17	$61,429.21	$411.27	$409.53	$820.79
12	01-jun-17	$61,017.94	$414.01	$406.79	$820.79
13	01-jul-17	$60,603.93	$416.77	$404.03	$820.79
14	01-ago-17	$60,187.16	$419.55	$401.25	$820.79
15	01-sep-17	$59,767.62	$422.34	$398.45	$820.79
16	01-oct-17	$59,345.28	$425.16	$395.64	$820.79
17	01-nov-l7	$58,920.12	$427.99	$392.80	$820.79
18	01-dic-17	$58,492.12	$430.85	$389.95	$820.79
19	01-ene-18	$58,061.28	$433.72	$387.08	$820.79
20	01-feb-18	$57,627.56	$436.61	$384.18	$820.79
21	01-mar-18	$57,190.95	$439.52	$381.27	$820.79
22	01-abr-18	$56,751.43	$442.45	$378.34	$820.79
23	01-may-18	$56,308.98	$445.40	$375.39	$820.79
24	01-jun-18	$55,863.58	$448.37	$372.42	$820.79
25	01-jul-18	$55,415.21	$451.36	$369.43	$820.79
26	01-ago-18	$54,963.85	$454.37	$366.43	$820.79
27	01-sep-18	$54,509 48	$457.40	$363.40	$820.79
28	01-oct-18	$54,052.08	$460.45	$360.35	$820.79
29	01-nov-18	$53,591.64	$463.52	$357.28	$820.79
30	01-dic-18	$53,128.12	$466.61	$354.19	$820.79
31	01-ene-19	$52,661.52	$469.72	$351.08	$820.79
32	01-feb-19	$52,191.80	$472.85	$347.95	$820.79
33	01-mar-19	$51,718.95	$476.00	$344.79	$820.79
34	01-abr-19	$51,242.95	$479.17	$341.62	$820.79
35	01-may-19	$50,763.78	$482.37	$338.43	$820.79
36	01-iun-19	$50,281.41	$485.58	$335.21	$820.79

37	01-jul-19	$49,795.82	$488.82	$331.97	$820.79
38	01-ago-19	$49,307.00	$492.08	$328.71	$820.79
39	01-sep-19	$48,814.92	$495.36	$325.43	$820.79
40	01-oct-19	$48,319.56	$498.66	$322.13	$820.79
41	01-nov-19	$47,820.90	$501.99	$318.81	$820.79
42	01-dic-19	$47,318.91	$505.33	$315.46	$820.79
43	01-ene-20	$46,813.57	$508,70	$312.09	$820.79
44	01-feb-20	$46,304.87	$512.09	$308.70	$820.79
45	01-mar-20	$45,792.78	$515.51	$305.29	$820.79
46	01-abr-20	$45,277.27	$518.95	$301.85	$820.79
47	01-may-20	$44,758.32	$522.40	$298.39	$820.79
48	01-iun-20	$44,235.92	$525.89	$294.91	$820.79
49	01-jul-20	$43,710.03	$529.39	$291.40	$820.79
50	01-ago-20	$43,180.64	$532.92	$287.87	$820.79
51	01-sep-20	$42,647.71	$536.48	$284.32	$820.79
52	01-oct-20	$42,111.24	$540.05	$280.74	$820.79
53	01-nov-20	341,571.19	$543.65	$277.14	$820.79
54	01-dic-20	$41,027.53	$547.28	$273.52	$820.79
55	01-ene-21	$40,480.26	$550.93	$269.87	$820.79
56	01-feb-21	$39,929.33	$554.60	$266.20	$820.79
57	01-mar-21	$39,374.73	$558.30	$262.50	$820,79
58	01-abr-21	$38,816.44	$562.02	$258.78	$820.79
59	01-mar-21	$38,254.42	$565.76	$255.03	$820.79
60	01-jun-21	$37,688.66	$569.54	$251.26	$820,79
61	01-jul-21	$37,119.12	$573.33	$247.46	$820.79
62	01-ago-21	$36,545.79	$577.16	$243.64	$820.79
63	01-sep-21	$35,968.63	$581.00	$239.79	$820.79
64	01-oct-21	$35,387.63	$584.88	$235.92	$820.79
65	01-nov-21	$34,802.75	$588.78	$232.02	$820.79
66	01-dic-21	$34,213.98	$592.70	$228.09	$820.79
67	01-ene-22	$33,621.28	$596.65	$224.14	$820.79
68	01-feb-22	$33,024.63	$600.63	$220.16	$820.79
69	01-mar-22	$32,424.00	$604.63	$216.16	$820.79
70	01-abr-22	$31,819.36	$608.66	$212.13	$820.79
71	01-may-22	$31,210.70	$612.72	$208.07	$820.79
72	01-jun-22	$30,597.98	$616.81	$203.99	S820.79
73	01-jul-22	$29,981.17	$620.92	$199.87	$820.79
74	01-ago-22	$29,360.25	$625.06	$195.74	$820.79
75	01-sep-22	$28,735.19	$629.23	$191.57	$820.79
76	01-oct-22	$28,105.97	$633.42	$187.37	$820.79
77	01-nov-22	$27,472.55	$637.64	$183.15	$820.79
78	01-dic-22	$26,834.90	$641.89	$178.90	$820.79
79	01-ene-23	$26,193.01	$646.17	$174.62	$820.79
80	01-feb-23	$25,546.83	$650.48	$170.31	$820.79
81	01-mar-23	$24,896.35	$654.82	$165.98	$820.79
82	01-abr-23	$24,241.53	$659.18	$161.61	$820.79
83	01-may-23	$23,582.35	$663.58	$157.22	$820.79
84	01-jun-23	$22,918.77	$668.00	$152.79	$820.79
85	01-jul-23	$22,250.77	$672.46	$148.34	$820.79
86	01-ago-23	$21,578.32	$676.94	$143.86	$820.79
87	01-sep-23	$20,901.38	$681.45	$139.34	$820.79
88	01-oct-23	$20,219.93	$685.99	$134.80	$820.79
89	01-nov-23	$19,533.93	$690.57	$130.23	$820.79
90	01-dic-23	£18,843.37	$695.17	$125.62	$820.79
91	01-ene-24	$18,148.19	$699.81	$120.99	$820.79
92	01-feb-24	$17,448.39	$704.47	$116.32	$820.79
93	01-mar-24	$16,743.92	$709.17	$111.63	$820.79
94	01-abr-24	$16,034.75	$713,90	$106.90	$820.79
95	01-may-24	$15,320.85	$718.65	$102.14	$820.79
96	01-jun-24	$14,602.20	$723.45	$97.35	$820.79
97	01-jul-24	$13,878.75	$728.27	$92.53	$820.79
98	01-ago-24	$13,150.49	$733.12	$87.67	$820.79
99	01-sep-24	$12,417.36	$738.01	$82.78	$820.79
100	01-oct-24	$11.679.35	$742.93	$77.86	$820.79
101	01-nov-24	$10,936,42	$747.88	$72.91	$820.79
102	01-dic-24	$10,188,54	$752.87	$67.92	$820.79
103	01-ene-25	$9,435.66	$757.89	$62.90	$820.79
104	01-feb-25	$8,677.78	$762.94	$57.85	$820.79

105	01-mar-25	$7,914.83	$768.03	$52.77	$820.79
106	01-abr-25	$7,146.81	$773.15	$47.65	$820.79
107	01-may-25	$6,373.66	$778.30	$42.49	$820.79
108	01-jun-25	$5,595.35	$783.49	$37.30	$820.79
109	01-jul-25	$4,811.86	$788.71	$32.08	$820.79
110	01-ago-25	$4,023.15	$793.97	$26.82	$820.79
111	01-sep-25	$3,229.18	$799.27	$21.53	$820.79
112	01-oct-25	$2,429.91	$804.59	$16.20	$820.79
113	01-nov-25	$1,625.32	$809.96	$10.84	$820.79
114	01-dic-25	$815.36	$815.36	$5.44	$820.79
			$65,395.00	$28,175.48

*VAT not included

Note: Monthly payments to be performed in advanced along with the base rent during the first days of each month .VAT subject to change due to federal government policies